UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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[ ]	Soliciting Material Pursuant to §240.14a-12

Fulton Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 4887
One Penn Square
Lancaster, Pennsylvania 17604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD

TUESDAY, MAY 21, 2019 AT 10:00 A.M.

TO THE SHAREHOLDERS OF FULTON FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of the shareholders of FULTON FINANCIAL CORPORATION (“Fulton”) will be held on Tuesday, May 21, 2019, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania, for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. The election of fourteen (14) director nominees to serve for one-year terms;

2.	DIRECTOR COMPENSATION PLAN. A resolution to approve the Amended and Restated Directors’ Equity Participation Plan;

3.	EXECUTIVE COMPENSATION PROPOSAL. A non-binding say on pay (“Say-on-Pay”) resolution to approve the compensation of the named executive officers for 2018;

4.	RATIFICATION OF INDEPENDENT AUDITOR. The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2019; and

5.	OTHER BUSINESS. Such other business as may properly be brought before the meeting and any adjournments thereof.

Only those shareholders of record at the close of business on February 28, 2019, shall be entitled to be given notice of, to attend and to vote at the Annual Meeting. Please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or, alternatively, if you received paper copies of the Proxy Statement and proxy card, to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. Shareholders attending the Annual Meeting in person may vote in person, even if they have previously voted by proxy.

Voting via the Internet or by telephone is fast and convenient, and your vote is immediately tabulated and confirmed. Your Proxy is revocable and may be withdrawn at any time before it is voted at the meeting. You are cordially invited to attend the Annual Meeting. If you plan on attending, please RSVP that you will attend by returning the Annual Meeting Reservation Form enclosed or print and return the form posted at www.proxyvote.com.

A copy of Fulton’s Annual Report on Form 10-K accompanies this Proxy Statement.

Sincerely, Daniel R. Stolzer Corporate Secretary

Enclosures

April 2, 2019

[This Page Intentionally Left Blank]

PROXY STATEMENT

Dated and To Be Mailed on or about: April 2, 2019

P.O. Box 4887, One Penn Square
Lancaster, Pennsylvania 17604
(717) 291-2411

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2019 AT 10:00 A.M.

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INFORMATION CONCERNING EXECUTIVE COMPENSATION	34
Compensation Discussion and Analysis	34

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ANNUAL MEETING SUMMARY

The Annual Meeting of the shareholders of Fulton (the “Annual Meeting”) will be held on Tuesday, May 21, 2019, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. The Board of Directors has approved an agenda for the Annual Meeting consisting of four proposals, as described in the meeting notice and in more detail in this document, and such other business as may be properly brought before the Annual Meeting.
Proposal One (Page 9) The election of the fourteen (14) director nominees identified in this Proxy Statement.		Proposal Two (Page_29) The approval of the Amended and Restated Directors’ Equity Participation Plan.
Proposal Three (Page 64) The approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2018.		Proposal Four (Page 66) The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2019.
The Board of Directors recommends that shareholders vote FOR the election of each of the fourteen (14) director nominees identified in this Proxy Statement, FOR the approval of the Amended and Restated Directors’ Equity Participation Plan, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2018, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2019.
You can vote your shares via the Internet by visiting www.proxyvote.com and entering your control number.	You can vote your shares by telephone by calling 1-800-690-6903 and using your control number.	If you received a paper copy of the Proxy Statement, you can vote your shares by signing and returning your proxy card by U.S. mail.	You can vote in person at the Annual Meeting with your proxy card or legal proxy if shares are held in street name. (See Voting Shares Held in Street Name on Page 4 for more information).
If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card and control number in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

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GENERAL INFORMATION

Introduction

Fulton, a Pennsylvania business corporation and registered financial holding company, was organized pursuant to a plan of reorganization adopted by Fulton Bank and implemented on June 30, 1982. On that date, Fulton Bank became a wholly owned subsidiary of Fulton, and the shareholders of Fulton Bank became shareholders of Fulton. Since that time, Fulton has acquired other banks (some of which have since been merged together), Fulton Bank adopted a national charter, and today Fulton owns the following community banks: Fulton Bank, N.A., Fulton Bank of New Jersey, Lafayette Ambassador Bank and The Columbia Bank.

In addition, Fulton has several other direct subsidiaries, including: Fulton Insurance Services Group, Inc. (which engages in the sale of various life insurance products); Fulton Financial Realty Company (which owns or leases certain properties on which branch and operational facilities are located); Central Pennsylvania Financial Corp. (which owns, directly or indirectly, certain limited partnership and limited liability company interests, principally in low- to moderate-income housing developments); and FFC Management, Inc. (which holds certain investment securities and other passive investments).

RSVP, Date, Time and Place of Meeting

The Annual Meeting will be held on Tuesday, May 21, 2019, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania.

You are cordially invited to attend the Annual Meeting. In order for Fulton to plan and prepare for the proper number of shareholders, if you plan on attending, please RSVP and confirm that you will attend by completing and returning the Annual Meeting Reservation Form enclosed. If you received a Notice of Internet Availability of Proxy Materials, or if you requested proxy materials by email, please print and return the Annual Meeting Reservation Form posted at www.proxyvote.com if you plan to attend the Annual Meeting. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

Shareholders are encouraged to arrive early. Public parking is available in downtown Lancaster. For a list of parking locations, please consult the Lancaster Parking Authority website at www.lancasterparkingauthority.com, or consult the information in the Annual Meeting Invitation and Reservation Form. Each shareholder may be asked to present valid photo identification, such as a driver’s license, and proof of share ownership, as of February 28, 2019, such as a copy of a brokerage statement or a copy of your ballot. Large bags, cameras, cell phones, recording devices and other electronic devices will not be permitted at the Annual Meeting, and individuals not complying with this request are subject to dismissal from the Annual Meeting. In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time, date, or location, Fulton will make an announcement, issue a press release or post information at www.fult.com to notify shareholders, as appropriate. The contents of our website are not incorporated into this Proxy Statement and should not be considered part of this document.

Shareholders Entitled to Vote and Attend Meeting

Attendance at the Annual Meeting will be limited to shareholders of record at the close of business on February 28, 2019 (the “Record Date”), their authorized representatives and guests of Fulton. Only those shareholders of record as of the Record Date shall be entitled to receive notice of, attend and vote at the Annual Meeting.

Purpose of Meeting

Fulton shareholders will be asked to consider and vote upon the following matters at the Annual Meeting: (i) the election of fourteen (14) director nominees to serve for one-year terms; (ii) the approval of the Amended and Restated Directors’ Equity Participation Plan; (iii) the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2018; (iv) the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2019; and (v) such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

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Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Fulton for use at the Annual Meeting to be held at 10:00 a.m. on Tuesday, May 21, 2019, and any adjournments or postponements thereof. Fulton is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by mail, telephone or by electronic communication by Fulton’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Fulton has engaged Equiniti (US) Services LLC to aid in the solicitation of proxies in order to assure a sufficient return of votes on the proposals to be presented at the Annual Meeting. The fee for such services is estimated at $6,000, plus reimbursement for reasonable research, distribution and mailing costs.

Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Fulton will reimburse them for reasonable out-of-pocket expenses incurred by them in connection with such activities.

Revocability and Voting of Proxies

The execution and return of the enclosed proxy card, or voting by another method, will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder may revoke any proxy given pursuant to this solicitation by delivering written notice of revocation to the Corporate Secretary or Assistant Corporate Secretary of Fulton, sending a new proxy card at any time before the shares are voted by the proxy at the Annual Meeting, or by voting by another method at any time before the applicable deadline for voting set forth on the proxy card. Unless revoked, any proxy given pursuant to this solicitation will be voted at the Annual Meeting, including any adjournment or postponement thereof, in accordance with the written instructions of the shareholder giving the proxy. In the absence of specific voting instructions, all proxies will be voted FOR the election of each of the fourteen (14) director nominees identified in this Proxy Statement, FOR the approval of the Amended and Restated Directors’ Equity Participation Plan, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2018, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2019. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the Annual Meeting, any proxy given pursuant to this solicitation will be voted in the discretion of the proxyholders named on the proxy card, as permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you are a registered shareholder of record who holds stock in certificates or book entry with Fulton’s transfer agent and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Shares held for the account of shareholders who participate in the Dividend Reinvestment and Stock Purchase Plan and for the account of employees, and former employees, who participate in the Employee Stock Purchase Plan (the “ESPP”) will be voted in accordance with the instructions of each shareholder as set forth in his or her proxy. If a shareholder who participates in these plans does not return a proxy, the shares held for the shareholder’s account will not be voted.

Shares held for the account of employees, and former employees, of Fulton and its subsidiaries who participate in the Fulton Financial Common Stock Fund of the Fulton Financial Corporation 401(k) Retirement Plan (the “401(k) Plan”), will be voted by Fulton Financial Advisors (“FFA”), a division of Fulton Bank, N.A., as plan trustee (“Plan Trustee”) in accordance with the instructions of each participant as set forth in the proxy card sent to the participant with respect to such shares. To allow sufficient time for the Plan Trustee to vote, participants’ voting instructions must be received by May 16, 2019.

Each participant in the 401(k) Plan (or the beneficiary of a deceased participant) is entitled to direct the Plan Trustee how to vote shares of common stock of Fulton which are allocated to his or her account under the 401(k) Plan on any matter on which other holders of Fulton’s common stock are entitled to vote. If no direction is given, then the 401(k) Plan shares will not be voted by the Plan Trustee. The Plan Trustee has established procedures that are designed to safeguard the confidentiality of information about each 401(k) Plan participant’s purchase, holding, sale and voting of the common stock. If a 401(k) Plan participant has questions about these procedures or concerns about the confidentiality of this information, please contact the Retirement Plan Administrative Committee and direct the inquiry to Fulton Financial Corporation, Attn: RPAC – Benefits, P.O. Box 4887, One Penn Square, Lancaster, PA 17604.

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Voting Shares Held in Street Name

If you hold shares in street name with a bank or broker, it is important that you instruct your bank or broker how to vote your shares if you want your shares to be voted on the election of directors (Proposal 1 of this Proxy Statement), on the approval of the Amended and Restated Directors’ Equity Participation Plan (Proposal 2 of this Proxy Statement), and on the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2018 (Proposal 3 of this Proxy Statement). If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors or any non-routine matters, such as Proposals 2 and 3 of this Proxy Statement, no votes will be cast on your behalf for the election of directors or Proposals 2 and 3. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Fulton’s independent auditor (Proposal 4 of this Proxy Statement) and other matters that your bank or broker considers routine. If you hold shares in street name with a bank or broker and you wish to vote your shares in person at the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker authorizing you to vote the shares at the Annual Meeting.

Voting of Shares and Principal Holders Thereof

At the close of business on the Record Date, Fulton had 169,886,915 shares of common stock outstanding and entitled to vote. There is no other class of capital stock outstanding. As of the Record Date, 3,792,896 shares of Fulton common stock were held by FFA, as the Plan Trustee, or in a fiduciary capacity for fiduciary accounts. The shares held in this manner, in the aggregate, represent approximately 2.23% of the total shares outstanding. Shares that are held in the applicable plan are voted by the beneficiaries. Shares for which FFA serves as a co-fiduciary will be voted by the co-fiduciary, unless the co-fiduciary declines to accept voting responsibility, in which case, FFA will vote to abstain on all proposals. Shares for which FFA serves as sole trustee of a revocable trust, shares for which FFA acts as agent for an investment management account, and shares for which FFA acts as custodian for a custodial account, are voted by the settlor of the revocable trust and the principal of the agency or custodial account unless the governing document provides for FFA to vote the shares, in which case FFA will vote to abstain on all proposals. Shares for which FFA is acting as sole trustee of an irrevocable trust or as guardian of the estate of a minor or an incompetent person are voted by FFA, and in such cases, FFA will vote to abstain on all proposals.

The holders of a majority of the outstanding common stock present in person or by proxy at the Annual Meeting constitute a quorum for the conduct of business. The judge of election will treat shares of Fulton common stock represented by a properly signed and returned proxy which casts a vote on any matter, other than a procedural matter, as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked or designated as casting a vote or abstaining on a particular matter. Likewise, the judge of election will treat shares of common stock represented by broker non-votes as present for purposes of determining a quorum if such shares have been voted on any matter other than a procedural matter.1

Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except for the election of directors, or in cases where the vote of a greater number of shares is required by law or under Fulton’s Articles of Incorporation or Bylaws.

In the case of the election of directors, the fourteen (14) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors for terms of one (1) year. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast is required for approval of the Amended and Restated Directors’ Equity Participation Plan, the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2018 and the ratification of Fulton’s independent auditor.

1 Broker non-votes are shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power to vote such shares on a particular proposal.

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Abstentions and broker non-votes (provided, in the case of broker non-votes, such non-votes represent shares that have been voted on any matter other than a procedural matter) will be counted as shares that are present at the Annual Meeting for determining the presence of a quorum, but will not be counted as votes cast on the election of directors, the approval of the Amended and Restated Directors’ Equity Participation Plan, the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2018, or the ratification of Fulton’s independent auditor. Because abstentions and broker non-votes are not counted as votes cast, they will have no effect on the election of directors, the approval of the Amended and Restated Directors’ Equity Participation Plan, the non-binding Say-on-Pay resolution concerning executive compensation or the ratification of Fulton’s independent auditor.

To the knowledge of Fulton, on the Record Date, no person or entity owned of record, or beneficially, more than 5% of the outstanding common stock of Fulton, except those listed on Page 18 under “Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners.”

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on May 21, 2019

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), Fulton is advising its shareholders that Fulton is furnishing proxy materials (i.e., this Proxy Statement, 2018 Annual Report on Form 10-K and proxy card) to some of Fulton’s shareholders on the Internet at www.proxyvote.com rather than mailing paper copies of the materials to those shareholders. As a result, some shareholders will receive a Notice of Internet Availability of Proxy Materials and other shareholders will receive paper copies of this Proxy Statement, the 2018 Annual Report on Form 10-K and proxy card. The Notice of Internet Availability of Proxy Materials contains instructions on how to access this Proxy Statement, the 2018 Annual Report on Form 10-K and proxy card over the Internet, instructions on how to vote shares, as well as instructions on how to request a paper copy of the proxy materials, if shareholders so desire. Fulton believes electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether shareholders receive the Notice of Internet Availability of Proxy Materials or paper copies of the proxy materials, the Proxy Statement, the 2018 Annual Report on Form 10-K, the proxy card and any amendments to the foregoing materials that are required to be furnished to shareholders, are available for review online at www.proxyvote.com.

This Proxy Statement and our 2018 Annual Report on Form 10-K also are available in the Investor Relations section of Fulton’s website at www.fult.com. Shareholders may access this material by choosing the “Investor Relations” tab at the top of the page, and then “SEC Filings” from the items listed in the Investor Relations section.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the election of each of the fourteen (14) director nominees identified in this Proxy Statement, FOR the approval of the Amended and Restated Directors’ Equity Participation Plan, FOR the approval of the non-binding Say-on-Pay resolution to approve the compensation of the named executive officers for 2018, and FOR the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2019.

Shareholder Proposals

Under SEC rules, shareholder proposals intended to be considered for inclusion in Fulton’s Proxy Statement and form of proxy for the 2020 Annual Meeting must be received at the principal executive offices of Fulton at One Penn Square, Lancaster, Pennsylvania no later than December 4, 2019. In addition, any shareholder proposal not received at Fulton’s principal executive offices by February 17, 2020, which is forty-five (45) calendar days before the one (1) year anniversary of the date Fulton released the previous year’s annual meeting Proxy Statement to shareholders, will be considered untimely and, if presented at the 2019 Annual Meeting, the proxy holders will be able to exercise discretionary authority in voting on any such proposal to the extent authorized by Rule 14a-4(c) under the Exchange Act. All shareholder proposals must comply with Rule 14a-8 under the Exchange Act, as well as Fulton’s Bylaws.

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Generally, under applicable SEC rules, a shareholder may not submit more than one proposal, and the proposal, including any accompanying supporting statement, may not exceed 500 words. In order to be eligible to submit a proposal, a shareholder must have continuously held at least $2,000 in market value of Fulton common stock for at least one year before the date the proposal is submitted. Any shareholder submitting a shareholder proposal to Fulton must also provide Fulton with a written statement verifying ownership of stock and confirming the shareholder’s intention to continue to hold the stock through the date of the 2020 Annual Meeting. The shareholder, or a qualified representative, must attend the 2020 Annual Meeting in person to present the proposal. The shareholder must also continue to hold the applicable amount of Fulton common stock through the date of the 2020 Annual Meeting.

Contacting the Board of Directors

Any shareholder of Fulton who desires to contact the Board of Directors may do so by writing to: Board of Directors, Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. These written communications will be provided to the Chair of the Executive Committee of the Board of Directors who will determine further distribution based on the nature of the information in the communication. For example, communications concerning accounting, internal accounting controls or auditing matters will be shared with the Chair of the Audit Committee of the Board of Directors.

Code of Conduct

Fulton’s Code of Conduct (the “Code of Conduct”) governs the conduct of its directors, officers and employees. Fulton provides the Code of Conduct to each director, officer and employee when starting their position, and they are required to annually acknowledge their review of the Code of Conduct. The last material update of Fulton’s Code of Conduct was in 2016 after a review by the Nominating and Corporate Governance Committee. Fulton’s employees and directors are expected to recognize and avoid conflicts of interest situations in which personal interest or relationships interfere with, might interfere with, or appear to interfere with, their responsibilities to Fulton. A current copy of the Code of Conduct can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The current Code of Conduct, future amendments and any waivers are also posted and available on Fulton’s website at www.fult.com.

Corporate Governance Guidelines

Fulton has adopted Corporate Governance Guidelines (the “Governance Guidelines”) that include guidelines and Fulton’s policy regarding the following topics: (1) the size of the Board of Directors; (2) director qualifications; (3) a majority vote standard; (4) service on other boards and director change in status; (5) meeting attendance and review of meeting materials; (6) director access to management and independent advisors; (7) designation of a Lead Director; (8) executive sessions; (9) Chief Executive Officer (“CEO”) evaluation and succession planning; (10) Board of Directors and committee evaluations; (11) stock ownership guidelines; (12) communications by interested parties; (13) Board of Directors and committee minutes; (14) Codes of Conduct; and (15) disclosure and update of the Governance Guidelines.

At a meeting in December 2018, Fulton’s Board of Directors amended the Governance Guidelines, effective January 1, 2019, to increase the stock ownership guidelines for Fulton’s non-employee directors from $175,000 to $300,000. See Stock Ownership Guidelines on Page 50 for additional information regarding the change and Fulton’s stock ownership guidelines for non-employee directors and officers. A copy of the current Governance Guidelines can be obtained, without cost, by writing to the Corporate Secretary at: Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, PA 17604. The Governance Guidelines are also posted and available on Fulton’s website at www.fult.com.

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SELECTION OF DIRECTORS

General Information

The Bylaws of Fulton provide that the Board of Directors shall consist of at least five (5) but not more than thirty-five (35) persons, and that the Board of Directors shall, from time to time, determine the number of directors. The Board of Directors has, by resolution, fixed the number of the Board of Directors at fourteen (14) as of Fulton’s Annual Meeting. Pursuant to Fulton’s Bylaws, as amended, all nominees elected to the Board of Directors are elected for one-year terms.

A majority of the Board of Directors may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until the next Annual Meeting of the shareholders and until a successor is elected and shall have qualified.

Fulton’s Bylaws limit the age of director nominees, and no person may be nominated for election as a director who will attain the age of seventy-two (72) years on or before the date of the Annual Meeting at which he or she is to be elected. In addition, Fulton has adopted a Voluntary Resignation Policy, last amended in January 2014, for directors that generally requires a director to tender his or her resignation when the director’s effectiveness as a member of the Board of Directors may be substantially impaired. Circumstances that require a resignation to be submitted include, but are not limited to: (i) a director failing to attend at least 62.5% of meetings of the Board of Directors or its committees without a valid excuse; (ii) unless such an event is promptly cured to the satisfaction of Fulton, any extension of credit by any of Fulton’s subsidiary banks for which the director or a related interest of the director is an obligor or guarantor is: a) classified by Fulton as nonaccrual, sixty (60) or more days past due, or restructured; b) assigned a risk rating of “substandard” or less; or c) not in material compliance with Board of Governors of the Federal Reserve System’s Regulation O (12 C.F.R. Part 215) (“Regulation O”); or (iii) a nominee for director does not receive a majority of the votes cast in an uncontested election for the Board of Directors. While the policy sets forth events which might cause a director to tender his or her resignation, it also directs Fulton’s Board of Directors to consider carefully, on a case-by-case basis, whether or not Fulton should accept such a resignation.

Majority Vote Standard

In January 2014, Fulton’s Nominating and Corporate Governance Committee recommended, and the Board of Directors adopted, a majority vote standard for uncontested director elections by revising the Governance Guidelines and the Voluntary Resignation Policy for directors. In an uncontested election for the Board of Directors at a Fulton annual meeting of shareholders, any nominee for director who does not receive a majority of the votes cast is required to promptly tender his or her resignation following certification of the shareholder vote. As further described in the Governance Guidelines, the Nominating and Corporate Governance Committee shall consider the resignation tendered and recommend to the Board of Directors whether to accept it. Since Fulton’s adoption of a majority vote standard, all directors have been elected by a majority of the votes cast at each annual meeting.

Procedure for Shareholder Nominations

Section 3 of Article II of Fulton’s Bylaws requires shareholder nominations of director candidates to be made in writing and delivered or mailed to the Chairman of the Board or the Corporate Secretary not less than the earlier of (a) one hundred twenty (120) days prior to any meeting of shareholders called for the election of directors or (b) the deadline for submitting shareholder proposals for inclusion in a Proxy Statement and form of proxy as calculated under Rule 14a-8(e) promulgated by the SEC under the Exchange Act. For the 2020 Annual Meeting, this deadline date is December 4, 2019. Further, the notice to the Chairman of the Board or the Corporate Secretary of a shareholder nomination shall set forth: (i) the name and address of the shareholder who intends to make the nomination and a representation that the shareholder is a holder of record of stock of Fulton entitled to vote at such meeting and intends to be present in person or by proxy at such meeting to nominate the person or persons to be nominated; (ii) the name, age, business address and residence address of each nominee proposed in such notice; (iii) the principal occupation or employment of each such nominee; (iv) the number of shares of capital stock of

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Fulton that are beneficially owned by each such nominee; (v) a statement of qualifications of the proposed nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Fulton, if elected by the shareholders; (vi) a description of all arrangements or understandings between the shareholder submitting the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (vii) such other information regarding each nominee proposed by the shareholder as would have been required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by or at the direction of the Board of Directors. The chairman of the meeting shall determine whether nominations have been made in accordance with the requirements of the Bylaws and, if the chairman determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded. Shareholder nominees are subject to the same standard of review as nominees of Fulton’s Board of Directors or its Nominating and Corporate Governance Committee.

Director Qualifications and Board Diversity

In considering any individual nominated for membership on the Board of Directors, including those nominated by a shareholder, Fulton considers a variety of factors, including whether the candidate is recommended by executive management, the individual’s professional and personal qualifications, including business experience, education and community and charitable activities, the individual’s familiarity with one or more of the communities in which Fulton is located or is seeking to locate, and the diversity the individual may provide to the Board of Directors and its committees. Fulton does not have a separate written policy regarding how diversity is to be considered in the director nominating process. Generally, however, Fulton takes into account diversity in a variety of ways, including business experience, community service, skills, professional background and other qualifications, as well as diversity in race, national origin and gender, in considering individual candidates. Fulton’s Governance Guidelines provide that Fulton’s Board of Directors should be sufficient in size to achieve diversity in business experience, community service and other qualifications among non-employee directors while still facilitating substantive discussions in which each director can participate meaningfully. In 2004, the Board of Directors formed the Nominating and Corporate Governance Committee of the Board of Directors, whose members are independent in accordance with the NASDAQ listing standards. The charter for the Nominating and Corporate Governance Committee is posted and available on Fulton’s website at www.fult.com. The Nominating and Corporate Governance Committee is responsible for the Governance Guidelines and for recommending director nominees to the Board of Directors. The Nominating and Corporate Governance Committee also considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, Fulton’s Chief Executive Officer, other senior officers and third parties. Information on the experience, qualifications, attributes or skills of Fulton’s director nominees is described under “Director Nominee Biographical Information” below.

The Nominating and Corporate Governance Committee believes there is a balance between seasoned directors with knowledge of and insight into Fulton and its affiliate banks, and new directors who contribute fresh ideas, perspectives and viewpoints to the Board of Directors’ deliberations. While the Board of Directors has not established term limits for Fulton directors, Fulton has a mandatory retirement age of seventy-two (72) for directors. The Nominating and Corporate Governance Committee reviews each director’s age and continuation of service on the Board of Directors at the end of his or her term. The Nominating and Corporate Governance Committee members and the Board of Directors are focused on maintaining directors that provide increasing contributions to Fulton over time and have routinely considered candidates who first served on the board of directors of one of Fulton’s subsidiary banks. The Nominating and Corporate Governance Committee reviews the composition of the Board of Directors at least annually to ensure that the Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise and diversity.

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ELECTION OF DIRECTORS – PROPOSAL ONE

General Information

For the 2019 Annual Meeting, the Board of Directors has fixed the number of directors at fourteen (14). Pursuant to Fulton’s Bylaws, as amended, nominees to the Board of Directors are elected for one-year terms. The Board of Directors has nominated the following fourteen (14) persons for election to the Board of Directors for a term of one year:

2019 Director Nominees

Jennifer Craighead Carey	Lisa Crutchfield	Denise L. Devine
Steven S. Etter	Patrick J. Freer	Carlos E. Graupera
George W. Hodges	James R. Moxley III	Curtis J. Myers
Scott A. Snyder	Ronald H. Spair	Mark F. Strauss
Ernest J. Waters	E. Philip Wenger

Each of the above director nominees is presently a director of Fulton, with the exception of Ms. Craighead Carey, Mr. Etter, Mr. Graupera and Mr. Myers, each of whom currently serves on the board of directors of Fulton Bank, N.A. Following the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the nomination of the above individuals. However, in the event that any of the foregoing 2019 director nominees are unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of its director nominees will be unable to accept nomination or to serve as a director, if elected at the Annual Meeting.

Vote Required

The fourteen (14) candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. Abstentions and broker non-votes will be counted as shares that are present at the Annual Meeting, but will not be counted as votes cast in the election of directors. As described under Majority Vote Standard on Page 7, in an uncontested election of directors, the Governance Guidelines require any nominee for director who does not receive a majority of the votes cast to promptly tender his or her resignation following certification of the shareholder vote.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the election of each of the fourteen (14) director nominees identified in this Proxy Statement to serve for one-year terms.

Information about Nominees, Directors and Independence Standards

Information concerning the experience, qualifications, attributes or skills of the fourteen (14) persons nominated by Fulton for election to the Board of Directors at the 2019 Annual Meeting is set forth below, including whether they were determined by the Board of Directors to be independent for purposes of the NASDAQ listing standards.

Fulton is a NASDAQ listed company and follows the NASDAQ listing standards for Board of Directors and committee independence. The Board of Directors determined that eleven (11) of Fulton’s fourteen (14) director nominees are independent, as defined in the applicable NASDAQ listing standards. Specifically, the Board of Directors found that director nominees Crutchfield, Devine, Etter, Freer, Graupera, Hodges, Moxley, Snyder, Spair, Strauss and Waters met the definition of independent director in the NASDAQ listing standards and that each of these directors is free of any relationships that would interfere with his or her individual exercise of independent judgment.

In addition, the current members of the Audit Committee and the Human Resources Committee (the “HR Committee”) of the Board of Directors meet the requirements for independence under the NASDAQ listing standards, and the rules and regulations of the SEC for service on the Audit Committee or the HR Committee, as applicable. In reviewing director independence, the Board of Directors considered the relationships and other arrangements, if any, of each director. The other types of relationships and transactions that were reviewed and considered are more fully described in “Related Person Transactions” on Page 24.

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Director Nominee Biographical Information

The following information regarding each director nominee’s background, experience, qualifications, attributes or skills represents the information that led Fulton to conclude that these persons should be nominated to serve as a director of Fulton.

JENNIFER CRAIGHEAD CAREY - Age: 50
•	2019 Annual Meeting Nominee
•	Fulton Bank, N.A. Director since 2012
•	2018 – 2019 Fulton Committees: Special Joint Board Compliance – Representing Fulton Bank, N.A.

Ms. Craighead Carey has been a partner of Barley Snyder LLP since 2001, and has chaired the firm’s Employment Law group since 2005. She concentrates her practice in the areas of labor and employment law, as well as school law. She regularly provides advice to employers on a myriad of employment issues and has handled numerous labor arbitrations both in the public and in private sector.

She has handled cases at both the administrative level and routinely handles litigation in the Federal District Courts in both the Eastern and Middle Districts of Pennsylvania. Ms. Craighead Carey regularly practices before the Pennsylvania Human Relations Commission (PHRC) and the Equal Employment Opportunity Commission (EEOC) as well as administrative agencies throughout the country, handling all manner of discrimination and retaliation claims. Ms. Craighead Carey is a graduate of Dickinson School of Law, with a J.D., cum laude, a comment writer for the Dickinson Law Review, a member of the Woolsack Honor Society recognizing superior academic achievement, and a member of Minority Law Students Association. She has received the designation of being a “Pennsylvania Super Lawyer” from 2010 through 2018.

Ms. Craighead Carey is active in the community and a board member of the Lancaster Chamber of Commerce & Industry since 2017 and a past chair of United Way of Lancaster County. She has been a director of Fulton Bank, N.A since 2012, a bank representative on the Special Joint Board Compliance Committee and has over 20 years of legal, risk management, and employment experience. In addition, she is familiar with the markets in which Fulton operates.

LISA CRUTCHFIELD - Age: 56
•	2019 Annual Meeting Nominee and Independent
•	Fulton Director since 2014
•	2018 – 2019 Fulton Committees: Executive – Member; Nominating and Corporate Governance – Chair; and Risk - Member

Ms. Crutchfield has been the managing principal of Hudson Strategic Advisers LLC, an economic analysis and strategic advisory firm to energy companies, financial services companies and governmental agencies, since 2016. From September of 2013 to August 2016, Ms. Crutchfield led the CEO Council for Growth. Prior to her role at the CEO Council, she served as executive vice president, chief regulatory and compliance officer for National Grid USA from 2008 to 2011. In this role, Ms. Crutchfield also served as a non-independent director on the board of National Grid USA. Additionally, she has held leadership roles with PECO Energy Company, TIAA-CREF and Duke Energy. From 1993 to 1997, she was appointed to serve as vice chairman of the Pennsylvania Public Utility Commission. Ms. Crutchfield has been a director of Unitil Corporation (NYSE:UTL) from 2012 to present. In 2017 she also joined the board of The Main Street America Group, a national property and casualty mutual insurance company. Ms. Crutchfield is a graduate of Yale University with a B.A. in economics and political science. She is also a graduate of the Harvard School of Business and holds a M.A. of Business Administration, with distinction in finance.

Ms. Crutchfield brings more than 20 years of experience leading corporate teams and has extensive knowledge of the financial industry and business practices with expertise in risk mitigation, compliance and regulatory matters.

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DENISE L. DEVINE - Age: 63
•	2019 Annual Meeting Nominee and Independent
•	Fulton Director since 2012
•	2018 – 2019 Fulton Committees: Audit - Member and financial expert; Executive – Member; and Human Resources – Chair

Ms. Devine is the founder and since 2014 has served as the Chief Executive Officer of FNB Holdings, LLC, a company dedicated to initiatives in the health and wellness space. Ms. Devine was also founder and Chief Executive Officer of Nutripharm, Inc., a company that has generated a portfolio of composition and process patents to create innovative natural food, beverage, pharmaceutical and nutraceutical products that facilitate nutrition and lifelong health. Ms. Devine, a certified public accountant, also previously served as Chief Financial Officer for Energy Solutions International and in financial management positions for Campbell Soup Company. Ms. Devine has served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of CPAs. Ms. Devine was a member of the Board of Trustees of Villanova University from 2005 to 2015, where she was the Chair of the Audit and Risk Committee. She has served as a member of the Board of Trustees of Lourdes Health System since 2010. She has served on the Board of Ben Franklin Technology Partners of Southeastern Pennsylvania since 2016 and was appointed to the Board of Ben Franklin Technology Development Authority in 2018. In February 2018, Ms. Devine became a director of AgroFresh Solutions, Inc. (NASDAQ: AGFS).

Ms. Devine has substantial management, business and finance experience, which adds valuable outside experience to Fulton’s Board of Directors and its committees. She has completed courses and was recognized by the National Association of Corporate Directors (“NACD”) as a Board Leadership Fellow since 2015. She received an MBA from the Wharton School of the University of Pennsylvania, an M.S. in Taxation from Villanova Law School, and a B.S. in Accounting from Villanova University, where she graduated first in her class.

STEVEN S. ETTER - Age: 65
•	2019 Annual Meeting Nominee and Independent
•	Fulton Bank, N.A. Director since 2012
•	2018 – 2019 Fulton Committees: None

Since 2014, Mr. Etter has been the President and CEO of Harrisburg News Company, a division of Hudson News Distributors LLC, which is a regional magazine, book and newspaper wholesale distribution company. Prior to its consolidation with Hudson News, Mr. Etter served from 1998 to 2014 as the President and CEO of Harrisburg News Company.

A graduate of the University of Miami with a B.A. in finance and marketing, he is a member of its President’s Council, which is comprised of a select advisory group of prominent alumni. Mr. Etter also is an Emeritus Director of the Whitaker Center for Science and the Arts, a non-profit center for the arts, education, entertainment and cultural enrichment, located in Harrisburg, Pennsylvania. Mr. Etter has been active in numerous business endeavors, professional associations, charitable and community organizations during his long career, including serving as a former board member of WITF, a public radio and television station that broadcasts in central Pennsylvania.

As a Chief Executive Officer and successful business owner, Mr. Etter brings extensive business skills, financial expertise and regional market knowledge to Fulton’s Board of Directors. Mr. Etter has been a director of Fulton Bank, N.A since 2012, and prior to joining the bank board, he was a long-time member of Fulton’s Harrisburg Advisory Board.

PATRICK J. FREER - Age: 69
•	2019 Annual Meeting Nominee and Independent
•	Fulton Director since 1996
•	2018 – 2019 Fulton Committees: Human Resources – Member; and Nominating and Corporate Governance Committee – Vice Chair

Mr. Freer was a director of Lebanon Valley Farmers Bank, formerly known as Farmers Trust Bank, from 1980 until it was combined with Fulton Bank in 2007. He has been employed by Strickler Insurance Agency, Inc. (insurance broker) since 1974 and has been the President, since 1998, and is currently the Chairman. Mr. Freer is a Certified Insurance Counselor.

Mr. Freer brings to the Fulton Board of Directors extensive knowledge of insurance, investments, finance and risk management, as well as valuable knowledge of Fulton through his tenure on its Board of Directors and as a bank director from 1980 to 2007.

Mr. Freer has long been an active member in his community, helping with numerous capital campaigns and community projects. Mr. Freer has been a board member of the American Cancer Society, Lebanon County Economic Development Authority, Center of Lebanon Association and the Lebanon County Mental Health Association and has served as past president of the Lebanon County Christian Ministries and the Lebanon Valley Sertoma Club.

CARLOS E. GRAUPERA - Age: 69
•	2019 Annual Meeting Nominee and Independent
•	Fulton Bank, N.A. Director since 2006
•	2018 – 2019 Fulton Committees: None

Since 1973, Mr. Graupera has been the Chief Executive Officer and Executive Director of the Spanish American Civic Association (“SACA”), a Lancaster, Pennsylvania based non-profit. SACA is a Latino founded and managed community-based organization whose mission is to enable the community it serves to integrate itself into the social, economic, and political mainstream of life. Towards this end, SACA provides case management, employment, behavioral health, services to the elderly, continuing education, vocational training, and services to at-risk youth. SACA also operates WLCH, a radio station, and TeleCentro, a cable television station, along with a number of subsidiary entities to assist in SACA’s Latino community efforts.

Mr. Graupera has been a director of the La Academia Partnership Charter School since 1999. The school is the only tuition-free charter school in Lancaster County, and offers students in grades 6 through 12 a unique opportunity to focus on 21st century learning. It has a five-year goal of becoming a dual-language school with a STEM focus.

Mr. Graupera is very active in the Lancaster community, and has substantial community development, management, business and finance experience, which provides a diverse and valuable set of outside experience and skill to Fulton’s Board of Directors and Fulton Bank, N.A. where he has served as a director since 2006.

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GEORGE W. HODGES - Age: 68
•	2019 Annual Meeting Nominee and Independent
•	Fulton Director since 2001 and director of Fulton Bank, N.A. since 2012
•	2018 – 2019 Fulton Committees: Audit - Member and financial expert; Executive – Vice Chair; and Human Resources – Member

Mr. Hodges has been a director of Fulton since 2001, and served as Fulton’s Lead Director from 2010 until June 2018. He has been a director of York Water Company (NASDAQ:YORW) from 2000 to present and served as Chairman since 2011, director of The Wolf Organization, Inc. from 2008 to 2015 (regional distributor and sourcing company of kitchen and bath products and specialty building products), a director of Burnham Holdings, Inc. from 2006 to present, the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications, and has served on the boards of various for profit, non-profit and community organizations. Mr. Hodges served as non-executive Chairman of the Board of The Wolf Organization from 2008 to 2009. Prior to being Chairman, Mr. Hodges was a member of the Office of the President of The Wolf Organization from 1986 to 2008.

In addition, Mr. Hodges has served as a director of Fulton Bank N.A. since 2012 and was a director of Drovers & Mechanics Bank, until it was merged into Fulton Bank, N.A. in 2001.

Mr. Hodges brings considerable financial expertise and business knowledge to the Fulton Board of Directors, both through his business experience and service on other boards. In addition, Mr. Hodges has completed the requirements for the NACD Board Leadership Fellow Program since 2012.

JAMES R. MOXLEY III (Independent Lead Director) Age: 58
•	2019 Annual Meeting Nominee and Independent
•	Fulton Director since 2015 and director of The Columbia Bank since 1999
•	2018 – 2019 Fulton Committees: Executive – Chair; Nominating and Corporate Governance – Member; Risk – Chair; and Special Joint Board Compliance - Member

Mr. Moxley currently serves as Fulton’s Lead Director. In addition to being a director of Fulton, Mr. Moxley has been a director of The Columbia Bank since 1999. He is admitted and licensed to practice law in Maryland and a former real estate attorney with Venable, Baetjer and Howard, now known as Venable LLP (law firm). Since 1992, Mr. Moxley has served as a Principal of Security Development Corporation (a Washington-Baltimore real estate land development company engaged primarily in retail and multifamily projects).

He is a past Board Chair and has been a trustee of Glenelg Country School from 1996 to present. He has also served as a trustee of the Howard Hospital Foundation from 2014 to present, as a Founding Director of the Real Estate Charitable Foundation of Maryland from 2015 to present, and is active on numerous civic boards and committees in Maryland.

Mr. Moxley received a J.D. degree and A.B. in Economics (magna cum laude) from Duke University. He has completed the requirements and has been recognized by the NACD as a Board Leadership Fellow since 2018. Mr. Moxley brings banking expertise to Fulton’s Board of Directors that he gained as a director of The Columbia Bank. He also has extensive business, tax, and legal experience related to the acquisition, financing, and development of commercial and residential real estate. Mr. Moxley’s longstanding board service at Fulton’s affiliate bank in Maryland also imparts corporate governance and supervisory skills.

CURTIS J. MYERS (President and COO of Fulton) Age: 50
•	2019 Annual Meeting Nominee
•	Fulton Bank, N.A. director since 2009
•	2018 – 2019 Fulton Committees: Special Joint Board Compliance – Representing Fulton Bank, N.A.

Mr. Myers has been the President and Chief Operating Officer of Fulton Financial Corporation since January 1, 2018. He first became an executive officer of Fulton Financial Corporation in July 2013 and has held a number of executive positions with Fulton since 1990.

He is also the Chairman, Chief Executive Officer, Chief Operating Officer and President of Fulton Bank, N.A. He was promoted to Chairman and Chief Executive Officer in May 2018 and became the President and Chief Operating Officer of Fulton Bank, N.A. in 2009. He has served as a director of Fulton Bank, N.A. since 2009, and currently serves as a representative of Fulton Bank, N.A. on the Special Joint Board Compliance Committee.

Mr. Myers has participated in a number of industry organizations and has been active in the local community for many years. He has been involved with the Pennsylvania Bankers Association, is a past chair of the American Heart Association of Lancaster County, a past board member of the YMCA of Lancaster County, and a past board member of the United Way of Lancaster County. He has served as the Treasurer of the Fulton Theatre Company since 2011, a director of TEC Centro since 2017, and is the current chair of the Salvation Army (Lancaster) for which he has been a director of this local non-profit since 1995.

Mr. Myers brings a myriad of banking knowledge, executive leadership, financial expertise and other valuable skills to Fulton’s Board of Directors. He holds a Bachelor of Science in Business Administration from Shippensburg University and a Master’s degree in Business Administration from Saint Joseph’s University. He is also a graduate of the Stonier Graduate School of Banking.

SCOTT A. SNYDER, PhD - Age: 53
•	2019 Annual Meeting Nominee and Independent
•	Fulton director since 2016
•	2018 – 2019 Fulton Committees: Nominating and Corporate Governance – Member; and Risk - Vice Chair

Dr. Snyder is currently a Partner at Heidrick Consulting leading the Digital Transformation and Innovation Offerings for the firm. He recently served as Senior Vice President, Managing Director, and Chief Technology and Innovation Officer from August 2016 until March 2018 for Safeguard Scientifics, Inc. (NYSE:SFE), a provider of capital and relevant expertise to fuel the growth of technology-driven businesses in healthcare, financial services and digital media. From 2011 until August of 2016, he served as the president and chief strategy officer of the Boston- and Philadelphia-based Mobiquity, Inc., a mobile tech company that focuses on digital strategy and engineering enhanced mobile experiences. Since 2016, he has served as the Chair of the Mobiquity advisory board. In addition, Dr. Snyder is a senior fellow in the Management Department at the Wharton School and an adjunct faculty member in the School of Engineering and Applied Science at the University of Pennsylvania.

Dr. Snyder earned his B.S., M.S. and Ph.D. in Systems Engineering from the University of Pennsylvania, and an Executive Certificate from the University of Southern California.

Dr. Snyder brings business acumen, experience in the technology sector and leadership in digital innovation to the Fulton Board of Directors. Dr. Snyder has extensive expertise in the development of digital solutions, mobile business strategy and mobile security. In 2017, Dr. Snyder also successfully completed the NACD Cyber-Risk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight, issued by the Software Engineering Institute at Carnegie Mellon University.

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RONALD H. SPAIR - Age: 63
•	2019 Annual Meeting Nominee and Independent
•	Fulton director since 2015
•	2018 – 2019 Fulton Committees: Audit – Chair and financial expert; Executive – Member; and Human Resources – Member

Mr. Spair served as the Chief Financial Officer, Chief Operating Officer and a member of the Board of Directors of OraSure Technologies, Inc. (NASDAQ:OSUR), a diagnostic and medical device company headquartered in Bethlehem, Pennsylvania, since September 2006, and as Executive Vice President and Chief Financial Officer since November 2001. In June 2018, he retired from the board and as an officer of OraSure Technologies, Inc.

From 2013 to May 2018 Mr. Spair served on the board of Life Science – PA, which was formerly known as Pennsylvania Biotechnology Association, a state trade association for the life sciences community in the Commonwealth of Pennsylvania. He is a certified public accountant, a chartered global management accountant and holds an MBA from Rider College.

Mr. Spair brings his public company executive experience and financial expertise to Fulton’s Board of Directors. Mr. Spair has also had extensive experience negotiating mergers and acquisitions, development and licensing transactions and corporate financings.

MARK F. STRAUSS - Age: 67
•	2019 Annual Meeting Nominee and Independent
•	Fulton director since 2016 and director of Fulton Bank of New Jersey since 2011
•	2018 – 2019 Fulton Committees: Human Resources – Vice Chair; Nominating and Corporate Governance – Member; and Special Joint Board Compliance – Vice Chair

Mr. Strauss has served as director of Fulton Bank of New Jersey since 2011, and as a director of Skylands Community Bank prior to its merger with Fulton Bank of New Jersey in 2011. From October 2010 to his retirement in December 2017, he served as Senior Vice President of Corporate Strategy and Business Development at American Water Works Company, Inc. (NYSE: AWK), the largest and most geographically diverse publicly traded U.S. water and wastewater utility company. Mr. Strauss was responsible for working with the senior management team to link overall strategy and major growth efforts for American Water’s regulated and competitive operations.

From December 2006 to September 2010, Mr. Strauss served as President of American Water Enterprises, which owns and operates several of American Water’s market-based businesses. In this role, Mr. Strauss oversaw American Water’s non-regulated business units that offer operations and maintenance contract services across the United States and Canada, including water and wastewater management for military bases, service-line protection programs, design, construction and operation of community onsite water and wastewater systems, and other innovative solutions that address a variety of challenges facing the industry.

Mr. Strauss has legal and executive skills and, prior to his retirement from American Water Works Company he was an attorney licensed to practice law in New Jersey.

ERNEST J. WATERS - Age: 69
•	2019 Annual Meeting Nominee and Independent
•	Fulton director since 2012 and director of Fulton Bank, N.A. since 2011
•	2018 – 2019 Fulton Committees: Audit - Member and financial expert; Executive – Member; Risk – Member; and Special Joint Board Compliance - Chair

In addition to serving as a director of Fulton, Mr. Waters has also been a director of Fulton Bank, N.A. since 2011. Mr. Waters retired from Metropolitan Edison, a FirstEnergy company, in 2009, where he served as the Area Vice President and Area Manager. Mr. Waters joined the FirstEnergy companies (an investor-owned utility) in 1976 and held various positions in Auditing and Marketing during his tenure. He also served as an expert accounting witness in setting rates before the Pennsylvania Public Utility Commission. Prior to joining the FirstEnergy companies, Mr. Waters was a public accountant and business consultant in Philadelphia. He is a former certified public accountant and holds an MBA from the University of Pittsburgh. Since 2007, Mr. Waters has served on the Board of Directors of the York Water Company (NASDAQ: YORW) where he chairs their Compensation Committee and is a member of the Audit Committee. In addition, Mr. Waters has served at leadership and committee levels with numerous community and nonprofit organizations. He is a past Chairman of the Board of York Hospital and recently completed a nine-year tenure as member of the Board, and chair of the Audit Committee for Wellspan Health, York Hospital’s parent company.

Mr. Waters has business, regulatory, leadership, board service and accounting expertise that brings valuable perspectives to Fulton’s Board of Directors. He has also completed the requirements for the NACD Board Leadership Fellow Program since 2014. In 2017, Mr. Waters also successfully completed the NACD Cyber-Risk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight, issued by the Software Engineering Institute at Carnegie Mellon University.

E. PHILIP WENGER (Chairman of the Board and CEO of Fulton) Age: 61
•	2019 Annual Meeting Nominee
•	Fulton director since 2009
•	2018 – 2019 Fulton Committees: Executive – Member; and Special Joint Board Compliance – Member

Mr. Wenger became Chairman of the Board and Chief Executive Officer of Fulton Financial Corporation effective on January 1, 2013. He also served as President from 2008 to 2017, and Chief Operating Officer of Fulton Financial Corporation from 2008 to 2012. Mr. Wenger was a director of Fulton Bank, N.A. from 2003 to 2009, Chairman of Fulton Bank, N.A. from 2006 to 2009 and has been employed by Fulton in a number of positions since 1979.

In addition, Mr. Wenger currently serves on the Board of Directors for the Pennsylvania Chamber of Commerce as well as the Chair of the Advisory Board of Stonier Graduate School of Banking, and of the Economic Development Company of Lancaster County, as well as a member of the Penn State Harrisburg Board of Advisers. Mr. Wenger is also a member of the American Bankers Association board of directors and the Operation HOPE Global board of directors, a global financial dignity and economic empowerment nonprofit. He is a past chair of the Lancaster Chamber of Commerce and a former board member on the Lancaster County YMCA Foundation and Crispus Attucks Community Center.

Mr. Wenger possesses an extensive knowledge of the many aspects of banking operations through more than thirty years of experience in the financial services industry. He has gained valuable insight through his experience in different banking areas, including retail banking, commercial banking, bank operations and systems.

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Current Fulton Directors Retiring at the 2019 Annual Meeting

Directors Albert Morrison III and R. Scott Smith, Jr., will not to stand for election at the 2019 annual meeting and will retire from Fulton’s Board of Directors upon the expiration of their 2018 – 2019 one-year terms. We thank both of them for their many years of dedicated service to the Board of Directors and Fulton.

ALBERT MORRISON III - Age: 72
•	Independent Director retiring from the Fulton Board at the 2019 Annual Meeting
•	Fulton director since 2012
•	2018 – 2019 Fulton Committees: Audit - Vice Chair and financial expert; Risk Committee – Member; and Special Joint Board Compliance – Member

From 2002 to April 2018, Mr. Morrison served as the Chairman of the Board of Burnham Holdings, Inc., the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications.

Mr. Morrison was elected as a director of Burnham in 1986 and became President and Chief Executive Officer of Burnham in 1988. Mr. Morrison retired as Chief Executive Officer, effective in April 2012, after thirty-eight years of service with Burnham Holdings, Inc.

R. SCOTT SMITH, JR. - Age: 72
•	Independent Director retiring from the Fulton Board at the 2019 Annual Meeting
•	Fulton director since 2001
•	2018 – 2019 Fulton Committees: Risk – Member

Mr. Smith is the retired Chairman of the Board and Chief Executive Officer of Fulton. He served as Chairman of the Board and CEO from January 2006 to December 2012 and also served as a director of Fulton Bank, N.A. from 1993 to 2002.

He was a director of The Federal Reserve Bank of Philadelphia from 2010 to 2013 and a member of the Federal Advisory Council to the Board of Governors of the Federal Reserve System from 2008 to 2010. Mr. Smith was a director of the American Bankers Association from 2006 to 2009, was employed by Fulton from 1978 to 2012 in various positions and worked in financial services since 1969. In addition, Mr. Smith continues to be active in the Lancaster community.

Security Ownership of Directors, Nominees, Management and Certain Beneficial Owners

The following table sets forth the number of shares of common stock beneficially owned1 as of the Record Date, the latest practicable date, by each director, director nominee, and the named executive officers, Mr. Wenger, Mr. McCollom, Mr. Myers, Ms. Snyder, Ms. Mueller and Mr. Rohrbaugh, (collectively the “Named Executive Officers” or the “Executives;” and individually, a “Named Executive Officer” or an “Executive”) and those persons known to be the beneficial owner of more than 5% of Fulton’s common stock. Except as to the beneficial owners and other principal holders listed below, to the knowledge of Fulton, no person or entity owned, of record or beneficially, on the Record Date more than 5% of the outstanding common stock of Fulton. Unless otherwise indicated in a footnote, shares shown as beneficially owned by each director, each director nominee and each Executive are held individually by the person. The directors, director nominees, the Executives and other executive officers of Fulton, as a group, owned of record and beneficially 1,726,959 shares of Fulton common stock, representing 1.02% of such shares then outstanding. Shares representing less than one percent of the outstanding shares are shown with a “*” below.

Director, Nominee and Management Beneficial Owners	Title	Total Number of Shares Beneficially Owned	2 3 4	% of Class

Jennifer Craighead Carey	Nominee	143		*
Lisa Crutchfield	Director and Nominee	11,938		*
Denise L. Devine	Director and Nominee	19,000	[5]	*
Steven H. Etter	Nominee	190,000		*
Patrick J. Freer	Director and Nominee	116,439	[6]	*
Carlos E. Graupera	Nominee	10,861		*
George W. Hodges	Director and Nominee	42,922	[7]	*
Albert Morrison III	Director	36,457	[8]	*
James R. Moxley III	Director and Nominee	130,914	[9]	*
R. Scott Smith, Jr.	Director	271,948	[10]	*
Scott A. Snyder	Director and Nominee	6,540		*
Ronald H. Spair	Director and Nominee	19,072	[11]	*
Mark F. Strauss	Director and Nominee	24,075	[12]	*
Ernest J. Waters	Director and Nominee	28,468	[13]	*
E. Philip Wenger	Director, Nominee, Chairman of the Board and Chief Executive Officer	333,525	[14]	*
Mark R. McCollom	Senior Executive Vice President and Chief Financial Officer	0	[15]	*
Curtis J. Myers	Nominee, President and Chief Operating Officer	137,123	[16]	*
Angela M. Snyder	Senior Executive Vice President and Head of Consumer Banking	10,245		*
Meg R. Mueller	Senior Executive Vice President and Head of Commercial Business	73,052	[17]	*
Philmer H. Rohrbaugh	Retired Senior Executive Vice President and Chief Financial Officer	90,001	[18]	*
Total Ownership	Directors, Director Nominees, Named Executive Officers and executive officers as a Group (25 Persons)	1,726,959		1.02%

Beneficial Owners Holding More than 5%

BlackRock, Inc. [19] 55 East 52nd Street New York, NY 10055	N/A	20,809,031		11.8%

The Vanguard Group [20] 100 Vanguard Blvd. Malvern, PA 19355	N/A	17,109,382		10.07%

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Beneficial Owners Holding More than 5%	Title	Total Number of Shares Beneficially Owned	2 3 4	% of Class

Dimensional Fund Advisors LP [21] Building One, 6300 Bee Cave Road Austin, TX 78746	N/A	14,264,562		8.10%

1 Beneficial ownership is determined in accordance with SEC Rule 13d-3, which provides that a person is deemed to own any stock for which that person has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock; or (ii) investment power, which includes the power to dispose or direct the disposition of the stock; or (iii) the right to acquire beneficial ownership within 60 days after the Record Date.

2 Includes 127,551 shares issuable upon the exercise of vested stock options, which have been treated as outstanding shares for purposes of calculating the percentage of outstanding shares owned by each individual as a group.

3 As of the Record Date, none of the listed individuals had pledged Fulton stock and Fulton’s Insider Trading Policy currently prohibits the pledging of shares by Fulton directors and Executives.

4 Fulton has established stock ownership guidelines for Fulton directors and certain officers. As of December 31, 2018, Fulton non-employee directors were required to hold $175,000 of eligible Fulton stock for 2018, and this stock ownership guideline amount was increased to $300,000 as of January 1, 2019. The stock ownership guidelines for officers remained unchanged for 2019. All non-employee directors and the Executives are in compliance with Fulton’s stock ownership guidelines. See a description of Fulton’s stock ownership guidelines on Page 50.

5 Ms. Devine’s ownership includes 1,000 shares held jointly with her spouse.

6 Mr. Freer’s ownership includes 97,040 shares held jointly with his spouse.

7 Mr. Hodges’ ownership includes 21,430 shares held in a 401(k) plan, 200 shares held in Irrevocable Trust for children and 8,091 shares held by The Hodges Family Foundation, Inc. Mr. Hodges has disclaimed beneficial ownership of the shares held by The Hodges Family Foundation, Inc.

8 Mr. Morrison will be seventy-two (72) years old as of the date of the Annual Meeting and is not eligible to be nominated for election as a director. He will retire from the Board of Directors when his current term ends at the Annual Meeting.

9 Mr. Moxley’s ownership includes 39,115 shares held by The Moxley Family Trust, 1,110 shares held solely by his spouse, 16,642 shares held by Mr. Moxley as custodian for his children and 20,000 shares held in a 401(k) plan.

10 Mr. Smith’s ownership includes 245,444 shares held jointly with his spouse. He will be seventy-two (72) years old as of the date of the Annual Meeting and is not eligible to be nominated for election as a director. Mr. Smith will retire from the Board of Directors when his current term ends at the Annual Meeting.

11 Mr. Spair’s ownership includes 10,000 shares held jointly with his spouse.

12 Mr. Strauss’ ownership includes 4,800 shares held jointly with his spouse and 6,426 shares held in an IRA.

13 Mr. Waters’ ownership includes 10,395 shares held in an IRA.

14 Mr. Wenger’s ownership includes 144,297 shares held jointly with his spouse and 82,307 shares held in Fulton’s 401(k) Plan. Also includes 3,161 shares held in Fulton’s 401(k) Plan by his spouse and 351 shares held by Mr. Wenger as custodian for his children.

15 Mr. McCollom joined Fulton as a member of Fulton’s senior management on November 20, 2017 and replaced Mr. Rohrbaugh as Fulton’s Chief Financial Officer effective March 2, 2018.

16 Mr. Myers’ ownership includes 46,710 shares held in Fulton’s 401(k) Plan, 47,173 shares which may be acquired pursuant to the exercise of vested stock options and 13,525 shares held jointly with his spouse.

17 Ms. Mueller’s ownership includes 10 shares held jointly with her spouse.

18 Mr. Rohrbaugh’s ownership includes 47,442 shares held jointly with his spouse. Mr. Rohrbaugh retired as Chief Financial Officer of Fulton effective as of March 2, 2018 and Senior Executive Vice President effective as of March 30, 2018.

19 This information is based solely on a Schedule 13G filed with the SEC on January 28, 2019 by BlackRock, Inc., which reported sole voting power as to 20,384,161 shares and sole dispositive power as to 20,809,031 shares, as of December 31, 2018.

20 This information is based solely on a Schedule 13G/A filed with the SEC on March 11, 2019 by The Vanguard Group, which reported sole voting power as to 168,673 shares and sole dispositive power as to 16,936,855 shares, shared voting power as to 20,214 shares and shared dispositive power as to 172,527 shares, as of February 28, 2019.

21 This information is based solely on a Schedule 13G filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP, which reported sole voting power as to 13,972,108 shares and sole dispositive power as to 14,264,562 shares, as of December 31, 2018.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings and Committees of the Board of Directors

There were eleven (11) regular and special meetings of the Board of Directors of Fulton and fifty-five (55) meetings of the committees of the Board of Directors of Fulton during 2018. No director attended fewer than 75% of (i) all meetings of the Board of Directors, (ii) all of the meetings of the committees of the Board of Directors on which a director served, or (iii) the aggregate number of meetings of the Board of Directors and of the committees of the Board of Directors on which he or she served in 2018.

The Board of Directors of Fulton has the following five regular standing committees: Audit, Executive, Human Resources, Nominating and Corporate Governance and Risk. Fulton also established the Special Joint Board Compliance Committee (the “Compliance Committee”) as further described below. The following table represents the membership on each Fulton committee as of the date of this Proxy Statement:

Current Directors 2018-2019 Fulton Committee Members	Audit	Executive	Human Resources	Nominating and Corporate Governance	Risk	Compliance **
Lisa Crutchfield		Member		Chair	Member
Denise L. Devine	Member	Member	Chair
Patrick J. Freer			Member	Vice Chair
George W. Hodges	Member	Vice Chair	Member
Albert Morrison III	Vice Chair				Member	Member
James R. Moxley III		Chair		Member	Chair	Member
R. Scott Smith, Jr.					Member
Scott A. Snyder				Member	Vice Chair
Ronald H. Spair	Chair	Member	Member
Mark F. Strauss			Vice Chair	Member		Vice Chair
Ernest J. Waters	Member	Member			Member	Chair
E. Philip Wenger		Member			Member *	Member

* Ex-officio member per bylaws.

** Director Nominees Mr. Myers and Ms. Craighead Carey are currently directors of Fulton Bank, N.A. and represent Fulton Bank, N.A. on Fulton’s Compliance Committee.

Human Resources Committee Interlocks and Insider Participation

HR Committee. Fulton maintains a Human Resources Committee (defined above as the “HR Committee”), and all members of the HR Committee meet the independence requirements of the NASDAQ listing standards for membership on compensation committees. More information regarding the HR Committee can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on Page 34. There are no interlocking relationships, as defined in applicable SEC regulations, involving members of the HR Committee. Certain directors may have indirect relationships described in “Related Person Transactions” beginning on Page 24. The HR Committee is responsible for approving or recommending to the Board of Directors the compensation for the Executives, oversight of Fulton’s cash and equity-based incentive compensation plans, the ESPP and the 401(k) Plan, approving employment agreements for the Executives and other officers of Fulton and fulfilling other broad-based human resources duties. The HR Committee met a total of nine (9) times in 2018. The HR Committee is governed by a formal charter, which was last amended in July 2018, and which is available on Fulton’s website at www.fult.com.

Other Board Committees

Audit Committee. All members of the Audit Committee meet the independence requirements of the NASDAQ listing standards, and the rules and regulations of the SEC for membership on audit committees. Each of the members of the Audit Committee have been determined to qualify, been designated by the Board of Directors, and agreed to serve, as an Audit Committee “financial expert” as defined by SEC regulations. The Audit Committee met seventeen (17) times during 2018.

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The Audit Committee is governed by a formal charter, which was last amended in July 2018, and which is available on Fulton’s website at www.fult.com. The Audit Committee’s pre-approval policy and procedure for audit and non-audit services is set forth in its charter. The functions of the Audit Committee include: sole authority to appoint, evaluate, retain, or terminate the independent auditor; direct responsibility for the compensation and oversight of the work of the independent auditor; oversight of the overall relationship with the independent auditor; meeting with the independent auditor to review the scope of audit services; reviewing and discussing with management and the independent auditor annual and quarterly financial statements and related disclosures; overseeing the internal audit function, including hiring and replacing the chief audit executive; reviewing related person transactions; establishing procedures and handling complaints concerning accounting, internal accounting controls, or auditing matters; and those risk management matters outlined in the Audit Committee Charter. In addition, with respect to any bank subsidiary of Fulton that has not established its own independent audit committee, it is intended that Fulton’s Audit Committee, in carrying out its responsibilities, will also satisfy the obligations imposed on such bank subsidiary of Fulton relating to the establishment and duties of an independent audit committee as set forth in Section 36 of the Federal Deposit Insurance Act and its implementing regulations.

Based on its review and discussion of the audited 2018 financial statements of Fulton with management and KPMG LLP the independent auditor of the Fulton’s financial statements, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the SEC. A copy of the report of the Audit Committee of its findings that resulted from its financial reporting oversight responsibilities is attached as Exhibit B.

Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee meet the independence requirements of the NASDAQ listing standards. The Nominating and Corporate Governance Committee met eight (8) times during 2018.

The Nominating and Corporate Governance Committee is responsible for, among other things, recommending to the Board of Directors nominees for election to the Board of Directors and assisting the Board of Directors with corporate governance matters, including the review and approval of all changes to the Code of Conduct, Governance Guidelines and the responsibility for guidelines and procedures to be used by directors in completing Board of Directors evaluations used in monitoring and evaluating the performance of the Board of Directors and committees. The Nominating and Corporate Governance Committee is also responsible for determining whether Fulton’s directors and Executives are in compliance with Fulton’s stock ownership guidelines. The Nominating and Corporate Governance Committee is governed by a formal charter, which was last amended in July 2018, and is available on Fulton’s website at www.fult.com.

Executive Committee. The Executive Committee did not meet during 2018. Except for the powers expressly excluded in Section 5 of Article III of the Bylaws, the Executive Committee exercises the powers of the Board of Directors between board meetings.

Risk Committee. Fulton’s Risk Committee met nine (9) times during 2018. The Risk Committee is responsible for providing oversight of the risk management functions and practices of Fulton, including assisting the Board of Directors with its oversight of Fulton’s policies, procedures and practices relating to assessment and management of Fulton’s enterprise-wide risks, including those risks identified in Fulton’s Enterprise Risk Management Policy, which currently include strategic risk, credit risk, market risk, liquidity risk, operational risk, legal risk, compliance and regulatory risk and reputational risk. The Risk Committee Chair is an independent director and was found by Fulton’s Board of Directors to possess the requisite experience in identifying, assessing and managing risk exposures at large, complex firms. The Risk Committee is governed by a formal charter, which was last amended in July 2018, and is available on Fulton’s website at www.fult.com.

Compliance Committee. The Special Joint Board Compliance Committee (defined above as the “Compliance Committee”) was established to assist the Board of Directors and the Boards of Fulton’s subsidiary banks, in fulfilling their respective responsibilities to oversee compliance with the enforcement orders relating to Bank Secrecy Act and anti-money laundering (“BSA/AML”) compliance matters at Fulton and its subsidiary banks and to oversee Fulton’s management of certain other compliance risks. See “Legal Proceedings” within “Note 17 – Commitments and Contingencies” in the Notes to Consolidated Financial Statements in Item 8. Financial Statements and Supplementary Data in Fulton’s Annual Report on Form 10-K, for the year ended December 31, 2018, for additional information regarding the BSA/AML enforcement orders. The Compliance Committee is comprised of five (5) Fulton directors and directors from each of Fulton’s subsidiary banks, including Ms. Craighead Carey and Mr. Myers as representatives from Fulton Bank, N.A. The Compliance Committee met twelve (12) times during 2018.

Board’s Role in Risk Oversight

While each of Fulton’s committees is responsible for overseeing the management of certain risks, Fulton’s Risk Committee is primarily responsible for overseeing the management of such risks for Fulton, and the entire Board of Directors is regularly informed through committee reports and review of committee meeting minutes about such risks. Fulton’s Risk Committee is primarily responsible for overseeing the management of Fulton’s enterprise-wide risks, and the Board of Directors continues to regularly review information regarding Fulton’s exposure to strategic risk, credit risk, market risk, liquidity risk, operational risk, compliance and regulatory risk, legal risk and reputational risk, as well as Fulton’s strategies to monitor, control and mitigate its exposure to these risks. In addition, the HR Committee is responsible for overseeing the management of risks relating to all of Fulton’s compensation plans. The Audit Committee shares with the Risk Committee a general oversight role in Fulton’s risk management process in the context of the Audit Committee’s responsibility for financial reporting and its evaluation and assessment of the adequacy of Fulton’s internal control structure. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and governance matters. The Compliance Committee is responsible for overseeing management of certain risks related to compliance and regulatory matters.

The Board of Directors also relies upon Fulton’s Chief Risk Officer and other members of Fulton’s Enterprise Risk Management Committee, which is Fulton’s officer-level risk management committee, to oversee and manage existing and emerging risks and serve as a primary review forum prior to escalation to the Risk Committee and the Board of Directors. This officer-level risk management committee provides management-level oversight for Fulton’s risk management and compliance programs. In addition, annually, Fulton’s Board of Directors adopts a formal Risk Appetite Statement which sets forth both the qualitative and quantitative parameters within which Fulton executes its business strategies. This document also outlines the general framework within which Fulton manages risk in the context of Fulton’s core values and its management philosophy, which seeks to balance the risk it assumes in serving its customers and communities with the return it earns for its shareholders.

Fulton’s framework for enterprise risk management consists of three “lines of defense:” 1) business units, bank operations, shared services and corporate staff office functions (collectively known as front line units) have primary responsibility for risk management and compliance, and they each drive process deployment, risk identification and management, policies and procedures, training and communication/reporting; 2) independent risk management units (consisting of risk management, compliance, loan review, vendor risk management, fraud risk management, Bank Secrecy Act compliance, corporate information security office and other risk management units) have oversight responsibility and define governance requirements for risk management and compliance, and these units educate, advise and monitor front line unit risk and compliance activities in discrete areas; and 3) Fulton’s Internal Audit function independently validates the effectiveness of internal controls and risk management activities within front line units and independent risk management units in those areas, and periodically reports results to management and the Board of Directors.

Fulton’s risk appetite is centered on Fulton’s objective to consistently increase and enhance shareholder value, while managing risk at an acceptable level. Fulton’s Board of Directors, and the committees that monitor risk, assess and oversee the management of risk, including the establishment, tracking and reporting of key risk indicators within the primary risk categories of strategic, credit, market, liquidity, operational, legal, compliance and regulatory and reputational risk. Fulton’s key risk indicator thresholds reflect Fulton’s objective to consistently increase and enhance shareholder value and maintain capital at a level and quality that supports Fulton’s long-term strategic objectives as well as comply with regulatory guidelines. Finally, Fulton engages in ongoing risk assessments, capital management and stress testing to ensure that Fulton has adequate capital to absorb potential losses under various stress scenarios.

Cybersecurity risk is a key consideration in the operational risk management capabilities at Fulton. Under the direction of its Chief Information Security Officer, Fulton maintains a formal information security management program, which is subject to oversight by, and reporting to, the Risk Committee of the Board of Directors. Given the nature of Fulton’s operations and business, including Fulton’s reliance on relationships with various third-party providers in the delivery of financial services, cybersecurity risk may manifest itself through various business activities and channels, and it is thus considered an enterprise-wide risk and subject to control and monitoring at various levels of management throughout the business. In accordance with its charter, the Risk Committee of the Board of Directors oversees and reviews reports on significant matters of actual, threatened or potential breaches of corporate security, including cybersecurity. Fulton also maintains specific cyber insurance through its corporate insurance program, the adequacy of which is subject to review and oversight by the Risk Committee of the Board of Directors.

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Lead Director and Fulton’s Leadership Structure

Director Hodges served as Fulton’s Lead Director and was the independent Chair of the Executive Committee until June 2018. Director Moxley was appointed as Fulton’s Lead Director and the independent Chair of the Executive Committee in June 2018. He is also a member of the Nominating and Corporate Governance Committee, the Compliance Committee and Chair of the Risk Committee. The Board of Directors has made a determination that a structure which includes a Lead Director and a combined Chairman/CEO is appropriate for Fulton. Pursuant to the Governance Guidelines, the Board of Directors designates for a term of at least one (1) year, and publicly discloses in Fulton’s Proxy Statement, the independent non-employee director who will lead the non-employee directors’ executive sessions and preside at all meetings of the Board of Directors at which the Chairman is not present. The Governance Guidelines also require that the Lead Director shall, as appropriate: serve as a liaison between the Chairman and the independent directors; approve information sent to the Board of Directors; approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and have the authority to call meetings of the independent directors.

Similar to many public companies, the leadership structure of Fulton combines the positions of Chairman and CEO. This structure permits the CEO to manage Fulton’s daily operations and provides a single voice for Fulton when needed. Fulton believes that separation of these roles is not necessary because the Lead Director acts to counterbalance the combined Chairman and CEO positions. In addition, during 2018 approximately 92% of Fulton’s directors (11 out of 12) were determined to be independent under applicable NASDAQ standards, which provides an appropriate level of independent oversight at Board of Directors meetings and executive sessions. Finally, Fulton’s HR Committee, Nominating and Corporate Governance Committee and Audit Committee are all currently, and will continue to be, comprised solely of independent directors.

Executive Sessions

The independent directors of the Fulton Board of Directors met eight (8) times in executive session in 2018 at which only independent directors were present. Fulton’s Lead Director conducted these executive sessions of the independent directors.

Annual Meeting Attendance

Pursuant to Fulton’s Governance Guidelines, Fulton expects directors to attend the Annual Meeting in person unless their absence is excused. All members of the Board of Directors attended the 2018 Annual Meeting, except for Director Scott Snyder, whose attendance at the 2018 Annual Meeting of Shareholders was excused.

Director Education and Board of Directors Development

Fulton encourages its directors to attend outside seminars and educational programs as part of its corporate governance and general board education process. These educational opportunities are in addition to the education and development presentations that are provided during Fulton Board of Directors meetings and seminars. For example, third parties are periodically asked to provide the Board of Directors with presentations on governance, the economy, regulatory, compliance and a variety of other topics of interest. In addition, Directors Devine, Hodges, Moxley and Waters have each completed the requirements for the NACD Board Leadership Fellow Program for 2018 and prior years. In order to become NACD Board Leadership Fellows, individuals must demonstrate their knowledge of the leading trends and practices that define exemplary corporate governance, and commit to developing professional insights through a sophisticated course of ongoing study. In 2017, Dr. Snyder and Mr. Waters also successfully completed the NACD Cyber-Risk Oversight Program and earned a CERT Certificate in Cybersecurity Oversight, issued by the Software Engineering Institute at Carnegie Mellon University. With the oversight of the Nominating and Corporate Governance Committee, Fulton will continue to promote board development and ensure directors are kept current in a selection of topics via onsite programs sponsored by Fulton, and external and remote learning opportunities available for corporate directors.

Legal Proceedings

There are no material legal proceedings to which any director, officer, nominee, affiliate or principal shareholder, or any associate thereof, is a party adverse to Fulton, or in which any such person has a material interest adverse to Fulton.

Related Person Transactions

Financial Products and Services: Some of the current directors and executive officers of Fulton, including the Executives, their family members and the companies with which they are associated, were customers of, and/or had banking transactions with, Fulton’s subsidiaries during 2018. These transactions included deposit accounts, trust relationships, loans and other financial products and services provided in the ordinary course of business by Fulton’s bank subsidiaries. All loans and commitments to lend made to such persons and to the companies with which they are associated were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that similar transactions will be entered into in the future. By using Fulton’s products and services, directors and executive officers have the opportunity to become familiar with the wide array of products and services offered by Fulton’s subsidiaries to customers.

Other Transactions: Applicable SEC regulations require Fulton to disclose transactions with certain related persons where the annual amount involved exceeds $120,000. However, a person who has a position or relationship with a firm, corporation, or other entity that engages in a transaction with Fulton is not deemed to have a material interest in a transaction where the interest arises only from such person’s position as a director of the firm, corporation or other entity and/or arises only from the ownership by such person in the firm, corporation or other entity if that ownership is under 10%, excluding partnerships. Amounts paid to entities in which a related person does not have a material interest or were obtained by a low bid pursuant to a formal request for proposal to provide services are not required to be disclosed. Fulton may have engaged in various transactions on customary terms with companies where directors, nominees or officers and immediate family members may be directors, officers, partners, or employees and it is possible that Fulton’s directors, nominees and executive officers may not have knowledge of those transactions. During 2018, Fulton did not have any related person transactions in excess of $120,000 requiring specific disclosure, except for the direct payment of fees to Barley Snyder LLP in the amount of $2.35 million. Jennifer Craighead Carey is a director nominee for the Annual Meeting and was a partner with less than a 10% interest in the law firm of Barley Snyder LLP during 2018. The payment to Barley Snyder LLP represents the total direct amount paid for all invoices processed by Fulton and its subsidiaries during 2018. Ms. Craighead Carey was not directly engaged as counsel for any Fulton matter, nor did she bill any hours on Fulton engagements during 2018. Fulton anticipates engaging Barley Snyder LLP for legal services in the future.

Fulton considered the transactions between Fulton and members of the Board of Directors and executive officers that do not require specific disclosure, when it made the determinations that eleven (11) of Fulton’s fourteen (14) director nominees, or approximately 79% of the director nominees who are standing for election at the Annual Meeting, are independent in accordance with the NASDAQ listing standards. See “Information about Nominees, Directors and Independence Standards” on Page 9 for more information.

Family Relationships: SEC regulations generally require disclosure of any employment relationship or transaction with a related person where the amount involved exceeds $120,000. In fiscal year 2018, there were no family relationships requiring disclosure among any of the members of the Board of Directors, board nominees and executive officers of Fulton, except for Mr. Craig A. Roda, a brother-in-law of Mr. Wenger, was employed by Fulton. In 2018, Mr. Roda received annual compensation, consisting of base salary, equity awards and cash bonus, with a total value of approximately $614,000, plus other benefits on the same basis as other similarly situated employees. Mr. Roda retired as a Senior Executive Vice President of Fulton in May 2018. In addition, as of December 31, 2018, other family relationships existed among executive officers and some of the approximately 3,500 full-time equivalent employees of Fulton and its subsidiaries. These Fulton employees participate in compensation, benefit and incentive plans on the same basis as other similarly situated employees.

Related Person Transaction Policy and Procedures: Fulton does not have a separate policy specific to related person transactions. Under the Code of Conduct, however, employees and directors are expected to recognize and avoid those situations where personal interest or relationships might interfere, or appear to interfere, with their

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responsibilities to Fulton. The Code of Conduct also requires thoughtful attention to the problem of conflicts and the exercise of the highest degree of good judgment. Under the Code of Conduct, directors must provide prompt notice to Fulton of all new or changed business activities, related person relationships and board directorships as they arise.

In addition, Fulton and its subsidiary banks are subject to Regulation O, which governs loans by federally regulated banks to certain insiders, including an executive officer, director or 10% controlling shareholder of the applicable bank or bank holding company, or an entity controlled by such executive officer, director or controlling shareholder (an “Insider”). Each Fulton subsidiary bank is required to follow a Regulation O policy that prohibits the affiliate bank from making loans to an Insider unless the loan (i) is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (ii) does not involve more than the normal risk of repayment or present other unfavorable features. Fulton and its subsidiary banks are examined periodically by bank regulators and Fulton’s Internal Audit Department for compliance with Regulation O to ensure that internal controls exist within Fulton and its subsidiary banks to monitor Fulton’s compliance with Regulation O.

In accordance with Fulton’s Audit Committee Charter and NASDAQ listing standards, the Audit Committee is charged with the responsibility to conduct, at least annually, an appropriate review and oversight of all transactions with related persons as defined in applicable SEC regulations. This responsibility includes reviewing an annual report regarding the related person transactions, if any, with each member of Fulton’s Board of Directors, the Executives and Fulton’s other executive officers during the prior year. At a meeting in February 2019, the Audit Committee reviewed and approved a report of all potential related person transactions identified during 2018 involving Fulton’s directors, nominees, the Executives and Fulton’s other executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires Fulton’s executive officers, including the Executives, its principal accounting officer, its directors, and any persons owning 10% or more of Fulton’s common stock, to file with the SEC, in their personal capacities, initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4 and annual statements of beneficial ownership on Form 5. Persons filing such beneficial ownership statements are required by SEC regulation to furnish Fulton with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in Fulton’s Proxy Statement. Based solely on Fulton’s review of Forms 3 and 4 and amendments thereto furnished to Fulton during the 2018 fiscal year, including Forms 5 and amendments thereto furnished to Fulton, and on written representations from Fulton’s directors, the Executives and Fulton’s other executive officers, Fulton believes that all such statements were timely filed in 2018, except for a Form 4 inadvertently filed late by Ernest J. Waters on May 24, 2018 reporting the purchase of 2,000 shares of Fulton common stock on April 27, 2018.

Board of Directors and Committee Evaluations

Pursuant to its charter, the Nominating and Corporate Governance Committee reviews and recommends to the Board of Directors guidelines and procedures to be used by directors in monitoring and evaluating the performance of the Board of Directors and its committees. The Board of Directors and its committees, except the Executive Committee, conduct an annual self-evaluation of the performance of the Board of Directors and committees. Anonymous board and committee evaluation questionnaires were last completed in the fourth quarter of 2018. The results were compiled by Fulton’s in-house corporate counsel and presented to the Nominating and Corporate Governance Committee in December 2018, and the members of each committee also received a summary report of the results of that committee’s questionnaire. The Nominating and Corporate Governance Committee reported the results to the Board of Directors at its December 2018 regular meeting, and the Board of Directors and each of the committees discussed the summary of its respective annual evaluations.

Compensation of Directors

Non-employee directors serving on the Board of Directors currently receive a combination of cash and equity compensation paid by Fulton for service on the Board of Directors and its committees. Fulton directors do not receive compensation from any third party for their Fulton board service. Equity compensation paid to non-employee directors is granted pursuant to the 2011 Directors’ Equity Participation Plan (the “2011 Director Equity Plan”). The equity compensation paid to non-employee directors during 2018 was in the form of shares of Fulton common stock that had no restriction or vesting requirements. During 2018, the 2011 Director Equity Plan provided that the maximum number of shares, in the aggregate, under all types of awards granted to any one participant in any one calendar year, excluding elections to receive cash fees in the form of Fulton shares, shall not exceed the greater of 10,000 shares, or a number of shares with a fair market value on the date of the grant of $100,000.00.

Salaried officers of Fulton do not receive additional compensation for service on the Board of Directors. Thus, Mr. Wenger did not receive any director fees or additional compensation in 2018 for serving as a member of the Board of Directors.

The Board of Directors reviews Fulton’s non-employee director compensation annually with the assistance of the HR Committee and a report from the HR Committee’s independent compensation consultant. In 2017, the Board of Directors increased the annual equity retainer paid to non-employee members of the Board of Directors from $35,000 to $50,000 per year. In late 2018, the HR Committee sought recommendations and a peer group analysis from Frederic W. Cook & Co., Inc. (“FW Cook”), the HR Committee’s independent compensation consultant, as it evaluated the 2018 amount and structure of Fulton’s non-employee director compensation. Following this review, the Board of Directors approved, effective January 1, 2019, the elimination of Board of Directors and standing committee meeting attendance fees, an increase in the quarterly cash retainer from $8,750 to $17,500, and provided non-employee directors with the ability to defer equity awards to retirement as described below. In conjunction with the director compensation changes, the Nominating and Corporate Governance Committee increased the non-employee director stock ownership guideline from $175,000 to $300,000, as outlined under Stock Ownership Guidelines on Page 50.

Fulton also reimburses directors for Board of Directors service-related expenses incurred in serving as directors of Fulton and provides non-employee directors with a $50,000 term life insurance policy during service as directors. Certain directors have elected to participate in the Fulton Deferred Compensation Plan, under which a director may elect to defer a portion of his or her cash director’s fees as those fees are earned and to receive those fees, together with any returns earned on investments selected by the participating director, in a lump sum or in installments over a period of up to twenty (20) years following retirement. The non-employee directors of Fulton who have established accounts to defer a portion of the cash fees paid to them in 2018 are Directors Devine, Freer, Smith, Spair and Waters. Certain directors of Fulton also serve on the boards of Fulton’s subsidiary banks, and these directors are compensated with a retainer, meeting fees, or both for their service on each of those individual boards, and amounts paid are reflected in footnote 4 in the Director Compensation Table on Page 28.

The structure and amounts of compensation paid to non-employee directors for service on the Board of Directors and its committees during 2018 were as follows:

2018 Non-employee Director Fees	Amount
Quarterly director retainer	$8,750 in cash
Additional quarterly retainer paid to the Lead Director	$7,500 in cash
Additional quarterly retainer paid to committee chairs [1]	$3,125 in cash
Board meeting attendance fee	$2,000 in cash per meeting attended
Standing committee meeting attendance fee [2]	$1,000 in cash per meeting attended
Compliance Committee meeting attendance fee	$1,000 in cash per meeting attended
Annual equity retainer [3]	Fulton common stock equivalent to $50,000 [4]
Educational and seminar attendance fee [5]	$1,000 in cash per day

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Effective January 1, 2019, Fulton updated the structure and amounts of compensation to be paid to non-employee directors for service on the Board of Directors and its committees as follows:

Non-employee Director Fees	Amount
Quarterly director retainer [6]	$17,500 in cash
Additional quarterly retainer paid to the Lead Director	$7,500 in cash
Additional quarterly retainer paid to committee chairs [1]	$3,125 in cash
Compliance Committee meeting attendance fee	$1,000 in cash per Compliance Committee meeting attended
Annual equity retainer 7 8	Fulton restricted stock units equivalent to $60,000

1 An additional quarterly retainer is not paid to the chair of the Executive Committee.

2 During 2018, Committee meeting attendance fees were not paid to a non-employee director for attending standing committee (Audit, Human Resources, Nominating and Corporate Governance and Risk Committees) meetings held in conjunction with a regularly scheduled meeting of the Board of Directors that the director attended.

3 Stock awards granted on June 1, 2018 to non-employee directors elected at the Annual Meeting of shareholders, and granted on November 1, 2018 to non-employee directors serving on the date of grant. Each of the stock awards granted to the non-employee directors during 2018 was equivalent to $25,000 of Fulton’s common stock, rounded up to the next whole share.

4 The number of shares granted to each director was determined based on the closing price of Fulton common stock on the date of grant, rounded up to the next whole share.

5 Paid for attendance at approved educational meetings or seminars. Since attendance at these meetings and seminars is voluntary, attendance at these meetings and seminars is not considered for purposes of calculating director attendance for Board of Directors and committee meetings.

6 Effective January 1, 2019, Fulton eliminated meeting attendance fees for the Board of Directors and standing committees, and in lieu of meeting attendance fees, the director cash retainer was increased.

7 Non-employee directors who are elected by Fulton shareholders at the Annual Meeting will receive a 2019 annual equity retainer in restricted stock units (“DSU Awards”). The DSU Awards are for Board of Directors service from May 2019 to May 2020. The HR Committee intends to grant the DSU Awards prior to the Annual Meeting with a June 1, 2019 grant date. The number of restricted stock units comprising the DSUs Awards will be based on the closing price of Fulton’s common stock on the grant date, or the prior trading day, if the grant date is not a trading day, rounded up to the next whole share. Until such time as the DSU Awards are fully vested, settled and paid in Fulton common stock, the equity award will accrue “Dividend Equivalents” that are reinvested in similar restricted stock units, with the same vesting and settlement terms applicable to the original DSU Awards. The DSU Awards fully vest after one year of service, or, if earlier, the date of the next annual meeting of shareholders. Directors who retire or leave the Board of Directors for other reasons prior to completing their full term may forfeit a prorated portion of their DSU Awards for not completing a full one-year term of service. The prorated portion of a DSU Award forfeited will be based on the remaining portion of the one-year term not served by the director, unless the HR Committee waives the proration due to a change in control, death, disability or other reason as determined by the HR Committee. The DSU Awards will settle in Fulton common stock and will vest and be paid on the first anniversary of the date of grant, unless a director irrevocably elected in writing to defer settlement and payment until after the end of his or her board service as described below.

8 A director may elect to defer settlement and payment of his or her DSU Award, but must make that election by December 31 of the year prior to the grant date. A non-employee director may elect to receive payment of a vested DSU Award either as a lump sum, or paid in equal annual installments over three years, commending on January 15 of the year following the director’s departure from the Board of Directors. A deferred DSU Award will continue to accrue dividends as dividend equivalents, which will be paid in Fulton common stock once the DSU Award is settled and paid.

The following table summarizes all of the compensation paid to each non-employee Fulton director who served as a director of Fulton during 2018:

DIRECTOR COMPENSATION TABLE

Name [1]	Fees Earned or Paid in Cash ($)	Stock Awards [2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation 3 4 ($)	Total ($)
Lisa Crutchfield	69,500	50,022	0	0	0	0	119,522
Denise L. Devine	77,500	50,022	0	0	0	0	127,522
Patrick J. Freer	53,000	50,022	0	0	0	0	103,022
George W. Hodges	78,500	50,022	0	0	0	0	128,522
Albert Morison III [5]	77,000	50,022	0	0	0	0	127,022
James R. Moxley III	99,000	50,022	0	0	0	0	149,022
R. Scott Smith, Jr. [5]	57,000	50,022	0	0	0	12,822 [6]	119,844
Scott A. Snyder	53,000	50,022	0	0	0	0	103,022
Ronald H. Spair	78,500	50,022	0	0	0	0	128,522
Mark F. Strauss	66,000	50,022	0	0	0	0	116,022
Ernest J. Waters	90,500	50,022	0	0	0	0	140,522

1 Directors listed represent all the non-employee directors of Fulton serving during 2018.

2 Fulton’s non-employee directors were granted Fulton common stock (rounded to next whole share) as part of their 2018 compensation pursuant to the 2011 Director Equity Plan. The amounts in this column consist of a $25,012.50 stock award granted on June 1, 2018 consisting of 1,450 shares having a grant date fair value of $17.50 per share (the closing price of Fulton common stock on June 1, 2018), and a second $25,009.60 stock award granted on November 1, 2018 consisting of 1,540 shares having a grant date fair value of $16.24 per share (the closing price of Fulton common stock on November 1, 2018). The stock awards were granted without restriction or vesting requirements, and the amount shown does not reflect the value of any dividends paid on these shares during 2018.

3 Unless otherwise noted, the amount excludes perquisites and other personal benefits with an aggregate value of less than $10,000. Fulton’s methodology to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the item. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used.

4 Some of Fulton’s directors also serve on boards of directors of Fulton’s subsidiary banks and received director fees for bank board service. The fees paid for this subsidiary board service are excluded from the amounts listed in the table. During 2018, Director Hodges received $28,250 in fees from Fulton Bank, N.A., Director Moxley received $17,150 in fees from The Columbia Bank, Director Strauss received $17,800 in fees from Fulton Bank of New Jersey, and Director Waters received $29,250 in fees from Fulton Bank, N.A.

5 Mr. Morrison and Mr. Smith will retire from Fulton’s Board of Directors at the Annual Meeting.

6 This amount includes club membership fees, plus office use, parking and other perquisites received by Director Smith during 2018.

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RESOLUTION TO APPROVE THE AMENDED AND RESTATED DIRECTORS’ EQUITY PARTICIPATION PLAN – PROPOSAL TWO

Overview and Background of the Amended and Restated Directors’ Equity Participation Plan

Fulton’s shareholders are being asked to approve the Amended and Restated Directors’ Equity Participation Plan, which is an amendment and restatement of the 2011 Director Equity Plan that Fulton shareholders previously approved at the 2011 Annual Meeting. On March 19, 2019, upon the recommendation of the HR Committee and its independent compensation consultant, the Board of Directors approved, subject to shareholder approval at the Annual Meeting, the Amended and Restated Directors’ Equity Participation Plan.

The 2011 Director Equity Plan has been used to make equity-based awards to non-employee directors of Fulton, and the Amended and Restated Directors’ Equity Participation Plan will be used in a similar fashion. The Amended and Restated Directors’ Equity Participation Plan will enable Fulton to continue to grant a variety of equity-based awards to eligible participants. The Amended and Restated Directors’ Equity Participation Plan will also extend the term of the 2011 Director Equity Plan for an additional 10 years, until May 2029, and make certain updating changes to the 2011 Director Equity Plan. In the absence of approval by the shareholders, the current 2011 Director Equity Plan will expire in 2021. The Amended and Restated Directors’ Equity Participation Plan does not increase the number of shares of Fulton common stock that may be issued under the 2011 Director Equity Plan.

Key Terms and Purpose of the Amended and Restated Directors’ Equity Participation Plan

The Amended and Restated Directors’ Equity Participation Plan is set forth in Appendix A to this proxy statement. The following description of the Amended and Restated Directors’ Equity Participation Plan is a summary of the plan. You should read the Amended and Restated Directors’ Equity Participation Plan, the terms of which are incorporated by reference into this proxy statement. The purpose of the Amended and Restated Directors’ Equity Participation Plan is to advance the long-term success of Fulton and its subsidiaries and to increase shareholder value by:

•	providing stock-based compensation to the non-employee members of the Board of Directors, the board of directors of any subsidiary of Fulton, or any advisory board of Fulton or its subsidiaries;

•	encouraging director share ownership;

•	aligning further the interests of non-employee directors with those of Fulton’s shareholders;

•	ensuring that Fulton’s non-employee director compensation practices are competitive in the industry; and

•	assisting in the attraction and retention of non-employee directors, including directors who further Fulton’s goal of achieving diversity on the Board of Directors through differences of view point, professional experience, education and skills, as well as race, gender and national origin.

Type of Awards

The Amended and Restated Directors’ Equity Participation Plan provides for several types of equity awards. Fulton may grant restricted stock, restricted stock units, stock options and stock awards, under the Amended and Restated Directors’ Equity Participation Plan.

•	Restricted Stock Awards – The HR Committee may, from time to time, grant restricted stock awards to participants, subject to such terms and conditions as the HR Committee shall determine, provided that each such award must be subject to a restriction period prior to vesting. In the event of a termination of board service due to death or disability, all the restrictions’ shall lapse and all outstanding restricted stock awards shall vest. In the event of retirement, if a participant has completed at least one year, or such longer period established by the HR Committee, of board service since first joining Fulton, the restricted stock shall vest, on a prorated basis, from the date of grant to the effective date of retirement. Upon a change in control, all restrictions shall lapse and all outstanding restricted stock awards shall vest. Upon termination of service for any other reason, the participant shall forfeit all shares subject to restriction.

•	Restricted Stock Units – The HR Committee has authority to grant restricted stock units to participants. Restricted stock units are similar to restricted stock, but a restricted stock unit is the right to receive a share of common stock at some point in the future; the common stock is not issued and outstanding at the time of award. Restricted stock units are subject to forfeiture if the time-based forfeiture restrictions imposed by the HR Committee are not met. During the restriction period, the participant is not the owner of the shares of common stock, but is entitled to receive “dividend equivalents,” in the amount of any dividend on Fulton’s common stock that is declared during the restriction period. Such dividend equivalents are in the form of additional restricted stock units, subject to the same restriction period and are credited to the participant’s account and subject to the same terms as the original restricted stock unit award. Upon the lapse of any forfeiture restrictions, the participant will be issued shares of Fulton’s common stock. The time-based forfeiture restrictions lapse upon the death or disability, retirement or change in control in the same manner as restricted stock awards described above.

•	Stock Option Awards – The HR Committee may, from time to time, grant stock options to participants. Each option will entitle the participant to purchase a specified number of shares of Fulton’s common stock at a price at least equal to the fair market value of Fulton’s common stock on the day the option is granted. The repricing of options is prohibited under the terms of the Amended and Restated Directors’ Equity Participation Plan, unless approved by Fulton’s shareholders. Except as otherwise provided by the HR Committee: (1) upon termination of service due to death (while in active service), disability or retirement, the option must be exercised by the participant (or his or her estate) within one year following the participant’s termination of board service and prior to its expiration date, and may be exercised as to all or any portion of the option, regardless of whether or not fully exercisable under the terms of the grant; and (2) as to any other termination event, the option must be exercised by the participant within six months following the participant’s termination of board service and prior to its expiration date, and all options not then exercisable shall be canceled. The HR Committee may, in its discretion, extend the post-termination exercise period, but not beyond the original option term. All stock options granted will expire not later than ten years from the date the stock option was granted. Upon a change in control, as defined in the Amended and Restated Directors’ Equity Participation Plan, all options immediately become exercisable.

•	Stock Awards – The HR Committee may, from time to time, grant each non-employee director who participates in the Amended and Restated Directors’ Equity Participation Plan stock awards in the form of unrestricted shares of Fulton’s common stock. The HR Committee may also permit participants to receive shares of common stock in lieu of cash for some or all of the director fees to be paid to them, subject to the annual individual award limitations described below.

Term, Termination and Amendment of the Amended and Restated Directors’ Equity Participation Plan

If shareholders approve this proposal at the Annual Meeting, the Amended and Restated Directors’ Equity Participation Plan shall become effective on May 21, 2019. Upon its approval by Fulton’s shareholders, the term of the Amended and Restated Directors’ Equity Participation Plan will be extended for ten years, until May 21, 2029. The Board of Directors or the HR Committee may modify, amend, or terminate the Amended and Restated Directors’ Equity Participation Plan at any time except that, to the extent then required by applicable law, rule, regulation, or applicable listing requirements for the Fulton’s common stock, approval of the holders of a majority of shares of common stock represented in person or by proxy at a meeting of the shareholders will be required to: increase the maximum number of shares of Fulton common stock available for distribution under the Amended and Restated Directors’ Equity Participation Plan (other than increases due to adjustments in accordance with the Amended and Restated Directors’ Equity Participation Plan provisions); or “materially amend” the Amended and Restated Directors’ Equity Participation Plan under applicable listing requirements for Fulton’s common stock. No modification, amendment, or termination of the Amended and Restated Directors’ Equity Participation Plan shall adversely affect the rights of a participant under a grant previously made to such participant without the consent of such participant.

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Eligibility

All members of the Board of Directors, all members of Fulton’s subsidiary boards of directors and all members of any advisory board established by Fulton, or any of its subsidiaries, who are not, in each case, an employee of Fulton or of its subsidiaries, will be eligible to participate pursuant to the terms of the Amended and Restated Directors’ Equity Participation Plan.

As of the date of this proxy statement, there were approximately one hundred (100) members of the boards of directors and advisory boards of Fulton’s subsidiaries, in addition to the twelve (12) non-employee director nominees, who will be non-employee directors of Fulton eligible to participate in the Amended and Restated Directors’ Equity Participation Plan.

New Plan Benefits

Because benefits under the Amended and Restated Directors’ Equity Participation Plan will depend on HR Committee actions and the fair market value of Fulton’s common stock at various future dates, the dollar value and number of shares underlying awards that may be granted under the Amended and Restated Directors’ Equity Participation Plan are not determinable. See the Director Compensation Table on Page 28 for information regarding the awards made to non-employee members of the Board of Directors under the 2011 Director Equity Plan during 2018. No awards were made to the members of the boards of directors and advisory boards of Fulton’s subsidiaries under the 2011 Director Equity Plan during 2018.

For 2019, the HR Committee has approved a compensation structure for the non-employee members of the Board of Directors that would include an anticipated award of restricted stock units under the Amended and Restated Directors’ Equity Participation Plan to the non-employee members of the Board of Directors with a grant date fair market value of $60,000, rounded up to the next whole share. For 2019, the twelve (12) non-employee director nominees, as a group, would receive awards with an aggregate estimated dollar value of $720,000, and representing 41,628 underlying shares of Fulton common stock, based on the closing price of Fulton’s common stock on March 1, 2019, which was $17.30.

Current Equity Granting Practices

At the present time, only non-employee members of the Board of Directors receive any of their fees for board service in shares of Fulton common stock issued under the 2011 Director Equity Plan. During 2018, each non-employee member of the Board of Directors received a total of approximately $50,000 in common stock awards as part of their compensation for Board of Directors service. For 2019, Fulton has revised its non-employee director compensation program and expects to award the non-employee directors who are elected by Fulton shareholders at the Annual Meeting a 2019 annual equity retainer in restricted stock units (“DSU Award”) under the Amended and Restated Directors’ Equity Participation Plan in the amount of $60,000. This DSU Award would be for Board of Director service from May 2019 to May 2020.

In future years, the HR Committee intends to approve DSU Awards annually in conjunction with Fulton’s Annual Meeting with a June 1 grant date. The number of restricted stock units comprising the DSUs Awards will be based on the closing price of Fulton’s common stock on the grant date, or the prior trading day, if the grant date is not a trading day, rounded up to the next whole share. Until such time as the DSU Awards are fully vested, settled and paid in Fulton common stock, the equity awards will accrue “Dividend Equivalents” that are reinvested in similar restricted stock units, with the same vesting and settlement terms applicable to the original DSU Awards. The DSU Awards fully vest after one year of service, or, if earlier, the date of the next annual meeting of shareholders. Directors who retire or leave the Board of Directors for other reasons prior to completing their full term may forfeit a prorated portion of their DSU Awards for not completing their one-year term of service. The prorated portion of a DSU Award forfeited will be based on the remainder of the one-year term not served by the director, unless the reason for departure is death, disability, retirement or a change in control as described above. The DSU Awards will settle in Fulton common stock and will vest and be paid on the first anniversary of the date of grant, unless a director irrevocably elected in writing to defer settlement and payment until after the end of his or her board service as described below.

A participant may elect to defer, his or her DSU Award, but must make that election by December 31 of the year prior to the grant date. A non-employee director may elect to receive payment of a vested DSU Award either as a lump sum, or paid in equal annual installments over three years, commending on January 15 of the year following the director’s departure from the Board of Directors. A deferred DSU Award will continue to accrue dividends as dividend equivalents, which will be paid in Fulton common stock once the DSU Award is settled and paid.

Annual Individual Award Limitations

The maximum number of shares of Fulton’s common stock, in the aggregate, under all types of awards granted to any one eligible participant in any one calendar year under the Amended and Restated Directors’ Equity Participation Plan may not exceed the greater of: (a) 20,000 shares; or (b) a number of shares with a fair market value on the date of the grant of $200,000.00. This represents an increase from the limits set forth in the 2011 Director Equity Plan. The increase reflects the changes made to non-employee director compensation program, as described in this proposal, and is intended to provide sufficient flexibility to achieve the purposes of the Amended and Restated Directors’ Equity Participation Plan during the ten-year period during which awards may be granted.

Number of Awards that May be Made

As of March 1, 2019, there were no shares of Fulton’s common stock underlying outstanding stock option, restricted stock and restricted stock unit awards under the Amended and Restated Directors’ Equity Participation Plan. As of that date, there were 311,669 shares available for future awards under the Amended and Restated Directors’ Equity Participation Plan. Fulton believes that the number of shares of common stock remaining available for future awards under the Amended and Restated Directors’ Equity Participation Plan is sufficient to adequately provide for participation of the non-employee directors who are eligible to receive such grants over the amended term of the plan (i.e., ten years) and, therefore, is not seeking to increase the number of shares available for future awards under the Amended and Restated Directors’ Equity Participation Plan.

When originally approved in 2011, shareholders authorized a maximum of 500,000 shares to be issued under the 2011 Director Equity Plan; less than 40% of the original shares authorized have been issued under the 2011 Director Equity Plan. On March 1, 2019, the closing price of Fulton’s common stock was $17.30 per share.

Rights with Respect to Shares

The recipient of a stock award immediately has all rights of ownership with respect to such shares, including the right to vote such shares and to receive any dividends paid thereon. The recipient of a stock option has all rights of ownership with respect to shares upon the exercise of vested stock options and the receipt of shares issued. The recipient of a restricted stock award or a restricted stock unit award does not have all the same rights as a holder of common stock. For example, the recipient of a restricted stock award or a restricted stock unit award does not have the right to receive dividends on those shares or units; instead, dividends equivalents are awarded.

Clawback of Awards

Any awards made under the Amended and Restated Directors’ Equity Participation Plan may be subject to recovery by Fulton (typically known as a “clawback” provision) as required under any law, regulation or stock exchange listing requirement, or any policy of Fulton that currently exists or which may be implemented in the future.

Federal Income Tax Consequences

The following is a brief description of the material United States federal income tax consequences associated with awards under the Amended and Restated Directors’ Equity Participation Plan. It is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

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The fair market value of stock awards of shares of Fulton common stock granted under the Amended and Restated Directors’ Equity Participation Plan is taxable to the non-employee director in the year awarded. Fulton would be entitled to deduct a corresponding amount as a business expense in the year the non-employee director recognizes this income.

The recipient of a stock option granted under the Amended and Restated Directors’ Equity Participation Plan would not pay any tax at the time of grant. When an option is exercised, any excess of the fair market value of the affected shares over the total option price of those shares would be treated for federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received would be treated as a capital gain or loss. If the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price, Fulton would be entitled to deduct that amount.

With respect to restricted stock awards granted under the Amended and Restated Directors’ Equity Participation Plan, the recipient would generally recognize ordinary income equal to the excess of the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over the amount, if any, paid for the shares. Fulton would be entitled to a tax deduction in the same amount. A recipient may elect to accelerate the recognition of ordinary income with respect to restricted stock awards to when the shares are granted. If an election is made to accelerate the recognition of ordinary income, the amount of ordinary income would be determined as of the accelerated tax date rather than as of the date when the applicable restriction expires. In such a case, Fulton’s tax deduction would be determined at the same time. Any subsequent gain or loss resulting from the sale or other disposition of such shares would be treated as a capital gain or loss.

A recipient normally would not realize taxable income upon the award of restricted stock units. A recipient would be subject to tax on the earlier of the year in which the recipient receives the underlying shares of common stock, or the year in which the award is no longer subject to a substantial risk of forfeiture. In that year, the recipient would recognize income equal to the fair market value of the shares of Fulton’s common stock received, and Fulton would be entitled to a deduction in the same amount.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote is required to approve the Amended and Restated Directors’ Equity Participation Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the Amended and Restated Directors’ Equity Participation Plan.

INFORMATION CONCERNING EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement explains the design and operation of our executive compensation program with respect to the compensation paid to our named executive officers (“Named Executive Officers”) or (“Executives”) for 2018 listed in the table below. There were a number of changes among our Named Executive Officers based on role changes within Fulton, including Curtis J. Myers becoming President and Chief Operating Officer on January 1, 2018, the addition of Mark R. McCollom, who became Fulton’s Chief Financial Officer on March 2, 2018, replacing Philmer H. Rohrbaugh, who served as Fulton’s Chief Financial Officer through March 1, 2018. Mr. Rohrbaugh held a number of executive positions with Fulton, including Chief Risk Officer, Chief Operating Officer and Chief Financial Officer, and retired as a member of Fulton’s senior management in 2018. In addition, Angela M. Snyder became a Named Executive Officer with her new role as Senior Executive Vice President and Head of Consumer Banking, and Meg R. Mueller became Senior Executive Vice President and Head of Commercial Business. These new positions for Ms. Snyder and Ms. Mueller were both effective as of January 1, 2018.

Fulton’s Named Executive Officers in this Proxy Statement are:

2018 Named Executive Officers	Fulton Officer Title
E. Philip Wenger	Chairman and Chief Executive Officer
Mark R. McCollom	Senior Executive Vice President and Chief Financial Officer, effective March 2, 2018
Philmer H. Rohrbaugh	Senior Executive Vice President and Chief Financial Officer, through March 1, 2018
Curtis J. Myers	President and Chief Operating Officer
Angela M. Snyder	Senior Executive Vice President and Head of Consumer Banking
Meg R. Mueller	Senior Executive Vice President and Head of Commercial Business

Table of Contents for the Compensation Discussion and Analysis

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1.	Executive Summary

Fulton believes that the compensation of the Named Executive Officers should reflect Fulton’s overall performance and the contributions of the Executives to that performance. Variable compensation awards (“VCP Awards”) and long-term equity awards (“LTI Awards”) earned by the Executives under Fulton’s Amended and Restated Equity and Cash Incentive Compensation Plan (the “2013 Plan”) are determined based on predetermined performance goals and the HR Committee’s assessment, in the exercise of its discretion, of Fulton’s and each Executive’s performance in the preceding year.

Fulton’s Management’s Discussion and Analysis of Financial Condition and Results of Operations in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2018, which is being made available to shareholders together with this Proxy Statement, contains an overview of Fulton’s 2018 performance. Following is a brief summary of some of the financial highlights identified therein for the year ended December 31, 2018:

•	Net Income Per Share Growth: Diluted net income per share increased $0.20, or 20.4%, to $1.18 per diluted share for 2018, compared to $0.98 in 2017.

•	Net Interest Income and Net Interest Margin: Net interest income increased $55.1 million, or 9.6%, compared to 2017, while the fully taxable-equivalent net interest margin increased 12 basis points to 3.40%.

•	Loan Growth: Average loans increased $578.7 million, or 3.8%, compared to 2017.

•	Deposit Growth: Average deposits increased $351.4 million, or 2.3%, compared to 2017.

•	Non-Interest Income: Non-interest income, excluding investment securities gains, decreased $3.4 million, or 1.7%, compared to 2017.

•	Non-Interest Expense: Non-interest expense increased $20.5 million, or 3.9%, compared to 2017.

The HR Committee took a number of actions relating to compensation for the Executives during 2018, as summarized in the table below:

Element		HR Committee Actions
Salaries	•	Mr. Wenger received a 2.5% annual base salary increase effective April 1, 2018.
	•	Mr. Myers, Ms. Snyder and Ms. Mueller received base salary increases effective January 1, 2018 with their new positions.
VCP Awards	•	Set target VCP Award amounts as a percentage of salary for Mr. Wenger at 85%, for Mr. McCollom and Myers at 70%, and at 50 % for each of the other Executives.
	•	Approved scorecards with a series of performance criteria that would be used to determine the amount of the VCP Awards, if any, that would be paid to each of the Executives.
	•	Conditioned the payment of VCP Awards for 2018 performance on Fulton having a minimum return on average equity (“ROE”) of 7.68% and positive net income for 2018.
	•	Exercised negative discretion and applied a 15% downward corporate modifier to all Executive VCP Awards.
	•	Evaluated Fulton’s and each Executive’s performance relative to the performance criteria and determined that the Executives should receive VCP Awards for 2018 performance, as a percentage of salary, and a percentage of target, as follows:
	Executive	Actual VCP Awards as a % of salary	Actual VCP Awards as a % of target
	Mr. Wenger	55.6%	65.5%
	Other Executives	Ranged from 32.7% to 45.8%	65.5%

LTI Awards	•	Approved LTI Award grants in 2018, in the form of performance-based restricted stock units (“Performance Shares”).
	•	The number of Performance Shares awarded to each of the Executives was based on a target dollar amount equal to 125% of base salary for the CEO, and 75% of base salary for the other Executives, except Mr. Rohrbaugh, as of January 1, 2018, which was then converted to a number of Performance Shares on the grant date by dividing the target dollar amount by the closing price of Fulton’s common stock on the grant date.
	•	The actual number of shares of Fulton common stock, if any, that the Executives may receive upon vesting on May 1, 2021 following the end of the performance period and determination of the achievement of the Performance Shares by the HR Committee may be higher or lower than the target number granted.
	•	The Performance Shares were allocated by the HR Committee among three components, each having different vesting terms, as summarized below:
Component A, representing 37.5% of the target dollar amount for the Executives:
	•	Component A Performance Shares will vest only if Fulton has net income during calendar year 2020 (the calendar year before potential vesting of the Performance Shares on May 1, 2021) at least equal to the dividends declared on Fulton common stock during the four calendar quarters immediately preceding the grant date (the “Profit Trigger”).
	•	The number of shares that may be received upon vesting of Component A Performance Shares is determined based on Fulton’s 2018 return on average assets (“ROA”) measured against an absolute ROA goal equivalent to 100% of Fulton’s budgeted ROA for 2018.
	•	Fulton’s actual ROA for 2018 of 1.033% reduced the number of shares of stock that may be received upon vesting of the Component A Performance Shares to 81.44% of the original target number of Component A Performance Shares. The vesting of these Component A Performance Shares on May 1, 2021 remains subject to the Profit Trigger requirement.
Component B, representing 37.5% of the target dollar amount for the Executives:
	•	The number of shares that may be received upon vesting of Component B Performance Shares on May 1, 2021 is determined based on Fulton’s total shareholder return (“TSR”) during the period from May 1, 2018 through March 31, 2021 measured relative to Fulton’s 2018 peer group.
Component C, representing 25% of the target dollar amount for the Executives:
	•	The number of shares that may be received upon vesting of the Component C Performance Shares will not vary based on performance or other factors, but the potential vesting of Component C Performance Shares on May 1, 2021 is subject to the Profit Trigger requirement.

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2.	Shareholder Say-on-Pay Proposal Historical Results

Since 2011, Fulton has annually submitted a non-binding Say-on-Pay Proposal to its shareholders for approval. At the 2017 Annual Meeting, 73.72% of Fulton’s shareholders, excluding abstentions, voted in favor of a one-year frequency of conducting future non-binding Say-on-Pay votes for shareholders to approve the compensation of the Named Executive Officers. The 2019 annual non-binding Say-on-Pay Proposal is set forth on Page 64.

Fulton views the results of past Say-on-Pay Proposals as support for its previous compensation policies and decisions, and the Board of Directors and its HR Committee will consider the vote on the 2019 non-binding proposal as a barometer of shareholder support for the current compensation programs for the Executives. Since first implemented and presented to shareholders in 2011, Fulton’s shareholders have consistently approved its Say-on-Pay Proposals with an average of approximately 95% of shares voted “FOR” the Say-on-Pay Proposals. Following are the results of the vote on Fulton’s prior Say-on-Pay Proposals:

Shares Voted FOR (excluding abstentions) as a Percentage of total vote FOR and AGAINST Fulton’s Say-on-Pay Proposal
Year	2018	2017	2016	2015	2014	2013	2012	2011
% Voted FOR	97.73%	97.63%	96.56%	96.15%	96.49%	93.87%	92.63%	90.98%

The HR Committee, which is composed exclusively of independent directors, believes that the prior votes of Fulton’s shareholders confirms the philosophy and objective of linking Fulton’s executive compensation to its operating objectives and the enhancement of shareholder value. Fulton views this continued level of shareholder support as an affirmation of Fulton’s current pay practices and, as a result, no significant changes were made to Fulton’s executive compensation pay practices for 2018. The HR Committee will continue to consider the outcome of Fulton’s say-on-pay votes when making future compensation decisions for the Named Executive Officers.

3.	Pay for Performance

The core of Fulton’s compensation philosophy is to link “pay to performance” on both a short-term and long-term basis. VCP Awards are “at-risk” performance-based awards because if the ROE threshold is not met or scorecard performance factors are not achieved, or when adjusted by the HR Committee in their discretion, if applicable, for corporate performance results using a corporate modifier, then the amount of the VCP Award may be adjusted or the Executive may not receive the VCP Award. The 2018 Performance Share awards, like the prior year awards, are “at-risk” because, in addition to the amount of annual awards being linked to Fulton’s performance, these awards are subject to vesting and possible forfeiture dependent upon Fulton achieving specified levels of financial performance, thereby maintaining alignment with shareholders, regardless of stock price movement. In addition, the Performance Shares only increase in value if Fulton’s share price increases over the term of the award. The HR Committee believes that the VCP Awards and Performance Shares awarded under the 2013 Plan further Fulton’s business plan and further the HR Committee’s objective to ensure that the interests of the Executives, both short-term and long-term, are aligned with the interests of Fulton’s shareholders.

The following charts show the compensation mix for Mr. Wenger and the other Executives, excluding Mr. Rohrbaugh, who retired in early 2018, with the 2018 VCP Awards at target, the 2018 Performance Shares at target, plus base salary and all other compensation those Executives received in 2018. For 2018, Mr. Wenger’s “performance pay” was 65% of total compensation, and the average “performance pay” for the other Executives was 57% of total compensation.

2018 Compensation Mix Chart – Performance Based Pay at Target

CEO and Average for Other Executives

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4.	Compensation Philosophy

Objectives: Fulton’s executive compensation philosophy and programs are intended to achieve three objectives:

Align interests of the Executives with shareholder interests	Fulton believes that the interests of the Named Executive Officers should be closely aligned with those of its shareholders. Fulton attempts to align these interests by evaluating the Executives’ performance in relation to key financial measures, which it believes correlate with consistent long-term shareholder value and increasing profitability, without compromising Fulton’s culture and overall risk profile.
Link “pay to performance”	Fulton believes in a close link between pay to the Executives and the overall performance of Fulton on both a short-term and long-term basis. It seeks to reward the Executives for their contributions to Fulton’s financial and non-financial achievements and to differentiate rewards to the Executives based on their individual contributions.
Attract, motivate and retain talent	Fulton believes its long-term success is closely tied to the attraction, motivation and retention of highly talented employees and a strong management team. While a competitive compensation package is essential in competing for and retaining talented employees in a competitive market, Fulton also believes that non-monetary factors, such as a desirable work environment and successful working relationships between employees and managers, are critical to providing a rewarding employee experience.

To achieve these three objectives, Fulton provides the following elements of Executive compensation:

Base Salary	Fulton generally sets Executive base salaries near the market median at comparable peer companies and to reflect individual job responsibilities, experience and tenure.
Annual Cash Incentive Awards	Annual cash incentive awards, in the form of VCP Awards, are designed to focus the attention of the Executives on the achievement of annual business goals. Under Fulton’s 2013 Plan, awards at the target level of performance are designed to position total cash compensation near the market median. The 2013 Plan provides the Executives with the opportunity to earn cash compensation above the median for superior performance.
Equity Awards	Fulton believes in providing long-term incentive awards consisting of equity in the form of Performance Shares, in order to focus the Executives on delivering long-term performance and shareholder value. The equity award program is also designed to provide the Executives with a long-term wealth-building opportunity that acts as a balance to short-term incentives, ensures a focus on the long-term stability of the organization and incorporates vesting terms that encourage executive retention. Fulton believes in equity award levels that are fair and market competitive, both in isolation and in the context of total compensation.
Benefits	Fulton believes in providing benefits that are competitive in the marketplace and that encourage the Executives to remain with Fulton. Retirement benefits are designed to provide reasonable long-term financial security.
Perquisites	Fulton believes in providing the Executives and other officers with basic perquisites that are necessary for conducting Fulton’s business.

5.	HR Committee Membership and Role

The HR Committee is currently comprised of five (5) independent directors, all of whom are appointed to serve annually by the Board of Directors. Each member of the HR Committee qualifies as an independent director under the NASDAQ listing standards and meets the additional NASDAQ independence requirements specific to compensation committee members. No member of the HR Committee is a party to a related person transaction as more fully described in “Related Person Transactions” on Page 24 of this Proxy Statement. There are no interlocking relationships, as defined in the regulations of the SEC, involving members of the HR Committee. For a further discussion on director independence, see the “Information about Nominees, Directors and Independence Standards” section on Page 9 of this Proxy Statement.

Pursuant to its charter, which is available on Fulton’s website at www.fult.com, and consistent with NASDAQ rules, the role of the HR Committee is, among other things, to review and approve, or make recommendations to the Board of Directors with respect to, the base salaries and other compensation paid or granted to the Executives, to administer Fulton’s equity and other compensation plans and to take such other actions, within the scope of its charter, as the HR Committee deems necessary or appropriate. The HR Committee relies upon such performance data, statistical information and other data regarding executive compensation programs, including information provided by Fulton’s Human Resources Department, Fulton’s officers and outside advisors, as it deems appropriate. The HR Committee has unrestricted access to individual members of management and employees and may ask them to attend any HR Committee meeting or to meet with any member of the HR Committee. The HR Committee also has the power and discretion to retain, at Fulton’s expense, such independent counsel and other advisors or experts as it deems necessary or appropriate to carry out its duties.

Fulton’s executive compensation process consists of establishing targeted overall compensation for each Executive and then allocating that targeted total compensation among base salary, cash incentive compensation and equity awards. Fulton does not have a policy or an exact formula with regard to the allocation of compensation between cash and non-cash elements, except that the HR Committee has established a methodology and an award matrix for cash incentive compensation payments and equity awards under the 2013 Plan, as described in more detail below. Consistent with Fulton’s compensation philosophy, however, the HR Committee determines the amount of each type of compensation for the Executives by: reviewing publicly available executive compensation information of peer group companies (as defined and listed below); consulting with outside advisors and experts; considering the complexity, scope and responsibilities of the individual’s position; consulting with the CEO with respect to the other Executives; assessing possible demand for the Executives by competitors and other companies; and evaluating the compensation appropriate to attract executives to Fulton’s headquarters in Lancaster, Pennsylvania.

6.	Role of Management

Management assists the HR Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. As requested by the HR Committee, the CEO, other Executives and other officers, including members of Fulton’s in-house corporate counsel, participate in HR Committee meetings to provide background information, compensation recommendations for other officers, performance evaluations and other items requested by the HR Committee. As part of the performance evaluation process, all the Executives meet with the CEO to discuss their overall performance. The CEO reviews the performance of the other Executives and shares his comments and recommendations with respect to the performance of the other Executives with the HR Committee. The HR Committee, without the CEO present, reviews the CEO’s overall performance and routinely has executive sessions without management present. The Executives are not present for the HR Committee’s discussions, deliberations and decisions with respect to their individual compensation. The HR Committee Charter, last amended in 2018, provides that the CEO may not be present during HR Committee voting or HR Committee deliberations regarding the CEO’s compensation. The Board of Directors, in executive session, with only the independent directors present, has historically made all final determinations regarding the compensation of the Executives, after considering recommendations made by the HR Committee.

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7.	Use of Consultants

The HR Committee retained FW Cook as its independent compensation consultant for 2018. FW Cook performed a variety of assignments during 2018 at the direction of the HR Committee, including conducting a compensation market analysis related to Fulton’s Executives, scorecard review, an overall compensation policy review, work related to the design of Fulton’s incentive compensation plans, a comprehensive review of Fulton’s director compensation programs and providing general compensation advice regarding Fulton’s Executives. As part of the 2018 engagement, FW Cook was instructed by the HR Committee to compare Fulton’s current compensation practices and executive compensation programs with those of Fulton’s peers, evolving industry best practices and regulatory guidance. Based on that comparison, FW Cook was asked to recommend changes in Fulton’s executive compensation practices that were consistent with Fulton’s executive compensation philosophy and objectives as described above. The specific instructions given to the consultant and fees to be paid were generally outlined in engagement letters that described the scope and performance of duties under each project. Fulton does not have a policy that limits the other services that an executive compensation consultant may perform. FW Cook reported to the HR Committee that it and its affiliates did not provide additional services to Fulton or its affiliates in 2018.

At its February 2018 meeting, the HR Committee considered the independence of FW Cook for the 2018 engagement in light of the SEC rules and NASDAQ listing standards related to compensation committee consultants. The HR Committee requested and received a report from FW Cook addressing its independence as a compensation consultant to the HR Committee, including the following factors: (1) other services provided to Fulton by FW Cook; (2) fees paid by Fulton as a percentage of FW Cook’s total revenue; (3) policies or procedures maintained by FW Cook that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants performing work for the HR Committee and a member of the HR Committee; (5) any Fulton stock owned by the individual consultants performing work for the HR Committee; (6) any business or personal relationships between Fulton’s executive officers, FW Cook and the individual consultants performing work for the HR Committee; and (7) other factors deemed relevant to FW Cook’s independence from management. The HR Committee discussed these considerations and concluded that the work performed by FW Cook and its consultants involved in the engagements did not raise any conflict of interest, and further concluded that FW Cook continues to satisfy the applicable rules and standards related to the independence of compensation committee consultants.

8.	Use of a Peer Group

In evaluating the market competitiveness of the compensation paid to the Executives, the HR Committee, with the assistance of its compensation consultant, has regularly reviewed the compensation paid to the Executives in comparison with the compensation paid to executives with similar responsibilities within a defined peer group of similar financial institutions. The HR Committee, with the assistance of FW Cook, reviewed the composition of Fulton’s peer group. This review was based on a review of the peer group in late 2017, and the HR Committee, consistent with the recommendation of FW Cook, approved the peer group appearing in the table below as the peer group for 2018 (the “2018 Peer Group”). The aggregate analysis of the executive compensation practices of the companies in the 2018 Peer Group was used by the HR Committee in the review of overall compensation and in setting 2018 base salaries for the Executives. During 2018, the 2018 Peer Group was also used as the peer group for the Performance Shares, as discussed below.

Similar to the selection of prior peer groups, the 2018 Peer Group was evaluated and selected based on a range of factors, including asset size, revenue composition, number of employees, market capitalization, geographic focus, business model, and ownership profile. FW Cook recommended the removal of FirstMerit Corp. and PrivateBancorp, Inc. because those peers were recently acquired, and the independent compensation consultant also suggested that Western Alliance Bancorp be removed. FW Cook proposed five new peers for 2018 to create a peer group with an appropriate number and composition of peers. The new peers for 2018 were Investors Bancorp, Inc.; First Midwest Bancorp, Inc.; United Community Banks, Inc.; Provident Financial Services, Inc.; and Union Bankshares Corp. Based on its analysis, FW Cook advised the HR Committee that Fulton was at the 44th percentile with respect to market capitalization and at the 41st percentile with respect to total assets, when compared to the 2018 Peer Group.

The following table provides the twenty-two (22) members of the 2018 Peer Group, their stock trading symbols and the location of their principal executive offices:

2018 Peer Group	Ticker	City State
BancorpSouth Bank	BXS	Tupelo MS
Commerce Bancshares, Inc.	CBSH	Kansas City MO
First Midwest Bancorp, Inc.	FMBI *	Itasca IL
F.N.B. Corp.	FNB	Pittsburgh PA
Hancock Holding Co.	HBHC	Gulfport MS
IBERIABANK Corp.	IBKC	Lafayette LA
Investors Bancorp, Inc.	ISBC *	Short Hills NJ
MB Financial, Inc.	MBFI	Chicago IL
Northwest Bancshares, Inc.	NWBI	Warren PA
Old National Bancorp	ONB	Evansville IN
Prosperity Bancshares, Inc.	PB	Houston TX
Provident Financial Services, Inc.	PFS *	Jersey City NJ
TCF Financial Corporation	TCF	Wayzata MN
Trustmark Corp.	TRMK	Jackson MS
UMB Financial Corp.	UMBF	Kansas City MO
Umpqua Holdings Corp.	UMPQ	Portland OR
Union Bankshares Corp.	UBSH *	Richmond VA
United Bankshares, Inc.	UBSI	Charleston WV
United Community Banks, Inc.	UCBI *	Blairsville GA
Valley National Bancorp	VLY	Wayne NJ
Webster Financial Corp.	WBS	Waterbury CT
Wintrust Financial Corp.	WTFC	Rosemont IL

* New Peer for 2018.

9.	Elements of Executive Compensation

Fulton’s executive compensation program currently provides a mix of base salary, cash incentive and equity-based components, as well as retirement benefits, health plans and other benefits as follows:

Base Salary: Consistent with its compensation philosophy, Fulton generally seeks to set base salary for the Executives in line with the market median. Fulton sets salaries on an individual basis and seeks to provide base salary appropriate for the person’s position, experience, responsibilities and performance.

In making recommendations to the Board of Directors regarding the appropriate base salaries for 2018, the HR Committee received a recommendation from its compensation consultant, which considered base salaries paid by members of the 2018 Peer Group to peer officers who held similar roles and who were positioned similarly to the Executives in their respective organizations. Mr. Myers, Ms. Snyder and Ms. Mueller each received base salary increases, effective January 1, 2018, with their new positions. Mr. Wenger received a 2.5% base salary increase effective April 1, 2018. The rational for each of these increases was based on a review of the Executives’ competitive positioning to market using the 2018 Peer Group, analysis of internal pay equity data, the salary increases paid to other Fulton officers, and an internal equity comparison report provided by FW Cook. Fulton’s CEO also provided his recommendations to the HR Committee for the other Executives. Mr. McCollom did not receive an increase in 2018 because he had been recently hired, and Mr. Rohrbaugh did not receive an increase because of his anticipated retirement. The HR Committee recommended, and the Board of Directors approved, these base salary adjustments for the Executives effective with the payroll periods, as set forth in the table below.

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The 2017 and 2018 base salaries for each of the Executives, along with the effective payroll date and annual percent increases, were:

Executive	2017 Base Salary	2018 Base Salary	Increase	Date Effective
E. Philip Wenger	$998,284	$1,023,241	2.5%	4/1/2018
Mark R. McCollom [1]	$425,000	$ 425,000	0%	-
Philmer H. Rohrbaugh [2]	$531,306	$ 531,306	0%	-
Curtis J. Myers	$424,996	$ 510,000	20%	1/1/2018
Angela M. Snyder	$350,000	$ 385,000	10%	1/1/2018
Meg R. Mueller	$350,000	$ 385,000	10%	1/1/2018

1 Mr. McCollom did not receive an increase in 2018 because he had been recently hired in 2017.

2 Mr. Rohrbaugh did not receive an increase because of his anticipated retirement in 2018.

VCP Awards: Fulton’s VCP Awards are designed so that no annual cash incentive is paid unless Fulton achieves a predetermined ROE performance threshold and a net income goal. Once those thresholds are achieved, individual scorecards are utilized, which rely on a series of financial, business and risk metrics in several categories, with potential adjustment for positive or negative performance not reflected in the scorecards, in order to provide balance in the overall approach to determining annual cash incentives. The HR Committee set the 2018 ROE threshold equivalent to 80% of Fulton’s budgeted ROE for 2018, which was viewed as an attainable goal, but not a level which guaranteed payment of an annual cash incentive, to ensure that the Executives are paid for performance. For the 2018 VCP Awards, in addition to the ROE goal, the HR Committee included a positive net income trigger for the year intended to qualify the awards as performance-based compensation.

At its March 2019 meeting, the HR Committee determined that:

•	The 2018 ROE threshold of 7.68% had been achieved, as Fulton had an actual 2018 ROE of 9.24%; and
•	The 2018 positive net income trigger had been achieved, as Fulton had 2018 actual positive net income of $208.4 million.

The VCP Awards were designed to be substantially based on formulaic scorecard results with the HR Committee retaining discretion to adjust any VCP Award, as appropriate.

In early 2018, the HR Committee reviewed and approved scorecards to be used for 2018 performance, as outlined below. FW Cook presented the initial design concept below to help simplify the VCP Awards and to better align pay with performance. The 2018 scorecards recommended by the compensation consultant consisted of six subcategories, which were allocated among Financial Results, Risk Management and Business Objectives categories. FW Cook also recommended maintaining the weight of the Business Objectives at 15%, the weight of the Risk Management category at 35%, permitting a maximum payout for all factors, and continuing to allow for up to a 35% corporate modifier as structured discretion, whereby the scorecard sets the overall pool and then, to make adjustments up or down to align with performance and events not otherwise captured by the actual scorecard metrics.

All 2018 Executive scorecards contained the same financial performance metrics and similar risk management performance categories for each Named Executive Officer, including the CEO. Each scorecard also had an “Employee Engagement Index” as a Business Objective that was based on certain 2018 employee survey results. The CEO had a higher payout opportunity than the other Executives who were placed in bands to determine their VCP Award opportunity. The 2018 scorecard was assessed with possible scores ranging from 0 to 5 for each factor. Where scorecard results fall in between the scores for threshold, target and maximum award levels, the VCP Award is interpolated on a straight-line basis.

The VCP Awards were calculated based on scorecard results, with payouts to be made in accordance with the following VCP Award Matrix for 2018:

2018 VCP Award Matrix
	Payment as a % of Eligible 2018 Base Salary [1]
Executive	VCP Threshold (25% of Target) Scorecard Result 2	VCP Target Scorecard Result 3	VCP Maximum (150% of Target) Scorecard Result 4.5 or better	VCP Band
E. Philip Wenger	21.25%	85%	127.5%	A
Mark R. McCollom and Curtis J. Myers	17.5%	70%	105%	B
Angela M. Snyder, Meg R. Mueller and Philmer H. Rohrbaugh	12.5%	50%	75%	C

1 For purposes of determining VCP Awards, eligible salary is the actual base salary paid to each Executive during 2018 as an Executive.

At its March 2019 meeting, the HR Committee reviewed the Executives’ overall 2018 performance and scorecard results, and determined that each of the Executives achieved a level of performance in 2018 that qualified for a VCP Award below the target award based on a total scorecard result of 2.77. The HR Committee reviewed the results for each of the scorecard performance subcategories and determined a VCP Award calculation for each of the Executives at 77% of target for 2018. The following is a summary of the 2018 Executive scorecards and results used for the 2018 VCP Awards.

2018 Executive Scorecard
Performance Categories	Performance Sub-categories

Score	Weighted
Rating	0	1	2 Threshold	3 Target	4	5 Maximum	Weight	Score
Financial Results	• EPS	< $1.123	$1.123	$1.186	$1.248	$1.310	> $1.373	30%	0.57
• ROE	< 8.633%	8.633%	9.112%	9.592%	10.072%	> 10.551%	20%	0.45

Weight	Weighted Score
Risk Management	• Capital Ratings. Liquidity and Market Risk	15%	0.60
• Asset Quality: Non-performing Assets to Total Assets	15%	0.49
• Corporate Rollup-Regulatory Exams (Compliance)	5%	0.20
Business Objectives	Weight	Weighted Score
• Employee Engagement Index	15%	0.46

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The HR Committee has authority to exercise its discretion to increase or decrease the calculated VCP Awards, up to 35% on an individual basis, provided that the adjustment does not cause an Executive’s VCP Award to exceed 150% of that Executive’s VCP Award target. In prior years, the HR Committee has applied this discretion to help maintain proper alignment between scorecard results and incentive awards by taking other factors into account. Fulton adopted the corporate modifier feature to help ensure that VCP Awards appropriately reflect risk and unexpected circumstances that arise during the year, to account for the possibility of unintended outcomes determined solely by a formula, and to more appropriately align pay with performance in cases where formulaic scores do not fully reflect all aspects of Fulton’s and individual performance results for the year.

For 2018, the HR Committee reviewed the calculated scores and resulting VCP Award levels based on the 2018 scorecard results in the context of Fulton’s and the Executives’ performance during 2018. Based on that review, the HR Committee applied a downward adjustment to the VCP Award levels calculated based upon 2018 scorecard results for the Executives. The HR Committee concluded that, while Fulton’s and the Executives’ performance during 2018 warranted VCP Award payments to the Executives above the threshold level, Fulton did not accomplish the level of growth and results expected during 2018. In addition, the HR Committee considered Fulton’s performance relative to its peers in a number of areas, including 2018 EPS and ROE results, which fell short of both Fulton’s targets and the levels achieved by Fulton’s peers. As a result, a 15% downward corporate modifier was applied by the HR Committee to each Executive’s 2018 VCP Award.

The following is a tabular summary of the 2018 VCP Award target, scorecard result, the actual VCP Award paid for 2018, and the VCP Award as a percentage of base salary for each Executive.

Executive	VCP Award Target for 2018	Scorecard Result for 2018 [1]	VCP Award Paid for 2018 [2]	% of Salary
E. Philip Wenger	$864,860	$665,942	$566,051	55.6%
Mark R. McCollom	$297,500	$229,075	$194,714	45.8%
Philmer H. Rohrbaugh [3]	$61,305	$47,205	$40,124	32.7%
Curtis J. Myers	$357,000	$274,890	$233,657	45.8%
Angela M. Snyder	$192,500	$148,225	$125,991	32.7%
Meg R. Mueller	$192,500	$148,225	$125,991	32.7%

[1]	Scorecard result for 2018 represents the VCP Award for by each Executive based on scorecard performance before the application of a 15% downward corporate modifier applied by the HR Committee.
[2]	VCP Award paid for 2018 to each Executive. Each VCP Award was 65.5% of target with a 15% downward corporate modifier applied by the HR Committee. The amounts paid are also included in the Summary Compensation Table on Page 52.
[3]	Mr. Rohrbaugh retired as a member of Fulton senior management as of March 30, 2018 and his VCP Award target, scorecard result and VCP Award paid were prorated.

Equity Awards: For 2018, the number of Performance Shares granted to each of the Executives generally represents a target dollar amount of Performance Shares established by the HR Committee, based on recommendations from FW Cook, equal to a percentage of base salary, as of January 1, 2018, of 125% for the CEO, 100% for Mr. McCollom and Mr. Myers, and 75% for the other Executives, and assuming a value for each Performance Share equal to the closing price of Fulton’s common stock on the grant date. The HR Committee did not award any Performance Shares above target dollar amount to any Executive in 2018. Mr. Rohrbaugh retired as a member of Fulton senior management as of March 30, 2018 and did not receive any Performance Shares in 2018. The Performance Shares were granted to the Executives on May 1, 2018. The actual number of shares of Fulton common stock, if any, that the Executives may receive upon vesting of the Performance Shares on the third anniversary of the date of grant may be higher or lower than the number of Performance Shares granted to the Executives. The aggregate number of Performance Shares granted to each of the Executives was allocated by the HR Committee among three components, as summarized below:

Equity Award Structure of 2018 Performance Shares

The performance goals and potential payouts for ROA and TSR Components A and B for 2018 were:

Category	Component A	Component A	Component B	Component B
	Absolute ROA	Payout Potential	TSR Performance	Payout Potential
	Performance Criteria	(% of target)	Relative to Peers	(% of target)
Threshold	80% of Budget	25%	25th Percentile TSR	25%
Target	100% of Budget	100%	50th Percentile TSR	100%
Maximum	120 % of Budget	150%	80th Percentile TSR	150%

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The following provides more detail related to the 2018 Components:

Component A (Absolute ROA With Profit Trigger) 37.5% Target

•  Component A, representing 37.5% of the target dollar amount of Performance Shares granted, for which the number of shares of Fulton common stock that may be received upon vesting is based on Fulton’s 2018 ROA measured relative to a target set at 100% of Fulton’s budgeted ROA for 2018 and further conditioned upon Fulton achieving the Profit Trigger.

•  Based on Fulton’s 2018 reported ROA performance of 1.033%, which fell between threshold and target levels, the number of Performance Shares that may vest was reduced to 81.44% of the original number of Component A Performance Shares granted to the Executives to reflect performance between the threshold and target levels, interpolated on a straight-line basis. The potential number of Component A Performance Shares that may vest, if the Profit Trigger is achieved, will not further change during the remainder of the three-year performance period, except for the accrual of dividend equivalents on the Component A Performance Shares that actually vest.

Component B (Relative TSR) 37.5% Target	• Component B, representing 37.5% of the target dollar amount of Performance Shares granted, for which the number of shares of Fulton common stock that may be received upon vesting of the Performance Shares will be determined based on Fulton’s TSR during the period from May 1, 2018 through March 31, 2021 relative to that of the 2018 Peer Group.
Component C (Time-Based with Profit Trigger) 25% Target

•  Component C, representing 25% of target dollar amount for the Executives, unless the HR Committee has exercised discretion to vary the award (from 0 to 37.5% of the targeted amount of Performance Shares).

•  All the Named Executive Officers received a Component C award at 25 % of target. The Executives will receive all or none of these Performance Shares, subject to achievement of the Profit Trigger.

Performance Shares that actually vest, together with dividend equivalents accrued during the performance period on those Performance Shares, are settled in shares of Fulton common stock on a 1-for-1 basis after the expiration of the three-year performance period and satisfaction of vesting criteria under the 2013 Plan. Further, Components A and B are adjusted after their respective one- and three-year performance periods, but are forfeited if the corresponding threshold performance level for ROA or TSR is not achieved. In addition, Components A and C are designed to be forfeited if the Profit Trigger is not achieved. Finally, unless waived by the HR Committee upon an eligible retirement, if the Executive does not satisfy the continuous service requirement in the 2013 Plan, all Performance Shares awarded are forfeited.

The following table depicts the grant date fair value of the Performance Shares, the total number of Performance Shares at target performance, and the allocation of the Performance Shares among Components A, B and C granted to each of the Executives on May 1, 2018.

Executive	Grant Date Fair Value of Performance Shares [1]	Total Performance Shares Awarded [2]	Component A (ROA Goal) Shares Awarded [3]	Component B (TSR Goal) Shares Awarded	Component C Shares Awarded
E. Philip Wenger	$1,134,491	73,187	27,445	27,445	18,297
Mark R. McCollom	$386,381	24,926	9,348	9,348	6,230
Curtis J. Myers	$463,673	29,912	11,217	11,217	7,478
Angela M. Snyder	$262,512	16,935	6,351	6,351	4,233
Meg R. Mueller	$262,512	16,935	6,351	6,351	4,233

1 See note 4 to the Summary Compensation Table on Page 52 for additional information regarding the grant date fair value of the Performance Shares.

2 Shares listed do not include accrued dividend equivalents. Mr. Rohrbaugh did not receive a Performance Share Award in 2018.

3 Based on Fulton’s ROA for the year ended December 31, 2018, the number of Component A Performance Shares that may vest, subject to the achievement of the Profit Trigger, has been reduced to: 22,351 shares for Mr.  Wenger; 7,613 shares for Mr. McCollom; 9,135 shares for Mr. Myers and 5,172 shares for Ms. Snyder and Ms. Mueller. Such shares may be further reduced to zero if the Profit Trigger is not met at the end of the performance period.

Employee Stock Purchase Plan: The Employee Stock Purchase Plan (“ESPP”) was designed to advance the interests of Fulton and its shareholders by encouraging Fulton’s employees and the employees of its subsidiary banks and other subsidiaries to acquire a stake in the future of Fulton by purchasing shares of the common stock of Fulton. During 2018, Fulton limits payroll deduction and annual employee participation in the ESPP to the lessor of $7,500 or 15% of a participant’s pay. The Executives participating in the ESPP are eligible to purchase shares through the ESPP at a discount, currently 15%, on the same basis as other Fulton employees participating in the ESPP.

Defined Contribution Plan – 401(k) Plan: Fulton provides a qualified defined contribution plan, in the form of a 401(k) Plan, to the Executives and other employees and provides for employer matching contributions that satisfy a non-discrimination “safe-harbor” available to 401(k) retirement plans. This safe-harbor employer matching contribution is equal to 100% of each dollar a participant elects to contribute to the 401(k) Plan, but the amount of contributions that are matched by Fulton is limited to 5% of eligible compensation. The Executives participating in the 401(k) Plan are eligible to receive the same employer matching contribution as other Fulton employees participating in the 401(k) Plan.

Deferred Compensation Plan: Fulton’s nonqualified deferred compensation plan permits directors and advisory board members to elect to defer receipt of cash director fees and certain eligible senior officers can elect to defer receipt of cash compensation. It also enables Fulton to credit certain senior officers, including the Executives, with full employer matching contributions each year equal to the contributions they would have otherwise been eligible to receive under the 401(k) Plan, if not for the limits imposed by the Internal Revenue Code, as amended (the “Tax Code”) on the amount of compensation that can be taken into account under a tax-qualified retirement plan. Fulton’s deferred compensation contributions for the Executives in 2018 are stated in footnote 8 of the “Summary Compensation Table” on Page 52. The deferred compensation plan accounts of each participant are held and invested under the Fulton Nonqualified Deferred Compensation Benefits Trust, with FFA, serving as trustee. The participants are permitted to individually direct the investment of the deferred amounts into various investment options under the Nonqualified Deferred Compensation Benefits Trust.

Death Benefits: The estates of each of the Executives are eligible for a payment equal to two (2) times base salary (plus an amount equal to applicable individual income taxes due on such amounts) from Fulton pursuant to individual Death Benefit Agreements between Fulton and each Executive, should the Executive die while actively employed by Fulton. Upon the Executive’s retirement, the post retirement benefit payable upon the individual’s death is reduced to $5,000 for Mr. Wenger, Mr. Myers and Ms. Snyder in their Death Benefit Agreements, while the Death Benefit Agreements for the other Executives do not provide for any retiree death benefit payment. Fulton does not provide retiree death benefits for its full-time employees unless specifically provided for in an employee’s Death Benefit Agreement.

Health, Dental and Vision Benefits: Fulton offers a comprehensive benefits package for health, dental and vision insurance coverage to all full-time employees, including the Executives, and their eligible spouses and children. Fulton pays a portion of the premiums for the coverage selected, and the amount paid varies with each health, dental and vision plan. All of the Executives have elected one of the standard employee coverage plans available.

Other Executive Benefits: Fulton provides the Executives with a variety of perquisites and other personal benefits that the HR Committee believes are necessary to facilitate the conduct of Fulton’s business by the Executives and are reasonable and consistent with the overall compensation program for the CEO and the other Executives. In addition, these benefits enable Fulton to attract and retain talented senior officers for key positions, as well as provide the Executives and other senior officers with opportunities to be involved in their communities and directly interact with current and prospective customers of Fulton. The 2018 amounts are included in the “All Other Income” column of the “Summary Compensation Table” on Page 52 of this Proxy Statement. The Executives are provided with company-owned automobiles or a car allowance, club memberships and other executive benefits consistent with their positions. Fulton does not have a direct or indirect interest in any corporate aircraft. Generally, the Executives travel on commercial aircraft, by train or in vehicles provided by Fulton. In addition, if spouses accompany an Executive when traveling on business or attending a corporate event, Fulton pays the travel and other expenses associated with certain spousal travel for the Executive. Fulton also includes spousal travel and personal vehicle use as part of the Executive’s reported W-2 income.

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10.	Employment Agreements

Fulton believes that a company should provide reasonable severance benefits to employees. For most employees, Fulton has a policy that, in general, provides for severance benefits to be paid upon a reduction in force or position elimination. These severance arrangements are intended to provide the employees with a sense of security in making the commitment to dedicate their professional careers to the success of Fulton. With respect to the Executives and certain other employees, the severance benefits provided reflect the fact that it may be difficult for them to find comparable employment within a reasonable period of time. The levels of these benefits for the Executives in the event of a change in control of Fulton are discussed in footnote 6 in the “Potential Payments Upon Termination and Golden Parachute Compensation Table” on Page 59 under “Termination Without Cause or for Good Reason – Upon or After a Change in Control”.

Fulton has entered into employment agreements with certain of its key employees, including each of the Executives. Fulton’s employment agreement with Mr. Wenger was entered into on June 1, 2006, and amended on November 12, 2008. Fulton’s employment agreement with Mr. Rohrbaugh was entered into on November 1, 2012 and expired by its terms on December 31, 2017. In addition, Fulton entered into separate employment agreements and change in control agreements with the other Executives, all effective as of January 1, 2018. The employment agreements and change in control agreements with the Executives (individually, an “Employment Agreement,” and collectively, the “Employment Agreements”), continue until terminated, and each provides that the Executive is to receive a base salary, which is set annually, is entitled to participate in Fulton’s incentive bonus programs as in effect from time to time, and will participate in Fulton’s retirement plans, welfare benefit plans and other benefit programs.

The Employment Agreements with the Executives contain restrictions on the sharing of confidential information, as well as non-competition and non-solicitation covenants that continue for one year following termination of employment. The non-competition and non-solicitation covenants will not apply if the Executive terminates employment for good reason or if the Executive’s employment is terminated without cause, as defined in the Employment Agreements. These provisions of the Employment Agreements are further outlined in the “Potential Payments Upon Termination and Golden Parachute Compensation Table” section on Page 59. The Employment Agreements Fulton executed with the Executives do not contain an excise tax gross-up for taxes applicable to termination payments as a result of the Executive’s termination, except that the Employment Agreement executed with Mr.  Wenger, the only legacy agreement, provides for an excise tax gross up. The Employment Agreements with the other Executives provide that, in the event a payment to be made in connection with their termination of employment would result in the imposition of an excise tax under Section 4999 of the Tax Code, such payment would be retroactively reduced, if necessary, to the extent required to avoid such excise tax imposition and, if any portion of the amount payable the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Tax Code, Fulton would be required to pay to the Executive only the amount determined to be deductible under Section 280G.

11.	Compensation Plan Risk Review

At its February 2019 meeting, the HR Committee conducted its annual risk review of all compensation plans in effect as of December 31, 2018. At this meeting, Beth Ann L. Chivinski, Fulton’s Chief Risk Officer (“CRO”), discussed her review of Fulton’s compensation plans. The CRO informed the HR Committee that based on her review, the design of Fulton’s compensation plans do not appear to promote undue risk-taking. The HR Committee considered various factors that have the effect of mitigating risk and, with the assistance of Fulton’s CRO, Legal and Human Resources staff members, reviewed Fulton’s compensation policies to determine whether any portion of such compensation encourages excessive risk-taking. The HR Committee has reviewed and considered all of such plans and practices and does not believe that Fulton’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on Fulton.

12.	Other Compensation Elements

Discussion of Equity Award Process: Fulton does not have a formal written policy as to when equity awards are granted during the year. In March 2018, Fulton awarded Performance Shares and time-based restricted stock units to eligible participants under the 2013 Plan with a grant date of May 1, 2018, so that the equity awards could be considered by the HR Committee at the same time as the cash incentive awards under the 2013 Plan. Fulton does not backdate options or grant options retroactively, and does not coordinate option grants with the release of positive or negative corporate news. The 2013 Plan, which amended and restated the 2004 Stock Option and Compensation Plan, does not permit the award of discounted options, the reload of stock options, or the re-pricing of stock options. Pursuant to the terms of the 2013 Plan, option prices are determined based on the closing price on the grant date. Under the 2013 Plan, an option exercise price may not be less than 100% of the fair market value of Fulton’s stock on the date of grant. The 2013 Plan defines fair market value to be the closing price on the date of grant, or if no sales of shares were reported on any stock exchange or quoted on any interdealer quotation system on that day, the price on the next preceding trading day on which such price was quoted.

Stock Hedging and Pledging Policy and Stock Trading Procedures: Fulton has adopted an Insider Trading Policy to facilitate securities law compliance in a number of areas. Pursuant to this policy, which was last updated in 2018, Fulton requires that all directors, officers, and employees of Fulton and its affiliates adhere to certain procedures when trading in Fulton common stock or any other security issued by Fulton or its subsidiaries. Among other requirements, directors, officers and employees of Fulton and its subsidiaries that know of material, non-public information about Fulton may not (i) buy or sell Fulton stock while the information remains non-public, or (ii) disclose the information to relatives, friends or any other person. In addition, the Executives and directors of Fulton and Fulton’s banking subsidiaries and certain other officers are prohibited from engaging in speculative transactions involving Fulton’s securities. This prohibition encompasses “short sales” and “puts,” along with other trading that anticipates a decline in price. These instruments can involve “a bet against Fulton,” raise issues about the insider knowledge of the person involved or create a conflict of interest and are therefore prohibited by Fulton’s policy. Since 2014 Fulton’s Insider Trading Policy has prohibited the pledging of shares, but grandfathered any pledges made prior to the amendment in 2014. None of the Fulton’s current directors or the Named Executive Officers currently pledge any shares of Fulton common stock.

Stock Ownership Guidelines: Fulton believes that broad-based stock ownership by non-employee directors, officers and employees is an effective method to align the interests of its directors, officers and employees with the interests of its shareholders. In 2009, Fulton first adopted Governance Guidelines that included formal Fulton common stock ownership guidelines for non-employee directors and the Executives. The director ownership guideline was updated in September 2013, to require each director to own at least $175,000 of eligible Fulton common stock, within the later of five (5) full calendar years of first becoming a director, or five (5) full calendar years after the guideline was changed.

In December 2018, Fulton updated its non-employee director stock ownership guideline, effective January 1, 2019, to require each non-employee director to own at least $300,000 of eligible Fulton equity, within the later of five (5) full calendar years of first becoming a director, or five (5) full calendar years after the guideline was amended. Current Fulton directors have until December 31, 2023 to achieve this new and enhanced equity ownership .guideline. Similar stock ownership guidelines exists for the Executives. The guidelines for the Executives were last updated and approved in 2017, with the recommended ownership guidelines calculated as a multiple of the Executive’s annual base salary, depending upon the position of the Executive as follows:

Executive Position	CEO	President	CFO	Other Executives
Fulton Common Stock Ownership Guideline as a Multiple of Annual Base Salary	3.0	1.5	1.5	1.0

Compliance with the stock ownership guidelines is determined annually based on stock ownership and the closing price of Fulton’s common stock as of December 31 of the prior year. Ownership excludes stock options and other unvested restricted stock or Performance Share Awards, but includes all other shares beneficially owned and reported on an individual’s Form 3, Form 4 or Form 5 filed with the SEC, including shares owned individually, deferred vested stock unit awards, shares held in retirement accounts, indirect ownership and jointly held shares of Fulton common stock. Once an Executive or director has achieved the ownership guideline, he or she remains

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in compliance with the ownership guideline regardless of changes in base salary or the price of Fulton’s common stock, as long as he or she retains the same number of shares or a higher amount. However, if an Executive is promoted to CEO, President or CFO with a base salary increase, he or she would be permitted to satisfy the new stock ownership requirement for the new position and base salary over a period of five (5) full calendar years. Except for Mr. McCollom, all of the Executives currently employed by Fulton have satisfied the stock ownership guidelines as of December 31, 2018. Mr. McCollom is required to achieve his targeted stock ownership by December 31, 2022 to satisfy the stock ownership guideline for his position.

As of December 31, 2018, all of Fulton’s directors have satisfied the existing $175,000 ownership guideline, except Director Snyder. Under the current stock ownership guideline, Director Snyder was required to achieve the targeted stock ownership level by December 31, 2021. With the enhanced director ownership guideline that became effective January 1, 2019, the directors have until December 31, 2023 to achieve the new $300,000 stock ownership guideline.

Management Succession: The topic of management succession is discussed and reviewed at least annually at Fulton. At the December 2018 meeting of the Board of Directors, during an executive session of the Board of Directors, senior officers in Fulton’s Human Resources Department discussed and reviewed the succession planning processes used by management to identify successors for each Executive at Fulton.

Clawback Policies: In 2016, the HR Committee amended Fulton’s Compensation Recovery Clawback Policy (“Clawback Policy”) to govern clawback provisions for all participants, including the Executives, in the 2013 Plan, and subject to limited exceptions, other incentive compensation plans. The Clawback Policy identifies the events, such as: 1) a restatement of Fulton’s, or any affiliate’s, financial statements (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid would have been lower, had it been calculated based on such restated results; 2) the discovery that a performance metric or calculation used in determining performance-based compensation was materially inaccurate; 3) a violation of Fulton’s Code of Conduct, the result of which creates a significant financial or reputational impact for Fulton; and 4) a departing or departed employee has allegedly violated the non-solicitation restrictions set forth in Fulton’s employment policies or such employee’s employment agreement.

In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act mandates that the SEC adopt rules that require publicly traded companies to adopt a formal clawback policy. Pending final clawback rules from the SEC, the HR Committee will continue to monitor and consider the use of clawbacks and update the Clawback Policy for any new or amended compensation agreements and plans with the Executives and other employees. During 2018, the HR Committee was not asked to consider any instance or situation where a clawback may have been required or attempted for a Named Executive Officer or other officer of Fulton.

Human Resources Committee Report

The HR Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on the review and discussions, the HR Committee recommended to the Board of Directors that the Compensation Discussion and Analysis above be incorporated in Fulton’s Annual Report on Form 10-K for the year ended December 31, 2018, and the 2019 Proxy Statement, as applicable.

As described above in the Compensation Discussion and Analysis section, in performing its compensation risk evaluation, the HR Committee met with the CRO regarding the material risks facing Fulton, and consulted with Legal and Human Resources personnel about Fulton’s various compensation plans. Based on the foregoing review, the HR Committee concluded that Fulton’s compensation policies and practices in 2018 did not create risks that are reasonably likely to have a material adverse effect on Fulton.

Human Resources Committee

Denise L. Devine, Chair
Mark F. Strauss, Vice Chair
Patrick J. Freer
George W. Hodges
Ronald H. Spair

SUMMARY COMPENSATION TABLE

Name and Principal Position [1]	Year	Salary [2]	Bonus [3]	Stock Awards [4]	Option Awards [5]	Non-Equity Incentive Plan Compensation [6]	Change in Pension Value and Non-qualified Deferred Compensation Earnings [7]	All Other Compensation [8]	Total
		($)	($)	($)	($)	($)	($)	($)	($)
E. Philip Wenger Chairman and Chief Executive Officer of Fulton	2018	1,017,482	0	1,134,491	0	566,051	0	118,936	2,836,960
	2017	992,665	0	1,182,002	0	892,422	0	107,889	3,174,978
	2016	968,454	0	1,202,927	0	700,119	0	88,680	2,960,180
Mark R. McCollom [9] Senior Executive Vice President and Chief Financial Officer of Fulton	2018	425,000	0	386,381	0	194,714	0	29,229	1,035,324
	2017	49,038	125,000	249,984	0	0	0	1,325	425,422
	2016	-	-	-	-	-	-	-	-
Philmer H. Rohrbaugh [10] Senior Executive Vice President and Chief Financial Officer of Fulton	2018	164,578	0	0	0	40,124	0	23,095	227,797
	2017	528,316	0	426,051	0	279,391	0	16,336	1,250,094
	2016	506,075	0	374,185	0	225,457	0	16,299	1,122,016
Curtis J. Myers President and Chief Operating Officer of Fulton	2018	510,000	0	463,673	0	233,657	0	65,477	1,272,807
	2017	417,480	0	285,757	0	225,836	0	50,261	979,334
	2016	388,113	0	259,561	0	184,354	0	55,107	887,135
Angela M. Snyder [11] Senior Executive Vice President and Head of Consumer Banking	2018	385,000	0	262,512	0	125,991	0	42,861	816,364
	2017	-	-	-	-	-	-	-	-
	2016	-	-	-	-	-	-	-	-
Meg R. Mueller Senior Executive Vice President and Head of Commercial Business	2018	385,000	0	262,512	0	125,991	0	11,516	785,019
	2017	344,884	0	238,699	0	186,565	0	7,843	777,991
	2016	317,945	0	197,979	0	143,791	0	3,634	663,349

1 Titles and positions listed are as of Fulton’s fiscal year-end of December 31, 2018, except for Mr. Rohrbaugh who ceased to serve as Fulton’s Chief Financial Officer effective March 1, 2018 and retired as a member of Fulton’s senior management effective March 30, 2018.

2 This represents the base salary amounts paid to and earned by each of the Executives named in this table for the years indicated. On March 19, 2019, upon the recommendation of the HR Committee, the Board of Directors approved 2019 annual base salaries for Mr.  Wenger, Mr.  McCollom, Mr.  Myers, Ms. Snyder and Ms. Mueller to $1,048,822, $435,625, $561,000, $394,625 and $394,625, respectively, with the changes to the annual base salaries to be effective with the biweekly pay period that includes April 1, 2019.

3 The HR Committee did not award any bonus payments in 2018, 2017 or 2016 to the Executives, except Mr. McCollom received a cash bonus upon his acceptance of employment with Fulton and a discretionary 2017 bonus approved by the HR Committee.

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4 Amounts represent the grant date fair values of Performance Shares, except that the amount listed for Mr. McCollom under 2017 represents the grant date fair value, based on $18.00 per share, of a time-based restricted stock unit award of 13,888 shares, which will vest three years from the date of grant. There were no forfeitures of Performance Shares during 2018, 2017 and 2016 by any of the Executives.

The following is a summary of the grant date fair values of the Performance Shares granted to the Executives in 2018, 2017 and 2016.

Name	Grant Date	Performance Share Grant Date Fair Value Assuming Highest Performance Level Achieved	Number of Performance Shares Granted to Executive	Per Share Grant Date Fair Value With Non-Market Conditions	Per Share Grant Date Fair Value With Market Conditions	Weighted Average Per Share Grant Date Fair Value
		($)	(#)	($)	($)	($)
	5/1/2018	1,545,754	73,187	17.05	12.92	15.36
E. Philip Wenger	5/1/2017	1,620,832	65,102	18.70	17.25	18.17
	5/1/2016	1,604,382	92,265	13.99	11.23	13.01
	5/1/2018	526,461	24,926	17.05	12.92	15.36
Mark R. McCollom [9]	5/1/2017	-	-	-	-	-
	4/1/2016	-	-	-	-	-
	5/1/2018	0	0	-	-	-
Philmer H. Rohrbaugh [10]	5/1/2017	566,166	23,387	18.70	17.25	18.17
	4/1/2016	496,279	28,657	13.99	11.23	13.01
	5/1/2018	631,760	29,912	17.05	12.92	15.36
Curtis J. Myers	5/1/2017	391,831	15,738	18.70	17.25	18.17
	5/1/2016	354,307	20,036	13.99	11.23	13.01
	5/1/2018	357,682	16,935	17.05	12.92	15.36
Angela M. Snyder [11]	5/1/2017	-	-	-	-	-
	5/1/2016	-	-	-	-	-
	5/1/2018	357,682	16,935	17.05	12.92	15.36
Meg R. Mueller	5/1/2017	327,317	13,147	18.70	17.25	18.17
	4/1/2016	270,232	15,281	13.99	11.23	13.01

In the table above, the per share grant date fair value for Performance Shares with non-market-based performance conditions was equal to the closing price of Fulton common stock on the date the shares were granted. The per-share grant date fair value for Performance Shares granted with market-based performance conditions is estimated based on the use of a Monte Carlo valuation methodology. For additional information concerning the valuation of Performance Shares with market-based performance conditions granted in 2018, 2017 and 2016, including the assumptions made in determining those valuations, see Fulton’s Annual Report on Form 10-K for the years ended December 31, 2018, December 31, 2017 and December 31, 2016, respectively, under Item 8 – Financial Statements and Supplementary Data, “Note 15 – Stock-Based Compensation Plans.”

5 Fulton did not grant options in 2018, 2017 or 2016 to the Executives and there were no forfeitures of options during those periods by any of the Executives. Options granted in 2006 expired unexercised in 2016, including the following number of option held by the Executives: Mr. Wenger – 24,000; Mr. Myers – 5,500; Ms. Snyder – 9,000; and Ms. Mueller – 4,710.

6 The VCP Awards reported in this column are substantially based on performance goal achievement and on individual scorecard results as described further beginning on Page 43.

7 Fulton has determined that the Executives did not receive above-market earnings on their nonqualified deferred compensation plan accounts, and therefore, such earnings are not required to be reported in this column for 2018, 2017 or 2016. All participants in the nonqualified deferred compensation plan, which also includes senior officers other than the Executives, are permitted to select various investment options listed in footnote 2 of the “Nonqualified Deferred Compensation Table” on Page 58. The rate of return for an individual participant’s account is based on the performance of the various investment options selected by each participant.

8 All Other Compensation includes Fulton’s payments for qualified employer matching contributions, nonqualified employer matching contributions, club membership fees, automobile perquisites, plus other personal benefits received by each of the Executives. The methodology used to calculate the aggregate incremental cost of perquisites and other personal benefits was to use the amount disbursed for the items. Where a benefit involved assets owned by Fulton, an estimate of the incremental cost was used. The automobile perquisite amounts include the financial benefit that the Executive received, such as the personal use value of a company-owned automobile or the taxable automobile allowance, as reported on the Executive’s W-2. The “Other Perquisites” column in the table below includes personal travel, and other small benefits that individually are less than the greater of $25,000, or ten percent of all perquisites received by the Executive. For a short period following Mr. Rohrbaugh’s retirement in 2018, he was engaged as an independent contractor and paid $150.00 per hour and reimbursed for expenses related to projects for Fulton. Mr. Rohrbaugh was paid a total of $17,550 during 2018 under this arrangement and this amount has been included under Other Compensation and Perquisites in the table below.

		Qualified Retirement Plan Company Contribution	Nonqualified Deferred Compensation Plan Company Contribution	Club Memberships	Automobile Perquisites	Other Compensation and Perquisites	Total All Other Compensation
Name	Year	($)	($)	($)	($)	($)	($)
	2018	13,750	81,745	16,988	3,426	3,027	118,936
E. Philip Wenger	2017	13,500	71,139	17,547	3,600	2,103	107,889
	2016	13,250	52,827	16,303	3,510	2,790	88,680
	2018	0	0	12,200	15,000	2,029	29,229
Mark R. McCollom [9]	2017	0	0	0	1,250	75	1,325
	2016	-	-	-	-	-	-
	2018	0	0	5,545	0	17,550	23,095
Philmer H. Rohrbaugh [10]	2017	0	0	14,664	150	1,522	16,336
	2016	0	0	13,832	1,567	900	16,299
	2018	13,750	23,368	16,753	2,919	8,687	65,477
Curtis J. Myers	2017	13,500	16,592	15,985	3,284	900	50,261
	2016	13,042	13,681	17,078	3,306	8,000	55,107
	2018	13,315	11,951	8,589	1,569	7,437	42,861
Angela M. Snyder [11]	2017	-	-	-	-	-	-
	2016	-	-	-	-	-	-
	2018	0	0	4,168	833	6,515	11,516
Meg R. Mueller	2017	0	0	3,587	3,356	900	7,843
	2016	0	0	0	3,342	292	3,634

9 Mr. McCollom was hired on November 20, 2017 and he became Fulton’s Chief Financial Officer effective March, 2, 2018.

10 Mr. Rohrbaugh ceased to serve as Fulton’s Chief Financial Officer March 1, 2018 and retired as a member of Fulton’s senior management effective March 30, 2018. Effective April 1, 2018 his annual base salary was reduced to $125,000 once he ceased to be a member of Fulton’s senior management. He continued as an employee of Fulton until June 2, 2018, after which Mr. Rohrbaugh provided services to Fulton as an independent contractor until June 30, 2018. The additional compensation he received as an independent contractor has been included under All Other Compensation.

11 Ms. Snyder became a Named Executive Officer of Fulton for the first time in 2018. Pursuant to SEC rules, Ms. Snyder’s compensation for 2017 and 2016 is not included.

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GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future or Possible Payouts Under Non-Equity Incentive Plan Awards [2]			Estimated Future or Possible Payouts Under Equity Incentive Plan Awards [3]			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Price on Grant	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date [1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Date ($/Sh)	Awards [4] ($)
E. Philip Wenger	5/1/2018	3/20/2018	-	-	-	32,019	73,187	100,632	-	-	-	17.05	1,134,491
E. Philip Wenger	-	3/20/2018	216,215	864,860	1,297,290	-	-	-	-	-	-	-	-
Mark R. McCollom	5/1/2018	3/20/2018	-	-	-	10,904	24,926	34,274	-	-	-	17.05	386,381
Mark R. McCollom	-	3/20/2018	74,375	297,500	446,250	-	-	-	-	-	-	-	-
Philmer H. Rohrbaugh	-	3/20/2018	15,326	61,305	91,957	-	-	-	-	-	-	-	-
Curtis J. Myers	5/1/2018	3/20/2018	-	-	-	13,086	29,912	41,129	-	-	-	17.05	463,673
Curtis J. Myers	-	3/20/2018	89,250	357,000	535,500	-	-	-	-	-	-	-	-
Angela M. Snyder	5/1/2018	3/20/2018	-	-	-	7,409	16,935	23,286	-	-	-	17.05	262,512
Angela M. Snyder	-	3/20/2018	48,125	192,500	288,750	-	-	-	-	-	-	-	-
Meg R. Mueller	5/1/2018	3/20/2018	-	-	-	7,409	16,935	23,286	-	-	-	17.05	262,512
Meg R. Mueller	-	3/20/2018	48,125	192,500	288,750	-	-	-	-	-	-	-	-

1 The grants of Performance Shares were approved at the March 2018 HR Committee and Board of Directors meetings, pursuant to the 2013 Plan, with a grant date of May 1, 2018. Based on the recommendation of the HR Committee, the independent directors of the Board of Directors also approved the non-equity incentive plan awards under the 2013 Plan on March 21, 2018.

2 The Executives were eligible to receive VCP Awards for 2018 pursuant to the 2013 Plan that is discussed beginning on Page 43. Amounts are calculated based on 2018 base salary paid while employed as an Executive.

3 The amounts in this column represent the number of Performance Shares granted to the Executives on May 1, 2018 based on the closing price of $17.05 for Fulton’s common stock on that date. The Performance Shares were allocated among three components, Component A, Component B and Component C for each of the Executives, as set forth in the table on Page 46. Performance Shares may become earned and vested based on the actual performance level achieved, over various performance periods with respect to the following performance measures: (i) Component A Performance Shares may be earned and vested based on the actual performance level achieved with respect to an absolute ROA target for 2018 and subject to satisfaction of the Profit Trigger; (ii) Component B Performance Shares may be become earned and vested based on the actual performance level achieved with respect to the relative TSR for the period of May 1, 2018 through March 31, 2021; and (iii) Component C Performance Shares may be earned and vested if the Profit Trigger is achieved. With respect to Component A Performance Shares and Component B Performance Shares, the actual number of Performance Shares earned and vested will be based on the actual performance level and will be interpolated on a straight-line basis for pro-rata achievement of the performance goals, if applicable, rounded down to the nearest whole number. Performance Shares also accrue dividend equivalents, which will be added to the award upon vesting on May 1, 2021.

4 See Note 4 to the Summary Compensation Table on Page 52 for additional information regarding the grant date fair value of the Performance Shares. The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [1]
E. Philip Wenger	-	-	-	-	-	-	-	86,901 [2]	1,345,232
E. Philip Wenger	-	-	-	-	-	-	-	57,458 [3]	889,454
E. Philip Wenger	-	-	-	-	-	-	-	69,373 [4]	1,073,895
Mark R. McCollom	-	-	-	-	-	-	-	23,627 [4]	365,745
Mark R. McCollom	-	-	-	-	-	14,335	221,904	-	-
Philmer H. Rohrbaugh	-	-	-	-	-	-	-	27,069 [2]	419,028
Philmer H. Rohrbaugh	-	-	-	-	-	-	-	21,060 [3]	326,014
Curtis J. Myers	5,158	0	0	5.270	6/30/2019	-	-	-	-
Curtis J. Myers	7,500	0	0	9.475	6/30/2020	-	-	-	-
Curtis J. Myers	12,375	0	0	10.880	6/30/2021	-	-	-	-
Curtis J. Myers	11,263	0	0	10.475	3/31/2022	-	-	-	-
Curtis J. Myers	10,877	0	0	11.580	3/31/2023	-	-	-	-
Curtis J. Myers	-	-	-	-	-	-	-	18,644 [2]	288,611
Curtis J. Myers	-	-	-	-	-	-	-	13,889 [3]	215,007
Curtis J. Myers	-	-	-	-	-	-	-	28,353 [4]	438,907
Angela M. Snyder	-	-	-	-	-	-	-	5,911 [2]	91,501
Angela M. Snyder	-	-	-	-	-	-	-	4,074 [3]	63,059
Angela M. Snyder	-	-	-	-	-	-	-	16,052 [4]	248,488
Meg R. Mueller	11,250	0	0	10.880	6/30/2021	-	-	14,219 [2]	220,112
Meg R. Mueller	11,400	0	0	10.475	3/31/2022	-	-	11,603 [3]	179,618
Meg R. Mueller	11,554	0	0	11.580	3/31/2023	-	-	16,052 [4]	248,488

1 Market value of Performance Shares shown is based on the closing price of Fulton common stock of $15.48 on December 31, 2018, the last trading day of 2018. The number of Performance Shares includes dividend equivalents for all dividends that have been paid by Fulton from the Performance Share grant date through December 31, 2018.

The Performance Shares are allocated among three components, Component A, Component B and Component C, for each of the Executives. Performance Shares allocated to Component A are presented based on actual ROA performance during the first year of the performance period; Performance Shares allocated to Component B are presented assuming the target level of performance for 2016, 2017 and 2018, based on relative TSR performance through December 31, 2018; and Performance Shares allocated to Component C are presented using the actual number of shares granted, since the number of shares that may vest upon completion of the performance period will not change. All such Performance Shares are subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with Fulton on the vesting date. The actual earning and vesting of these Performance Shares could vary materially from the amounts in the table at the end of the performance period. Dividend equivalents accrued during the performance period, which may be earned and vest on the Performance Shares, are included in the number of Performance Shares.

2 Performance Shares granted on May 1, 2016. If the performance criteria is achieved and other requirements under the 2013 Plan are satisfied, these Performance Shares will vest on May 1, 2019.

3 Performance Shares granted on May 1, 2017. If the performance criteria are achieved and other requirements under the 2013 Plan are satisfied, these Performance Shares will vest on May 1, 2020.

4 Performance Shares granted on May 1, 2018. If the performance criteria are achieved and other requirements under the 2013 Plan are satisfied, these Performance Shares will vest on May 1, 2021.

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OPTION EXERCISES AND STOCK VESTED TABLE [1]

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting [2]
	(#)	($)	(#)	($)
E. Philip Wenger	0	0	77,940	1,383,426
Mark R. McCollom	0	0	0	0
Philmer H. Rohrbaugh	0	0	23,703	420,726
Curtis J. Myers	0	0	18,392	326,458
Angela M. Snyder	0	0	7,241	128,526
Meg R. Mueller	0	0	14,028	248,997

1 Except for Mr. McCollom, all of the Executives had Performance Shares that vested during 2018.

2 Shares that vested on April 1, 2018 for Messrs. Wenger, Rohrbaugh, Myers and Ms. Snyder and Ms. Mueller were valued at $17.75 per share, the closing price of Fulton’s common stock on March 29, 2018, the preceding trading day because April 1, 2018 was not a trading day.

PENSION BENEFITS TABLE [3]

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
E. Philip Wenger	NA	-	-	-
Mark R. McCollom	NA	-	-	-
Philmer H. Rohrbaugh	NA	-	-	-
Curtis J. Myers	NA	-	-	-
Angela M. Snyder	NA	-	-	-
Meg R. Mueller	NA	-	-	-

3 During 2018, none of the Executives participated in or had an account balance in any qualified or nonqualified defined benefit plans sponsored by Fulton or any Fulton subsidiary bank.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1] ($)	Aggregate Earnings in Last FY [2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE [3] ($)
E. Philip Wenger	167,953	81,745	(97,816)	0	1,589,208
Mark R. McCollom	0	0	0	0	0
Philmer H. Rohrbaugh	0	0	0	0	0
Curtis J. Myers	39,231	23,368	(21,613)	0	341,810
Angela M. Snyder	70,369	11,951	(25,289)	0	362,290
Meg R. Mueller	0	0	45	0	2,651

1 Fulton’s contributions toward nonqualified deferred compensation for each of the Executives are listed in this column. The Executives’ contributions are matched at the same 100% of the first 5% of compensation deferred as provided in the 401(k) Plan. However, while the Executives were permitted to contribute up to 100% of their eligible salary and cash bonus during 2018, these matching contributions are made based on an Executive’s eligible salary and bonus that exceeds the federal limit of $275,000 for 2018. See the table contained in footnote 8 of the “Summary Compensation Table” on Page 52. Amounts listed as Registrant Contributions in this Nonqualified Deferred Compensation Table are also included as part of the Executives’ “Total All Other Compensation” in the Summary Compensation Table. 2018 contributions were credited to each of the Executive’s accounts in early 2019.

2 The Executives direct the investment of their Nonqualified Deferred Compensation contributions into various standard investment options offered from a set menu of investment funds. In 2018, the available investment funds included Federated Total Return Bond Fund (FTRBX), Fidelity Advisory Diversified International Fund (FZABX), FMI International Institutional (FMIYX), Goldman Sachs Core Fixed Income Fund (GSFIX), Janus Henderson Enterprise I (JMGRX), Vanguard Mid Cap Value Index Fund (VMVAX), Goldman Sachs Financial Square Government Fund (FGTXX), MFS Value Fund I (MEIIX), Vanguard Inflation Protected Securities Fund (VAIPX), T. Rowe Price Growth Stock Fund (PRGFX), T. Rowe Price Retirement 2010 (TRPAX), T. Rowe Price Retirement 2020 (TRBRX), T. Rowe Price Retirement 2030 (TRPCX), T. Rowe Price Retirement 2040 (TRPDX), T. Rowe Price Retirement 2050 (TRPMX), T. Rowe Price Retirement 2060 (TRPLX), Vanguard 500 Index Fund (VFIAX), Vanguard Mid-Cap Index Fund (VIMAX), Vanguard Short-Term Bond Index Fund (VBIRX), Vanguard Small-Cap Growth Index Fund (VSGAX), Vanguard Small-Cap Index Fund (VSMAX), Vanguard Small-Cap Value Index Fund (VSIAX), Vanguard STAR Fund (VGSTX) and Vanguard Windsor II Fund (VWNAX). The Executives may change their individual elections by completing a new election form. Accumulated balances in the Deferred Compensation Plan become payable upon the later of a participant attaining age 62, or the participant’s separation of service from Fulton. Participants in the Deferred Compensation Plan, including the Executives, may elect to receive benefits either in a single, lump sum payment, or in equal monthly or annual installments over a period of not more than twenty (20) years. Participants are permitted to request withdrawals from contributions credited prior to January 1, 2005 and earnings thereon, to defray certain medical expenses or prevent eviction or foreclosure from the participant’s principal residence, and from contributions credited on or after January 1, 2005 and earnings thereon, to alleviate a severe financial hardship due to injury or illness of the participant or the participant’s spouse or dependents, a casualty loss to the participant’s property, imminent foreclosure or eviction from the participant’s primary residence or unpaid funeral expenses for the participant’s spouse or dependents. A discussion of the Deferred Compensation Plan is included on Page 48.

3 Balances include the 2018 contributions made by Fulton and credited to the Executives’ accounts in early 2019. The aggregate amounts shown in this column include the following amounts that were reported as compensation to the Executives in the Summary Compensation Tables in Fulton’s previous proxy statements:

- For Mr. Wenger, a total of $891,183 was reported (2007 to 2018);

- For Mr. Myers, a total of $49,244 was reported (2016 to 2018).

- For Ms. Snyder, a total of $11,951 was reported (2018).

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POTENTIAL PAYMENTS UPON TERMINATION AND GOLDEN PARACHUTE COMPENSATION TABLE

Potential Payments as of December 31, 2018 [1]
Executive	Voluntary Termination [2] or Termination for Cause [3]	Termination Without Cause or for Good Reason – Before a Change in Control 4 5	Termination Without Cause or for Good Reason – Upon or After a Change in Control 6 7 8	Termination Due to Retirement [9]	Termination Due to Disability 10 11	Termination Due to Death 12 13
E. Philip Wenger
Cash ($)	0	1,023,241	3,831,326	0	1,125,565	2,046,482
Equity ($)	0	0	3,308,581	0	3,308,581	3,308,581
Pension/NQDC($)	0	0	191,566	0	0	0
Perquisites/Benefits($)	0	12,000	74,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	1,291,628
TOTAL ($)	0	1,035,241	7,405,474	0	4,452,146	6,646,691

Mark R. McCollom
Cash ($)	0	619,714	1,239,428	0	467,500	850,000
Equity ($)	0	0	587,649	221,904	587,649	587,649
Pension/NQDC($)	0	0	61,971	0	0	0
Perquisites/Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	536,474
TOTAL ($)	0	631,714	1,923,049	221,904	1,073,149	1,974,123

Curtis J. Myers
Cash ($)	0	743,657	1,468,118	0	561,000	1,020,000
Equity ($)	253,417	253,417	1,195,943	253,417	1,195,943	1,195,943
Pension/NQDC($)	0	0	74,366	0	0	0
Perquisites/Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	643,769
TOTAL ($)	253,417	1,009,074	2,772,427	253,417	1,774,943	2,859,712

Angela M. Snyder
Cash ($)	0	510,991	1,021,982	0	423,500	770,000
Equity ($)	0	0	403,048	0	403,048	403,048
Pension/NQDC($)	0	0	51,099	0	0	0
Perquisites/Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	485,982
TOTAL ($)	0	522,991	1,510,129	0	844,548	1,659,030

Meg R. Mueller
Cash ($)	0	571,565	1,143,130	0	423,500	770,000
Equity ($)	153,868	153,868	802,085	153,868	802,085	802,085
Pension/NQDC($)	0	0	57,157	0	0	0
Perquisites/Benefits($)	0	12,000	34,000	0	18,000	0
Tax Reimbursement($)	0	0	0	0	0	485,982
TOTAL ($)	153,868	737,433	2,036,372	153,868	1,243,585	2,058,067

1 All amounts listed under Equity in this table are the value of the Executive’s Performance Shares or time-based restricted stock units and vested and “in the money” stock options valued based on the closing price of Fulton’s common stock of $15.48 on December 31, 2018, the last trading day of 2018. Mr. Rohrbaugh was not included since he was not employed by Fulton as of December 31, 2018.

2 Voluntary Termination: In the event an Executive’s employment is voluntarily terminated by the Executive other than for “Good Reason,” which is defined in the Employment Agreement and described in footnote 4 below, Fulton’s obligations are limited to the payment of the Executive’s base salary through the effective date of the Executive’s termination, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. No other payments are required, and under the 2013 Plan, unexercised stock options and Performance Shares are forfeited by the Executive as a result of voluntary termination. The amount listed under Equity is the value of the Executive’s vested and “in the money” stock options.

3 Termination for Cause: If an Executive’s employment is terminated for “Cause,” Fulton is not obligated to make any further payments to the Executive under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued under the Employment Agreements as of the date of such termination. Under the 2013 Plan, unexercised stock options and Performance Shares are forfeited by an Executive terminated for Cause, which is generally defined in the Employment Agreement to include the commission of certain felonies or misdemeanors, use of alcohol or other drugs which interferes with the performance by the Executive of the Executive’s duties, intentional refusal or failure by the Executive to perform duties, or conduct that brings public discredit on, or injures the reputation of, Fulton. The value listed under Equity is the value of the Executive’s vested and “in the money” stock options.

4 Termination Without Cause or for Good Reason – Before a Change in Control: If an Executive terminates the Executive’s employment for “Good Reason” or the Executive’s employment is terminated by Fulton “Without Cause,” the Executive is entitled to receive the Executive’s base salary for a period of one year and a cash bonus for the fiscal year in which the termination date occurs at the target payout level, pro-rated to the date of termination, except that for Mr. Wenger, both the payment and the amount of the cash bonus shall be at the discretion of the HR Committee and as approved by Fulton’s Board of Directors. The Executive also would continue to participate in employee health and other benefit plans for which the Executive is eligible during the one-year period. If the Executive is not eligible to continue to participate in any employee benefit plan, the Executive will be compensated on an annual basis, in advance, for such plan in an amount equal to the cost Fulton would have incurred, had the Executive been eligible to participate in such plan, plus any permitted gross-up for any taxes applicable thereto. Under the 2013 Plan, unexercised stock options are forfeited by an Executive terminated Without Cause or for Good Reason. Good Reason is defined in the Employment Agreement to include a breach by Fulton of its material obligations without remedy, a significant change in the Executive’s authority, duties, compensation or benefits, or a relocation of the Executive outside a specified distance from where the Executive previously was based. Without Cause is defined in the Employment Agreement to include any reason other than for Cause.

5 Cash amount listed for each Executive includes a severance payment based on the Executive’s 2018 base salary. The amounts listed under Cash assume no discretionary bonus was paid to Mr. Wenger, but the payments to the other Executives in the table assume the payment of their 2018 cash bonuses. Equity amounts listed are the value of unexercised stock options. Perquisites/ Benefits include a monthly estimate of $1,000 for the value of health and other benefit expenses paid by Fulton for the one-year severance period attributed to each Executive.

6 Termination Without Cause or for Good Reason – Upon or After a Change in Control: The Executives and other employees have contributed to the building of Fulton into the successful enterprise it is today, and Fulton believes that it is important to protect them in the event of a “Change in Control.” Further, Fulton believes that the interests of shareholders will be best served if the interests of the Executives are aligned with them, and providing Change in Control benefits should eliminate or mitigate any reluctance of the Executives to pursue potential Change in Control transactions that may be in the best interests of shareholders. The HR Committee has determined that the potential Change in Control benefits it offers the Executives are typical for the financial services industry and reasonable relative to the overall value of Fulton.

A Change in Control with respect to Mr. Wenger is defined in his Employment Agreement to include: the acquisition of the beneficial ownership of more than 50% of the total fair market value or voting power of the stock of Fulton by any one person or group of persons acting in concert; a change in the composition of the Board of Directors of Fulton during any period of 12 consecutive months such that a majority of the Board of Directors is replaced by directors whose appointment or election was not endorsed by a majority of the Board of Directors before such appointment or election; or the acquisition by any person or group of persons acting in concert during any 12 month period of 30% or more of the total voting power of the stock of Fulton, or of 40% or more of the total assets (on a gross fair market value basis) of Fulton.

60

With respect to the other Executives in the table, a Change in Control is defined in the Employment Agreements to occur when: during any period of not more than 36 months, the individuals that constituted Fulton’s Board of Directors at the beginning of such period, with certain exceptions, cease to constitute at least a majority of Fulton’s Board of Directors; beneficial ownership of more than 30% of the outstanding voting power of the stock of Fulton is acquired by any person, with certain exceptions; a merger or consolidation involving Fulton is consummated, unless at least 50% of the voting power of the resulting entity is represented by Fulton voting securities outstanding prior to such merger or consolidation, no person beneficially has the power to vote 30% or more of the voting power of the resulting entity, and at least a majority of the members of the board of directors of the resulting entity were members of Fulton’s Board of Directors prior to the execution of the agreement which effectuated such merger or consolidation; the sale of all or substantially all of the assets of Fulton is consummated; or Fulton’s shareholders approve a plan of liquidation or dissolution.

If, during the period beginning 90 days before a Change in Control and ending two years after such Change in Control, an Executive is terminated by Fulton Without Cause or an Executive resigns for Good Reason, Fulton would be required to pay the Executive two times the sum of the Executive’s: (i) annual base salary immediately before the Change in Control; and (ii) the highest annual cash bonus or other incentive compensation awarded to the Executive over the prior three years. The Executive also would be entitled to receive: (i) an amount equal to that portion of Fulton’s retirement plan, 401(k) plan or deferred compensation plan contributions for the Executive which were not vested, plus the amount of any federal, state or local income taxes due on such amount; (ii) an amount equivalent to two years of Fulton retirement plan contributions to each tax qualified or nonqualified retirement plan in which the Executive was a participant immediately prior to the Executive’s termination or resignation; (iii) payment of up to $10,000 for outplacement services; and (iv) continuation of other employee welfare benefits for a period of two years. With respect to Mr. Wenger, if he would not be eligible to continue to participate in any employee welfare benefit plan, he would be compensated on an annual basis, in advance, for such plan in an amount equal to the cost Fulton would have incurred, had he been eligible to participate in such plan, plus any permitted gross-up for any taxes applicable thereto. In addition, Mr. Wenger would be entitled to receive continuation of other executive perquisites, such as club memberships and an employer-provided automobile, for a period of two years. The other Executives are not entitled to receive continuation of other executive perquisites, such as club memberships and employer-provided automobiles, however, the other Executives have the ability to purchase, at book value, any employer-provided automobile used by the Executive at the time of the their termination.

Mr. Wenger’s Employment Agreement provides that, in the event any payment or distribution by Fulton to or for the benefit of Mr. Wenger would be subject to excise tax as a Golden Parachute, Mr. Wenger would be entitled to receive an additional payment equal to the total excise tax imposed. The determination that a “gross-up” payment is required and its amount is to be made by a tax adviser and Fulton is responsible for the adviser’s fees and expenses. Fulton’s compensation consultant advised the HR Committee in 2006 that this “gross-up provision” was a typical provision in such agreements. In keeping with Fulton’s objective to offer a competitive contract when they were offered, this provision was included in the Employment Agreements in 2006, but more recent agreements, such as the agreements with the other Executives do not contain a “gross-up provision.” Further, pursuant to the terms of the Employment Agreements for the other Executives, their total payments are reduced to the extent required to avoid a federal excise tax imposed under Section 280G of the Tax Code.

Generally, the 2013 Plan provides for vesting of unvested stock options and time-based restricted stock units upon termination during the 12-month period following a Change in Control. However, with respect to Performance Shares, in the event of a Change in Control, all incomplete performance periods with respect of such Performance Shares in effect on the date the Change in Control occurs shall end on the date of such change, and the HR Committee shall (i) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause such portion or all of the Performance Shares to vest with respect to performance goals for each such performance period based upon the HR Committee’s determination of the degree of attainment of performance goals or, if not determinable, the values assume the applicable “target” levels of performance have been attained.

7 Cash amounts listed are two times 2018 base salary as of year-end and the highest VCP Awards paid for the last three years for each Executive. Mr. Myers’ cash amount has been reduced by $19,196 pursuant to the terms of the Executive’s Employment Agreement, which represents the reduction required to avoid a federal excise tax imposition pursuant to the regulations promulgated under Section 280G of the Tax Code.

Equity amount is the value of all “in the money” stock options, unvested time-based stock unit awards and unvested Performance Shares, which would vest as described in the last paragraph of Footnote 6 above, as of December 31, 2018. Perquisites/ Benefits include $10,000 for outplacement services, $1,000 per month during the severance period for the estimated value of health and other benefit expenses paid by Fulton attributed to each Executive, and, with respect to Mr. Wenger, an additional $20,000 per year for club memberships, vehicle and other expenses paid by Fulton, for his severance period.

8 Amount listed under Pension/NQDC represents the aggregate dollar value of Fulton’s contributions to the 401(k) Plan, Nonqualified Deferred Compensation Plan and other retirement benefits as a result of this termination event.

9 Termination Due to Retirement: In the event an Executive terminates his employment due to retirement, Fulton is obligated to pay the Executive’s base salary through the effective date of the Executive’s retirement, together with any applicable expense reimbursements and all accrued and unpaid benefits and vested benefits in accordance with the applicable employee benefit plans. In addition, pursuant to the 2013 Plan, in the event an Executive terminates employment due to retirement at the earlier of (i) achieving age 60 with at least 10 years of service to Fulton or any affiliate or (ii) achieving age 62 with at least five years of service to Fulton or any affiliate, unvested stock options and time-based restricted stock units awarded under Fulton’s plans would automatically vest. Pursuant to the 2013 Plan, the Performance Shares do not automatically vest upon retirement, but, subject to review and approval by the HR Committee, performance continues to be measured and the shares may vest based on the original vesting schedule according to the performance level actually achieved. Assuming that all the Executives attained the earlier of (i) achieving age 60 with at least 10 years of service to Fulton or any affiliate or (ii) achieving age 62 with at least five years of service to Fulton or any affiliate and retired as of December 31, 2018. The Executives would generally have one or two years from the date of retirement, but not beyond the original option expiration date, to exercise their stock options.

10 Termination Due to Disability: Following an Executive’s “Disability”, defined in the Employment Agreements to be a medically determinable physical or medical impairment that is expected to result in death or to last for at least 12 months, and that either renders the Executive unable to engage in any substantial gainful activity or qualifies the Executive for benefits under a Fulton disability plan, the employment of the Executive would terminate automatically, in which event Fulton is not thereafter obligated to make any further payments under the Employment Agreement, other than amounts (including salary, expense reimbursement, etc.) accrued as of the date of such termination, plus an amount equal to at least six months’ base salary as in effect immediately prior to the date of the Disability. After this six month salary continuation period, for as long as the Executive continues to be disabled, the Executive will continue to receive at least 60% of the Executive’s base salary until the earlier of the Executive’s death or December 31 of the calendar year in which the Executive attains age 65. To the extent it does not duplicate benefits already being provided, an Executive will also receive those benefits customarily provided by Fulton to disabled former employees, which benefits shall include, but are not limited to, life, medical, health, accident insurance and a survivor’s income benefit.

11 Cash amount for all the Executives is six months at full salary, then 60% of salary for an assumed period of 12 months. Perquisites/ Benefits include a monthly estimate of $1,000 for the value of health and other benefit expenses paid by Fulton for an assumed period of 18 months. Equity amount is the value of all “in the money” options, time-based restricted stock units and Performance Shares, which would vest as described in the last paragraph of Footnote 6 above. In the event an Executive terminates employment due to disability, unvested options, Performance Shares and time-based restricted stock units awarded under Fulton’s option plans would automatically vest. The Executives would have one year from the date of disability, but not beyond the original option expiration date, to exercise stock options.

12 Termination Due to Death: In the event of a termination of employment as a result of an Executive’s death, the Executive’s dependents, beneficiaries or estate, as the case may be, would receive such survivor’s income and other benefits as they may be entitled to under the terms of Fulton’s benefit programs, which includes the Life Insurance benefit of twice base salary amount plus a tax reimbursement due as a result of the payment under the Death Benefits described on Page 48.

13 In the event an Executive terminates employment due to death, unvested options, Performance Shares and time-based restricted stock units awarded under Fulton’s option plans would automatically vest, with Performance Shares vesting as described in the last paragraph of Footnote 6 above. The estate of the Executive would have one year from the date of death to, but not beyond the original option expiration date, exercise stock options.

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CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Fulton is providing the following information about the ratio of the annual total compensation paid to our “median employee,” and the annual total compensation of Mr. Wenger (our “CEO”), for the year ended December 31, 2018.

Pay Ratio Summary
•	For 2018, the annual total compensation of our selected median employee was $48,800.
•	The 2018 annual total compensation of our CEO, as reported in the Summary Compensation Table on Page 52, was $2,836,960.
•	Based on this information, for 2018 we reasonably estimate that the ratio of the annual total compensation of our CEO to our median employee was 58 to 1.
•	Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

For 2018, the median employee that was used for purposes of calculating the 2018 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is the same employee that was identified for purposes of our 2017 disclosure. There has been no change in our employee population or employee compensation arrangements since that median employee was identified for 2017 that we believe would significantly impact our pay ratio disclosure. As of December 31, 2017, to identify the median employee from our employee population at that time, we compared the amount of salary, wages, cash bonus, stock awards, employer contributions to our 401(k) Plan and all other compensation items paid to our employee population for 2017. We identified our median employee using this consistently applied compensation measure that excluded our CEO. In making this determination, we annualized the compensation of our permanent full-time and part-time employees who were hired in 2017 and did not work for Fulton for the entire fiscal year, but were still employed as of December 31, 2017.

For the 2018 pay ratio, once we identified our median employee, we combined all of the elements of such employee’s compensation for 2018 consistent with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, the same process and amount reported in the “Total” column of our 2018 Summary Compensation Table included in this Proxy Statement on Page 52 was used.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

NON-BINDING SAY-ON-PAY RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS – PROPOSAL THREE

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” Fulton is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at the 2019 Annual Meeting to approve the compensation of Fulton’s named executive officers for 2018 as described in the Compensation Discussion and Analysis, and the tabular disclosures of the Named Executive Officers’ compensation (“Compensation Tables”) in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” Proposal, gives shareholders the opportunity to endorse or not endorse Fulton’s Executive pay program. At Fulton’s 2018 Annual Meeting, Fulton presented a similar proposal to its shareholders, and approximately 98% of the shareholders who cast a vote on this proposal voted in favor of, and approved, Fulton’s Say-on-Pay proposal. The HR Committee considered the number of votes cast in favor of Fulton’s prior Say-on-Pay proposal to be a positive endorsement of Fulton’s current pay programs and practices. Fulton will continue to monitor the level of support for each Say-on-Pay proposal. However, because the shareholder vote is not binding, the outcome of the this year’s vote, or any future vote, may not be construed as overruling any decision by Fulton’s Board of Directors or HR Committee regarding executive compensation.

In 2017, Fulton submitted to shareholders a non-binding proposal, asking shareholders whether Fulton should submit its Say-on-Pay proposal to shareholders every one (1), two (2) or three (3) years. This type of proposal is commonly known as a “Say-When-on-Pay” proposal, and under current SEC rules, is required to be presented to shareholders no less frequently than once every six (6) years. The shareholders approved Fulton’s recommendation that the Say-on-Pay proposal should be submitted to shareholders on an annual basis. Although Fulton believes that having an annual Say-on-Pay vote is appropriate, Fulton’s HR Committee and Board of Directors will continue to evaluate the frequency of the non-binding Say-on-Pay proposal and might recommend that shareholders approve a different frequency in the future.

As further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, starting on Page 34, Fulton’s executive compensation philosophy and program are intended to achieve three (3) objectives: (i) align interests of the Executives with shareholder interests; (ii) link the Executives’ pay to performance; and (iii) attract, motivate and retain executive talent. Fulton’s Executive compensation program currently includes a mix of base salary, incentive bonus, equity-based plans, retirement plans, health plans and other benefits. Fulton believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.

The Board of Directors recommends that shareholders, in a non-binding proposal, vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Fulton’s Named Executive Officers for 2018, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis and the Compensation Tables contained in this Proxy Statement, is hereby APPROVED.”

Approval of the non-binding resolution regarding the compensation of the Named Executive Officers would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the determination as to whether the proposal is approved.

Because your vote is advisory, it will not be binding upon Fulton. However, Fulton’s HR Committee and Board of Directors will take into account the outcome of the vote when considering future Executive compensation arrangements, but no determination has been made as to what action, if any, the HR Committee or Board of Directors might take if shareholders do not approve this advisory proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the non-binding resolution to approve the compensation of the Named Executive Officers for 2018.

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RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

For the years ended December 31, 2018 and December 31, 2017, Fulton engaged KPMG LLP (“KPMG”), independent registered public accountants, to audit Fulton’s financial statements. The fees incurred for services rendered by KPMG for the years ended December 31, 2018 and 2017 are summarized in the following table:

Services and Fees	2018	2017
Audit Fees – Annual Audit and Quarterly Reviews [1]	$2,049,000	$2,066,000
Audit Fees – Issuance of Comfort Letters and Consents	–	344,000
Audit Fees – Statutory Audit	53,000	50,000

Audit Fees Subtotal	2,102,000	2,460,000

Audit Related Fees [2]	–	137,000
Tax Fees [3]	66,000	71,000
All Other Fees	–	–

TOTAL	$2,168,000	$2,668,000

1 Amounts presented for 2018 are based upon the audit engagement letter and additional fees paid. Final billings for 2018 may differ.

2 Fees paid for a required agreed-upon procedures report related to student lending and audits of financial statements of certain employee benefits plans.

3 Fees paid for tax services relating to federal and state tax matters.

The appointment of KPMG for the fiscal year ended December 31, 2019 was approved by the Audit Committee of the Board of Directors of Fulton at a meeting on February 21, 2019. Representatives of KPMG are expected to be present at the 2019 Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.

The Audit Committee has carefully considered whether the provision of the non-audit services described above, which were performed by KPMG in 2018 and 2017, would be incompatible with maintaining the independence of KPMG in performing its audit services and has determined that, in its judgment, the independence of KPMG has not been compromised.

All fees paid to KPMG in 2018 and 2017 were pre-approved by the Audit Committee. The Audit Committee pre-approves all auditing and permitted non-auditing services, including the fees and terms thereof, to be performed by its independent auditor, subject to the de minimus exceptions for non-auditing services permitted by the Exchange Act. However, these types of services are approved prior to completion of the services. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. Any decisions of such subcommittees to grant pre-approvals are presented to the full Audit Committee for ratification at its next scheduled meeting.

Based on its review and discussion of the audited 2018 financial statements of Fulton with management and KPMG, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for filing with the SEC. A copy of the report of the Audit Committee of its findings that resulted from its financial reporting oversight responsibilities is attached as Exhibit B.

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RATIFICATION OF INDEPENDENT AUDITOR – PROPOSAL FOUR

Fulton’s Audit Committee has selected the firm of KPMG to continue as Fulton’s independent auditor for the fiscal year ending December 31, 2019. Although shareholder approval of the selection of KPMG is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as it is a common practice among other publicly traded companies and consistent with sound corporate governance practices. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG as Fulton’s independent auditor for the fiscal year ending December 31, 2019.

If Fulton’s shareholders do not approve this proposal at the 2019 Annual Meeting, the Audit Committee will consider the results of the shareholder vote on this proposal when selecting an independent auditor for 2020. However, no determination has been made as to what other specific action, if any, the Audit Committee would take if shareholders do not ratify the appointment of KPMG at the 2019 Annual Meeting.

KPMG has conducted the audit of the financial statements of Fulton and its subsidiaries for the years ended December 31, 2002 through December 31, 2018. Representatives of KPMG who are expected to be present at the meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2019.

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ADDITIONAL INFORMATION

Annual Report on Form 10-K

A copy of Fulton’s Annual Report on Form 10-K for the year-ended December 31, 2018, as filed with the SEC, including financial statements, is available without charge to shareholders upon written request addressed to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604.

The Fulton Annual Report on Form 10-K for year-ended December 31, 2018 and this Proxy Statement are posted and available on Fulton’s website at www.fult.com. Copies of the current governance documents and future updates, including but not limited to the Fulton Code of Conduct, Audit Committee Charter, HR Committee Charter, Nominating and Corporate Governance Committee Charter, Risk Committee Charter and Fulton’s Governance Guidelines, are also posted and available on Fulton’s website at www.fult.com. The contents of our website are not incorporated into this Proxy Statement by provision of this link, or other links in this Proxy Statement.

Householding of Proxy Materials

Only one (1) Proxy Statement is being delivered to multiple security holders sharing an address unless Fulton has received contrary instructions from one or more of the security holders. Fulton will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement to a security holder at a shared address to which a single copy of the document was delivered. Such a request should be made to the Corporate Secretary, Fulton Financial Corporation, P.O. Box 4887, One Penn Square, Lancaster, Pennsylvania 17604, (717) 291-2411. Requests to receive a separate mailing for future Proxy Statements or to limit multiple copies to the same address should be made orally or in writing to the Corporate Secretary at the foregoing address or phone number.

Sign Up for Electronic Delivery

If you would like to save paper and reduce the costs incurred by Fulton in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com and have your proxy card and control number in hand when you access the website, then follow the instructions at www.proxyvote.com to obtain your records and to create an electronic voting instruction form. Follow the instructions for voting by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

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OTHER MATTERS

The Board of Directors of Fulton knows of no matters other than those discussed in this Proxy Statement, which will be presented at the 2019 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Fulton.

BY ORDER OF THE BOARD OF DIRECTORS

E. PHILIP WENGER
Chairman of the Board and Chief Executive Officer

Lancaster, Pennsylvania
April 2, 2019

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EXHIBIT A

FULTON FINANCIAL CORPORATION
AMENDED AND RESTATED
DIRECTORS’ EQUITY PARTICIPATION PLAN

ARTICLE I. GENERAL PROVISIONS	71
1.1 - PURPOSES	71
1.2 - DEFINITIONS	71
1.3 - ADMINISTRATION	74
1.4 - TYPES OF GRANTS UNDER THE PLAN	74
1.5 - SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION	74
1.6 - ELIGIBILITY AND PARTICIPATION	74

ARTICLE II. STOCK AWARDS	75
2.1 - AWARD OF STOCK AWARDS	75
2.2 - STOCK AWARD AGREEMENTS	75
2.3 - AWARDS AND CERTIFICATES	75
2.4 - DIRECTORS FEES PAID IN THE FORM OF STOCK AWARDS	75

ARTICLE III. STOCK OPTIONS	75
3.1 - GRANT OF STOCK OPTIONS	75
3.2 - OPTION DOCUMENTATION	75
3.3 - EXERCISE PRICE; OPTION REPRICING PROHIBITIONS	75
3.4 - EXERCISE OF STOCK OPTIONS	76
3.5 - METHOD OF EXERCISE	77

ARTICLE IV. RESTRICTED STOCK AND RSU AWARDS	77
4.1 - RESTRICTED STOCK AND RSU AWARDS	77
4.2 - RESTRICTED STOCK AND RSU AWARD AGREEMENTS	77
4.3 - AWARDS AND CERTIFICATES	77
4.4 - RESTRICTION PERIOD	77
4.5 - OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK OR RSU AWARDS	78
4.6 - TERMINATION OF BOARD SERVICE	78
4.7 - CHANGE IN CONTROL PROVISIONS	78

ARTICLE V. TAX WITHHOLDING	78
5.1 - TAX WITHHOLDING	78
5.2 - ELECTIVE DEFERRAL OF PAYMENT	78

ARTICLE VI. OTHER PROVISIONS	79
6.1 - ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES	79
6.2 - NO RIGHT TO CONTINUED BOARD SERVICE	79
6.3 - NONTRANSFERABILITY	79
6.4 - COMPLIANCE WITH GOVERNMENT REGULATIONS	79
6.5 - RIGHTS AS A SHAREHOLDER	80
6.6 - UNFUNDED PLAN	80
6.7 - FOREIGN JURISDICTION	80
6.8 - OTHER COMPENSATION PLANS	80
6.9 - TERMINATION OF BOARD SERVICE--CERTAIN FORFEITURES; CLAW-BACK	80

ARTICLE VII. AMENDMENT AND TERMINATION	81
7.1 - AMENDMENT AND TERMINATION	81

ARTICLE VIII. EFFECTIVE DATE AND DURATION OF PLAN	81
8.1 - EFFECTIVE DATE AND DURATION OF PLAN	81

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[This Page Intentionally Left Blank]

FULTON FINANCIAL CORPORATION
AMENDED AND RESTATED
DIRECTORS’ EQUITY PARTICIPATION PLAN

ARTICLE I.

GENERAL PROVISIONS

1.1 - PURPOSES

The purposes of the Amended and Restated Directors’ Equity Participation Plan (the “Plan”) are to advance the long term-success of Fulton Financial Corporation (the “Company” or “Fulton”) and its subsidiaries and to increase shareholder value by providing long-term stock-based compensation to non-employee members of the Board of Directors of the Company, of the boards of directors of the Company’s subsidiaries and of any advisory boards established by the Company or any of its subsidiaries.

The Plan amends and restates the Company’s 2011 Directors’ Equity Participation Plan that was previously approved by Fulton’s shareholders at the 2011 Annual Meeting. All outstanding awards granted under the Plan prior to its amendment and restatement shall remain subject to the terms of the Plan; provided, that no Awards granted or awarded prior to the effectiveness of this Amended and Restated Plan that are materially adversely affected by any provision of this amended and restated Plan shall be subject to such provision without the prior consent of the applicable Participant.

The Plan is designed to: (1) encourage Company stock ownership by Participants (defined below) to further align their interests with the interests of shareholders of the Company; (2) ensure that the Company’s Non-Employee Director (defined below) compensation practices are competitive in the banking and financial services industry; and (3) assist in the attraction and retention of Non-Employee Directors including Non-Employee Directors who contribute to further the Company’s goal of achieving diversity on the Company’s Board through differences of viewpoints, professional background, business experience, community service, education and skills, as well as race, gender and national origin.

As stated in the Company’s Corporate Governance Guidelines (as amended from time to time, the “Governance Guidelines”), the Board of Directors of the Company believes that directors of the Company should be shareholders and have a financial interest in the Company to more closely align the interests of directors with those of shareholders. Thus, in the Governance Guidelines, the Board has adopted stock ownership guidelines (as amended from time to time, the “Ownership Guidelines”) that require the directors to acquire and continue to own a minimum amount of the Company’s Common Stock.

In addition to open market purchases, the Company recognizes that, in some cases, the attraction and retention of Non-Employee Directors may require additional methods under which Non-Employee Directors may achieve compliance with the Ownership Guidelines. Thus, for example, the Company may elect to require Non-Employee Directors who have yet to achieve compliance with the Ownership Guidelines to accept a portion of their directors’ fees in the form of Stock Awards granted under the Plan.

1.2 - DEFINITIONS

For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)	“Affiliate” shall mean a parent or subsidiary corporation as defined in Section 424 of the Code (substituting “Company” for “employer corporation”), including a parent or subsidiary which becomes such after the adoption of the Plan.

(b)	“Award” means any compensatory grant made under the terms of the Plan of a type listed under Section 1.4.

(c)	“Board” means the Board of Directors of the Company.

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(d)	“Change in Control” of the Company shall be deemed to have occurred when:

	(i)	during any period of not more than thirty-six (36) months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that (1) any person becoming a director subsequent to the beginning of the period, whose nomination for election or appointment was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; and (2) no individual initially nominated or appointed as a result of an actual or publicly threatened election contest or pursuant to a negotiated agreement with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

	(ii)	the acquisition by any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) of beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), of the Company’s capital stock entitled to thirty percent (30%) or more of the outstanding voting power of all capital stock of the Company eligible to vote for the election of the Board (“Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Voting Securities: (1) by the Company or an Affiliate, including purchases pursuant to a stock repurchase plan, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) of this definition);

	(iii)	the consummation of a merger, consolidation, division, statutory share exchange, or any other transaction or a series of transactions outside the ordinary course of business involving the Company (a “Business Combination”), unless immediately following such Business Combination: (1) more than fifty percent (50%) of the total voting power of (x) the entity resulting from such Business Combination, or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least ninety-five percent (95%) of the voting power of such resulting entity (either, as applicable, the “Surviving Entity”), is represented by Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity and (3) at least a majority of the members of the board of directors of the Surviving Entity following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) of this paragraph (iii) will be deemed to be a “Non-Qualifying Transaction”);

	(iv)	the consummation of a sale of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary of the Company); or

	(v)	the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.

Actions taken by the Company to merge, consolidate, liquidate or otherwise reorganize one or more of its subsidiaries or affiliates shall not constitute a Change in Control for purposes of this Agreement.

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(e)	“Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(f)	“Committee” means the Human Resources Committee of the Board (or any successor committee thereof) or the full Board, as the case may be.

(g)	“Common Stock” means the Common Stock of the Company, par value $2.50 per share.

(h)	“Company,” means Fulton Financial Corporation. For purposes of this Plan, the terms “Company” and “Fulton” shall include any successor to Fulton Financial Corporation.

(i)	“Disability” means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

(j)	“Dividend Equivalent” means, with respect to a share of a Restricted Stock Award or shares of Common Stock underlying RSUs, an amount equal to the cash dividend paid on one share of Common Stock during the Restriction Period applicable to the Restricted Stock or RSU Award. All Dividend Equivalents shall be reinvested in the Restricted Stock or RSU Award, as applicable, at a purchase price equal to the Fair Market Value on the dividend date.

(k)	“Fair Market Value” means as of any date the last reported sales price of the Common Stock on such date as reported by the principal national securities exchange on which such stock is listed and traded or, if there is no trading on such date, on the first previous date on which there is such trading.

(l)	“Governance Guidelines” shall have the meaning given to that term in Section 1.1.

(m)	“Non-Employee Director” means a member of the Board, a member of the board of directors of a Company subsidiary or a member of any advisory board established by the Company or any Company subsidiary, who, in any such case, is not a common-law employee of the Company or a Company subsidiary.

(n)	“Ownership Guidelines” shall have the meaning given to that term in Section 1.1.

(o)	“Participant” means an individual who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant of an Award has been made and is outstanding under the Plan.

(p)	“Plan” means this Amended and Restated 2011 Directors’ Equity Participation Plan.

(q)	“Repricing” shall have the meaning given to that term in Section 3.3(b).

(r)	“Restricted Stock Award” means an Award of Common Stock granted to a Participant pursuant to Article IV that is subject to a Restriction Period.

(s)	“Restricted Stock Units” or “RSU” means an Award of units to acquire one share of Common Stock per unit, granted to a Participant pursuant to Article IV that is subject to a Restriction Period.

(t)	“Restriction Period” means, (i) in relation to Stock Options, the period of time (if any) prior to which such Stock Options may not be exercised and (ii) in relation to Restricted Stock or RSU Awards, the period of time (if any) during which (1) such shares are subject to forfeiture pursuant to the Plan and (2) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

(u)	“Retirement” means termination from service as a Non-Employee Director with the Company, a Company subsidiary or as a member of any advisory board established by the Company or any Company subsidiary, as applicable (i) after the Participant has completed a minimum number of years of service (as established by the Committee from time to time) on the Board, a Company subsidiary board of directors or a Company or Company subsidiary advisory board, or (ii) because the Participant has reached a mandatory board retirement age (if any) implemented for the Company, a Company subsidiary board or a Company or Company subsidiary advisory board. Notwithstanding anything in the Plan to the contrary, if the Committee has not established a minimum number of years for service, then the minimum Non-Employee Director service requirement shall be one year of service measured from when the Participant first joined the Board.

(v)	“Stock Award” means an award of Common Stock granted to a Participant pursuant to Article II that is not subject to a Restriction Period.

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(w)	“Stock Option” means a right granted to a Participant pursuant to Article III to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

(x)	“Vest” or “Vesting” means, (i) in relation to Stock Options, that the Restriction Period relating to such Stock Options has expired and that such Stock Options may be exercised (subject to any other applicable terms and conditions) and (ii) in relation to Restricted Stock or RSU Award, that the Restriction Period relating to such Restricted Stock or RSU Award has expired and that such Restricted Stock Award or shares of Common Stock underlying a Restricted Stock Units Award is earned and eligible to be paid to the Participant (subject to any other applicable terms and conditions).

1.3 - ADMINISTRATION

The Plan shall be administered by the Committee; provided, however, that the full Board shall administer the Plan as it relates to the terms, conditions and grant of Awards to Non-Employee Directors who serve on the Committee. Accordingly, for purposes of the Plan, the term Committee shall refer to the full Board for purposes of Awards granted to specific Committee members, and otherwise shall refer to the Human Resources Committee of the Board. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on Awards as it deems appropriate.

1.4 - TYPES OF GRANTS UNDER THE PLAN

Awards under the Plan may be in the form of any one or more of the following:

(a)	Stock Awards;

(b)	Stock Options;

(c)	Restricted Stock Awards; and

(d)	Restricted Stock Unit Awards

1.5 - SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

(a)	A maximum of 500,000 shares of Common Stock may be issued under the Plan. All such shares may be granted in the form of any Awards authorized for issuance under Section 1.4. As of March 1, 2019, Awards for 188,331 Shares have been issued under the Plan and the number of Shares available for future Awards under this Plan is 311,669 Shares. During the term of each Award, the Company shall keep reserved at all times the number of shares of Common Stock required to satisfy all such Awards. The total number of shares authorized is subject to adjustment as provided in Section 6.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. In the discretion of the Committee, fractional shares may be issued under the Plan or Awards may be rounded up to next whole share of Common Stock.

(b)	If any Award granted under the Plan expires, terminates, is forfeited, is not exercised, or for any other reason is not payable under the Plan, shares of Common Stock subject to the Award may again be made available for the purposes of the Plan.

(c)	The maximum number of shares of Common Stock, in the aggregate, under all types of Awards granted to any one Participant in any one calendar year shall not exceed the greater of (i) 20,000 shares or (ii) a number of shares with an aggregate Fair Market Value on the date of the Award(s) of $200,000.

1.6 - ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to Non-Employee Directors.

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ARTICLE II.
STOCK AWARDS

2.1 - AWARD OF STOCK AWARDS

The Committee may grant unrestricted Stock Awards to Participants subject to such terms and conditions as the Committee shall determine.

2.2 - STOCK AWARD AGREEMENTS

Stock Awards subject to any terms and conditions shall be evidenced by a written agreement between the Company and the Participant to whom such Award is granted. The agreement shall specify the number of shares awarded and the terms and conditions of the Award.

2.3 - AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Stock Award shall be registered in the name of the Participant, and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions, if any.

2.4 - DIRECTORS FEES PAID IN THE FORM OF STOCK AWARDS

A Participant may elect to receive all or a portion of fees payable to such Participant for service as a Non-Employee Director in the form of a Stock Award grant pursuant to a process approved by the Board or the Committee; provided, however, that the annual limitation set forth in Section 1.5(c) shall apply. The number of shares to be issued will be determined using the Fair Market Value of the date of issuance of the Stock Award.

ARTICLE III.
STOCK OPTIONS

3.1 - GRANT OF STOCK OPTIONS

The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option.

3.2 - OPTION DOCUMENTATION

Each Stock Option shall be evidenced by a written Stock Option agreement between the Company and the Participant to whom such option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms, the option period and other conditions consistent with the Plan as the Committee shall determine.

3.3 - EXERCISE PRICE; OPTION REPRICING PROHIBITIONS

(a)	The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted.

(b)	Other than a change in the exercise price made in accordance with the provisions of Section 6.1 of the Plan, notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee shall have the authority, without shareholder approval, (a) to accept the surrender of any outstanding Stock Option when the Fair Market Value of a share of Common Stock is less than the exercise price of such outstanding Stock Option and grant new Stock Options or other Awards in substitution for such surrendered Stock Option or pay cash in connection with such surrender, (b) to reduce the exercise price of any outstanding Stock Option, or (c) to take any other action that would be treated as a repricing of Stock Options under the rules of the primary stock exchange on which the Common Stock is listed.

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3.4 - EXERCISE OF STOCK OPTIONS

(a)	Exercisability. Stock Options shall become exercisable at such times, in such installments, and upon the satisfaction of such conditions as the Committee may provide at the time of grant in the Stock Option agreement referred to in Section 3.2, which may include a Restriction Period prior to Vesting.

(b)	Option Period. For each Stock Option granted, the Committee shall specify in the Stock Option agreement referred to in Section 3.2 the period during which the Stock Option may be exercised, provided that no Stock Option shall be exercisable after the expiration of ten years from the date the Stock Option was granted.

(c)	Exercise in the Event of Termination of Board Service.

	(i)	Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant while actively serving on the Board, the Stock Option must be exercised by the Participant’s estate or beneficiaries within one year following the death of the Participant and prior to its expiration. In the event of the death of the Participant, each unexpired Stock Option held by the Participant at the date of death may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

	(ii)	Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the termination of the Participant’s board service due to Disability, the Stock Option must be exercised within one year following the Participant’s termination of board service and prior to its expiration. In the event of the termination of the Participant’s board service due to Disability, each Stock Option then held by the disabled Participant may be exercised as to all or any portion thereof, regardless of whether or not fully exercisable under the terms of the grant.

	(iii)	Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant, Vested Stock Option must be exercised within one year following the Participant’s Retirement and prior to its expiration. In the event of the Retirement of the Participant, only Vested Stock Option then held by the retired Participant may be exercised as to all or any portion thereof, regardless of whether or not fully exercisable under the terms of the grant.

	(iv)	Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to serve on the Board for any reason other than death, Disability or Retirement, Stock Options which are exercisable on the date of termination must be exercised within six months after termination and prior to the expiration date of any such Stock Option. All Stock Options which are not then exercisable shall be canceled.

	(v)	Extension of Exercise Period: Notwithstanding all other provisions under this Section 2.4(c), in the event a Participant’s Board service terminates, the Committee may, in its sole discretion, extend the post-termination period during which the Stock Option may be exercised, provided however that such period may not extend beyond the original option period.

(d)	Exercise In the Event of Change in Control. In the event of consummation of a Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in Section 3.4(a) or in a Stock Option agreement. In the event such Stock Options are not exercised in connection with the Change in Control and are underwater, such Stock Options shall be terminated without payment of consideration.

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3.5 - METHOD OF EXERCISE

The Stock Option may be exercised in whole or in part from time to time by written request delivered to the Corporate Secretary or another designated officer of the Company. The option price of each share acquired pursuant to a Stock Option shall be paid in full at the time of each exercise of the Stock Option through a method outlined in the Stock Option agreement, or one of the following methods: (i) in cash; (ii) by delivering to the Company previously-owned shares of Common Stock with a Fair Market Value as of the date determined by the Committee sufficient to pay the exercise price; (iii) in the discretion of the Committee, by delivering to the Corporate Secretary or another designated officer of the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Exchange Act to sell a sufficient portion of the shares acquired upon exercise and deliver the sale proceeds directly to the Company to pay the exercise price; or (iv) in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iii) above.

ARTICLE IV.

RESTRICTED STOCK AND RSU AWARDS

4.1 - RESTRICTED STOCK AND RSU AWARDS

The Committee may grant Restricted Stock or RSU Awards to Participants subject to such terms and conditions as the Committee shall determine, as set forth in the Restricted Stock or RSU Award agreement referenced in Section 4.2, provided that each Restricted Stock or RSU Award shall be subject to a Restriction Period prior to Vesting.

4.2 - RESTRICTED STOCK AND RSU AWARD AGREEMENTS

Each Restricted Stock or RSU Award shall be evidenced by a written agreement between the Company and the Participant to whom such Award is granted. The agreement shall specify the number of shares or units awarded, and the terms and conditions of the Award including the Restriction Period.

4.3 - AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be registered in the name of the Participant, and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions, if any. Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award with respect to which the restrictions have lapsed or been waived, or shall reregister the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.

Restricted Stock Units awarded shall be evidenced by the RSU Award agreement until the applicable Restriction Period ends. After the lapse or waiver of the restrictions imposed upon the RSU Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock underlying the RSU Award with respect to which the restrictions have lapsed or been waived, or shall reregister the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions; provided, however, if the Participant has properly elected to defer receipt of the underlying shares of Common Stock under a Board-approved deferred compensation plan or program, the provisions of such plan or program shall control with respect to payment of the RSU Award,.

4.4 - RESTRICTION PERIOD

At the time a Restricted Stock or RSU Award is made, the Committee shall establish a Restriction Period applicable to such Award and, upon expiration or lapse of a Restriction Period, the Restricted Stock or RSU Award shall Vest and the shares subject to the Restricted Stock Award shall become the unrestricted property of the Participant, or issuable under the RSU Award shall become Vested and eligible to be paid. The Committee may provide for the lapse of such restrictions in installments or all at one time and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

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4.5 - OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK OR RSU AWARDS

Shares of Common Stock subject to Restricted Stock Awards or underlying RSU Awards shall be subject to the following terms and conditions:

(a)	Except as otherwise provided in the Plan or in the RSU Award agreement, the Participant shall not have all the rights of a shareholder of the Company, including the right to vote the shares;

(b)	Cash dividends paid with respect to Common Stock subject to a Restricted Stock or RSU Award shall entitle a Participant to Dividend Equivalents that are reinvested to purchase additional shares of Common Stock subject to the same terms, conditions, and restrictions that apply to the Restricted Stock or RSU Award with respect to which such Dividend Equivalents were credited;

(c)	Any other terms and conditions as the Committee may elect to include in the Award agreement as described in Section 4.2.

4.6 - TERMINATION OF BOARD SERVICE

(a)	In the event a Participant’s Board service terminates during the Restriction Period by reason of death or Disability, all restrictions shall lapse on the full number of shares or units subject to restriction.

(b)	In the event a Participant’s Board service terminates during the Restriction Period by reason of Retirement, all restrictions shall lapse on a prorated number of shares or units subject to restriction based on the time from date of the Award to the Participant’s Retirement date.

(c)	If a Participant’s Board service is terminated during the Restriction Period for any reason other than one listed in (a) or (b) above, the Participant shall forfeit all shares or units subject to restriction.

4.7 - CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock or RSU Awards shall lapse, and all outstanding Restricted Stock or RSU Awards shall Vest, as of the date of such Change in Control.

ARTICLE V.

TAX WITHHOLDING

5.1 - TAX WITHHOLDING

As a non-employee Director, each Participants will be providing services to the Company as a self-employed individual and will be individually responsible for his or her own tax payments and deposits relating to income attributable to Awards made hereunder. In addition, any Participant receiving an award under the Plan that qualifies as restricted property taxable under Code Section 83(a) may make an election under Section 83 of the Code if desired. The Company provides no advice with respect to such election.

5.2 - ELECTIVE DEFERRAL OF PAYMENT

The Board has approved a deferred compensation program for Directors. Such program, if properly followed, represents the sole method of deferring payment of Vested Awards granted under this Plan. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

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ARTICLE VI.
OTHER PROVISIONS

6.1 - ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Committee shall appropriately adjust the maximum number of Shares subject to the Plan, all Awards then currently outstanding, the maximum number of Shares with respect to which any one person may be granted Awards during any period as set forth in Section 1.5(c) of the Plan, and the exercise price of Options, so that upon Exercise, the Participant shall receive, in effect, the same number of Shares in exchange for the same aggregate exercise price he or she would have received had he or she been the holder of all Shares subject to his or her outstanding Options immediately before the effective date of such change in the capital structure of the Company, and the benefits, rights and features relating to Shares underlying Restricted Awards shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan. Any such adjustment shall not result in the issuance of fractional shares, and the Committee shall round down the number of shares subject to any outstanding Award unless the transaction that resulted in the capital structure change specifically authorizes a rounding up of the shares. Each such adjustment shall be made in such manner so as not to constitute a “modification” within the meaning of Section 409A of the Code. Further, any adjustments made under this Section 6.1 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

6.2 - NO RIGHT TO CONTINUED BOARD SERVICE

Nothing contained in the Plan, nor in any grant of an Award pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of board service with the Company or its subsidiaries, nor interfere in any way with the rights of the Company, its subsidiaries or its shareholders, pursuant to applicable articles, by-laws, state law or otherwise, to terminate the Participant’s Board service or change the Non-Employee Director compensation of any Participant at any time.

6.3 - NONTRANSFERABILITY

A Participant’s rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Stock Option or by amendment of an option agreement for a Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (a) any such transfer must be without consideration, (b) each transferee must be a member of such Participant’s “immediate family” or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant’s immediate family; and (c) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer. In the event a Stock Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant option agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, “immediate family” shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

6.4 - COMPLIANCE WITH GOVERNMENT REGULATIONS

(a)	The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

(b)	The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

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(c)	Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

6.5 - RIGHTS AS A SHAREHOLDER

The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued, or book entry on the stock transfer records of the Company have been made, in the name of such recipient and are no longer subject to restriction.

6.6 - UNFUNDED PLAN

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

6.7 - FOREIGN JURISDICTION

The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

6.8 - OTHER COMPENSATION PLANS

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

6.9 - TERMINATION OF BOARD SERVICE--CERTAIN FORFEITURES; CLAW-BACK

Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 3.4(d) and 4.7, which shall apply in all events), a Participant shall have no right to exercise any Stock Option or receive payment of any or Restricted Stock or RSU Award if the Participant is discharged from Board service for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion. Furthermore, in any such case and notwithstanding any other provision of the Plan to the contrary, in the event that a Participant received or is entitled to cash or the delivery or Vesting of Common Stock pursuant to an Award during the 12 month period prior to the Participant’s discharge from Board service, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to an Award (or its economic value as of: (a) the date of the exercise of Stock Options; (b) the date immediately following the end of the Restriction Period for Restricted Stock or RSU Awards or (c) the date of grant or payment with respect to Stock Awards, as the case may be). The Committee’s right to require forfeiture under this Section 6.9 must be exercised within 90 days after discharge from Board service.

In addition to the foregoing, the Company may subject this Plan and any Awards made hereunder to any “claw-back policy” adopted subsequent to the date of this Plan.

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ARTICLE VII.
AMENDMENT AND TERMINATION

7.1 - AMENDMENT AND TERMINATION

The Board of Directors or the Committee may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, regulation, or applicable listing requirements for the Company’s Common Stock, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan) or to “materially amend” the Plan under applicable listing requirements for the Company’s Common Stock. No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to such Participant without the consent of such Participant.

ARTICLE VIII.
EFFECTIVE DATE AND DURATION OF PLAN

8.1 - EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective as of the date of the Plan’s approval and adoption at the 2019 Annual Meeting of the shareholders on May 21, 2019. All Awards granted under the Plan must be granted within ten years from its approval date by the shareholders of the Company. Any Awards outstanding ten years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

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EXHIBIT B

REPORT OF AUDIT COMMITTEE

February 21, 2019

To the Board of Directors of Fulton Financial Corporation:

We have reviewed and discussed with management Fulton Financial Corporation’s audited financial statements as of, and for the year ended, December 31, 2018.

We have discussed with representatives of KPMG LLP, Fulton Financial Corporation’s independent auditor, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees issued by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from the independent auditor required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as amended, by the PCAOB, and have discussed with the auditor the auditor’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Fulton Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

Ronald H. Spair, Chair
Albert Morrison III, Vice Chair
Denise L. Devine
George W. Hodges
Ernest J. Waters

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ATTN: SHAREHOLDER SERVICES
P.O. BOX 4887
ONE PENN SQUARE
LANCASTER, PA 17604

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date for Registered Shareholders or May 16, 2019 for Plan Participants. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date for Registered Shareholders or May 16, 2019 for Plan Participants. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E56458-P17905	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
FULTON FINANCIAL CORPORATION
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Jennifer Craighead Carey	☐	☐	☐

	1b.	Lisa Crutchfield	☐	☐	☐

	1c.	Denise L. Devine	☐	☐	☐

	1d.	Steven S. Etter	☐	☐	☐

	1e.	Patrick J. Freer	☐	☐	☐

	1f.	Carlos E. Graupera	☐	☐	☐

	1g.	George W. Hodges	☐	☐	☐

	1h.	James R. Moxley III	☐	☐	☐

	1i.	Curtis J. Myers	☐	☐	☐

	1j.	Scott A. Snyder	☐	☐	☐

	1k.	Ronald H. Spair	☐	☐	☐

	1l.	Mark F. Strauss	☐	☐	☐

		For	Against	Abstain

	1m. Ernest J. Waters	☐	☐	☐

	1n. E. Philip Wenger	☐	☐	☐

2.	A RESOLUTION TO APPROVE THE AMENDED AND RESTATED DIRECTORS' EQUITY PARTICIPATION PLAN.	☐	☐	☐

3.	NON-BINDING "SAY-ON-PAY" RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2018.	☐	☐	☐

4.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS FULTON FINANCIAL CORPORATION'S INDEPENDENT AUDITOR FOR FISCAL YEAR ENDING 12/31/19.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Meeting Time, Date and Location

The meeting will be held at 10:00 a.m. on Tuesday, May 21, 2019 at the Lancaster Marriott at Penn Square, 25 South Queen Street, Lancaster, Pennsylvania. Light refreshments will be available starting at 9:00 a.m., and the business meeting will start promptly at 10:00 a.m.

RSVP

If you will be attending the meeting, please complete the enclosed Annual Meeting Invitation and Reservation Form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document and Meeting Invitation are available at www.proxyvote.com.

E56459-P17905

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FULTON FINANCIAL CORPORATION

This proxy appoints Jason H. Weber, Kenneth E. Shenenberger, John R. Merva, or any one of them acting in the absence of the other proxies, with full power of substitution, to represent and vote, as designated on the reverse side, all of the Fulton Financial Corporation Common Stock: (i) held of record by the signer on February 28, 2019 and (ii) which the signer is otherwise entitled to vote, and, in their discretion, to vote upon such other business as may be properly brought before the Annual Meeting of Shareholders to be held on Tuesday, May 21, 2019, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen St., Lancaster, PA, or any adjournment thereof.

This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the Election of Directors, FOR the Amended and Restated Directors' Equity Participation Plan, FOR the "Say-on-Pay" proposal and FOR the ratification of the appointment of KPMG LLP.

If shares of Fulton Financial Corporation Common Stock are issued to or held for the account of the person(s) signing on the reverse side ("Plan Participant") under employee plans and voting rights are attached to such shares (any such plans, an "Employee Plan"), the Plan Participant hereby directs the respective fiduciary ("Plan Trustee") of each applicable Employee Plan to vote all shares of Fulton Financial Corporation Common Stock in the Plan Participant's name and/or account under such Employee Plan as of February 28, 2019 in accordance with the instructions given herein, and, in its discretion, to vote upon such other business as may be properly brought before the Annual Meeting, to be held on Tuesday, May 21, 2019, at 10:00 a.m., at the Lancaster Marriott at Penn Square, 25 South Queen St., Lancaster, PA, or any adjournments or postponements thereof.

Employee Plan shares, when this proxy is properly delivered, will be voted by the Plan Trustee in the manner directed by the Plan Participant.

Please use the Internet or touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2019, which is the deadline to vote the shares through the use of the Internet or telephone. Voting instructions for Employee Plan shares made through the Internet or telephone must be received by 11:59 p.m. Eastern Time on May 16, 2019.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)